As filed with the Securities and Exchange Commission on April 14, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	27-0247747 (IRS Employer Identification Number)

591 West Putnam Avenue
Greenwich, CT 06830
(203) 422-7700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew J. Sossen
Chief Operating Officer, Executive Vice President,
General Counsel and Chief Compliance Officer
Starwood Property Trust, Inc.
591 West Putnam Avenue
Greenwich, CT 06830
(203) 422-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Michael A. Gordon Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 (312) 853-7000	Eric S. Haueter Sidley Austin LLP 555 California Street San Francisco, CA 94104 (415) 772-1200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
5.000% Senior Notes due 2021	$700,000,000	100%	$700,000,000	$81,130.00

(1)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 14, 2017

Prospectus

Starwood Property Trust, Inc.

OFFER TO EXCHANGE

$700,000,000 aggregate principal amount of its 5.000% Senior Notes due 2021 that have been registered under the Securities Act of 1933 (which we refer to as the “New Notes”)
for any and all of its outstanding
5.000% Senior Notes due 2021 (which we refer to as the “Old Notes”)

This exchange offer will expire at 5:00 p.m., New York City time, on            , 2017, unless extended.

·                  We will exchange New Notes for any and all outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer being made by this prospectus and the related letter of transmittal (the “exchange offer”).

·                  You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Notes that you have tendered in the exchange offer.

·                  The exchange offer is subject to customary conditions that may be waived by us.

·                  The terms of the New Notes are substantially identical to those of the Old Notes, except that the New Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes will not apply to the New Notes, and the first interest payment date for and date from which interest will accrue on the New Notes may be different from those applicable to the Old Notes. The New Notes will also have a separate CUSIP number from that of the Old Notes.

·                  The exchange of Old Notes for New Notes will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations” for more information.

·                  We will not receive any proceeds from the exchange offer.

·                  If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to restrictions on transfers.

No public market exists for the New Notes or the Old Notes. Neither the New Notes nor the Old Notes will be listed on any securities exchange or included in any quotation system.

Exchanging your outstanding Old Notes for New Notes involves risks, including those described in the “Risk Factors” section beginning on page 15 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If any person other than us provides you with different or inconsistent information, you should not rely on it. We are not making an offer to exchange, nor are we soliciting an offer to tender or exchange, Old Notes for New Notes in any jurisdiction where or to any person to whom the offer or exchange is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus and that the information in any document incorporated or deemed to be incorporated by reference into this prospectus was accurate only as of the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither the Old Notes nor the New Notes have been recommended by any federal, state or foreign securities authorities and they have not determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We are not providing you with any legal, business, regulatory, accounting, tax or other advice in this prospectus. You should consult with your own advisors to assist you in making your investment decision and to advise you whether you are legally permitted to exchange your outstanding Old Notes for New Notes in the exchange offer.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attention: Investor Relations, Telephone: (203) 422-7700.

This prospectus contains descriptions of certain provisions of some of the documents relating to the New Notes and the exchange offer, including the 2016 Registration Rights Agreement (as defined below) and the indenture pursuant to which the Old Notes were issued and the New Notes will be issued.  These summaries are not and do not purport to be complete and are qualified in their entirety by reference to the provisions of such documents, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference herein and which may be obtained as described under “Where You Can Find More Information” and “Incorporation by Reference.”

Unless otherwise indicated or the context requires otherwise, references in this prospectus to “our company,” “the Company,” “we,” “us” and “our” and other similar references mean Starwood Property Trust, Inc. and its consolidated subsidiaries and variable interest entities (“VIEs”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain certain forward-looking statements, including, without limitation, statements concerning our operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are developed by combining information available at the respective times such forward-looking statements were made with our beliefs, assumptions and expectations at those times and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the respective dates of the documents in which those forward-looking statements appear. These forward-looking statements are based largely on our beliefs, assumptions and expectations of our future performance as of the respective dates of those statements, taking into account information available to us at those dates. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control, and which could materially affect actual results, performance or achievements. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:

·                  factors described in the section captioned “Risk Factors” in this prospectus, as well as factors described in our Annual Report on Form 10-K for the year ended December 31, 2016, including those set forth under the captions “Risk Factors” and “Business,” and in the other documents that are incorporated or deemed to be incorporated by reference into this prospectus;

·                  defaults by borrowers in paying debt service on outstanding indebtedness;

·                  impairment in the value of real estate property securing our loans or in which we invest;

·                  availability of mortgage origination and acquisition opportunities acceptable to us;

·                  potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;

·                  national and local economic and business conditions;

·                  general and local commercial and residential real estate property conditions;

·                  changes in federal government policies;

·                  changes in federal, state and local governmental laws and regulations;

·                  increased competition from entities engaged in mortgage lending and securities investing activities;

·                  changes in interest rates; and

·                  the availability of, and costs associated with, sources of liquidity.

In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained in this prospectus and the documents incorporated and deemed to be incorporated by reference herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

SUMMARY

This summary highlights information about us, the New Notes being offered by this prospectus and the exchange offer being made hereby. This summary is not complete and does not contain all of the information that you should consider prior to deciding whether or not to exchange your Old Notes for New Notes. For a more complete understanding of our company, the New Notes and the exchange offer being made hereby, we encourage you to read this prospectus and the related letter of transmittal (the “letter of transmittal”), as well as the documents incorporated and deemed to be incorporated by reference into this prospectus, in their entirety.

Overview

We are a Maryland corporation that commenced operations in August 2009, upon the completion of our initial public offering. We are focused primarily on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt investments, commercial mortgage-backed securities (“CMBS”), and other commercial real estate investments in both the U.S. and Europe. We refer to the following as our target assets: commercial real estate mortgage loans, preferred equity interests, CMBS and other commercial real estate-related debt investments. Our target assets may also include residential mortgage-backed securities, certain residential mortgage loans, distressed or non-performing commercial loans, commercial properties subject to net leases and equity interests in commercial real estate. As market conditions change over time, we may adjust our strategy to take advantage of changes in interest rates and credit spreads as well as economic and credit conditions.

Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve our objective by originating and acquiring target assets to create a diversified investment portfolio that is financed in a manner that is designed to deliver attractive returns across a variety of market conditions and economic cycles. We are focused on our three core competencies: transaction access, asset analysis and selection, and identification of attractive relative values within the real estate debt and equity markets.

We are organized as a holding company and conduct our business primarily through our various wholly-owned subsidiaries. We are externally managed and advised by SPT Management, LLC (our “manager”) pursuant to the terms of a management agreement. Our manager is controlled by Barry Sternlicht, our Chairman and Chief Executive Officer. Our manager is an affiliate of Starwood Capital Group Global, L.P., a privately-held private equity firm founded and controlled by Mr. Sternlicht.

We are organized and conduct our operations to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). We also operate our business in a manner that permits us to maintain our exemption from registration under the Investment Company Act of 1940, as amended.

Our corporate headquarters office is located at 591 West Putnam Avenue, Greenwich, Connecticut 06830, and our telephone number is (203) 422-7700.

Summary Description of the Exchange Offer

The following is a description of some of the terms of the exchange offer. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Old Notes for New Notes.  You should read the information appearing in this prospectus under the captions “Risk Factors,” “The Exchange Offer,” “Description of the New Notes,” “Material United States Federal Income Tax Considerations” and “Plan of Distribution,” as well as the other information contained in and incorporated by reference into the prospectus and in the letter of transmittal relating to the exchange offer, for additional information concerning the terms of the exchange offer and the New Notes and the risks of investing in the New Notes.  As used herein, the term “exchange offer” means the exchange offer being made pursuant to this prospectus and the related letter of transmittal.

For purposes of the information appearing under this caption “Summary Description of the Exchange Offer,” references to “Starwood Property Trust, Inc.,” “the Company,” “we,” “our,” “us” and similar references refer only to Starwood Property Trust, Inc. and not its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires.

Background; Old Notes

On December 16, 2016, we completed a private offering of $700 million aggregate principal amount of our 5.000% Senior Notes due 2021 which were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and which we sometimes refer to as the “Old Notes.” In connection with that offering, we entered into a registration rights agreement dated December 16, 2016 (the “2016 Registration Rights Agreement”) with a representative of the initial purchasers of the Old Notes. We are making the exchange offer as required by the 2016 Registration Rights Agreement.

New Notes

Up to $700 million aggregate principal amount of our 5.000% Senior Notes due 2021 that have been registered under the Securities Act (the “New Notes”). The terms of the New Notes are substantially identical to those of the Old Notes, except that the New Notes have been registered under the Securities Act, will not be subject to the transfer restrictions applicable to the Old Notes, will not be entitled to payment of Additional Interest (as defined under “Description of 2016 Registration Rights Agreement”), will not be entitled to registration rights or (subject to possible limited exceptions) other rights under the 2016 Registration Rights Agreement, and the first interest payment date for and date from which interest will accrue on the New Notes may be different from those applicable to the Old Notes. The New Notes will also have a separate CUSIP number from the Old Notes. We sometimes refer to the New Notes and Old Notes as, collectively, the “Notes” or, individually, a “Note.” The Old Notes were issued and the New Notes will be issued under the Indenture dated as of December 16, 2016 (the “Indenture”) between us and The Bank of New York Mellon, as trustee (the “Trustee”), and the New Notes and any Old Notes that remain outstanding after the exchange offer will constitute a single class of Notes under the Indenture.

Exchange Offer

On the terms and subject to the conditions set forth herein and in the letter of transmittal, we are offering to issue up to $700 million aggregate principal amount of New Notes in exchange for a like aggregate principal amount of Old Notes that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer. In exchange for each $1,000 aggregate principal amount of Old Notes validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the letter of transmittal and this prospectus, the tendering holder will receive $1,000 aggregate principal amount of New Notes.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on            , 2017 (which is the 20th business day following the date of this prospectus), unless extended or terminated in our sole and absolute discretion. The term “expiration date” means                     , 2017, except that if we, in our sole and absolute discretion, extend the period of time during which the exchange offer is open, “expiration date” shall mean the latest date to which the exchange offer has been extended. For further information, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes.”

Representations by Tendering Owners	By tendering your Old Notes, you will acknowledge, represent and warrant to and agree with us that, among other things:

· you are not our “affiliate” (as defined in Rule 405 under the Securities Act);

· any New Notes you receive in the exchange offer will be acquired by you in the ordinary course of your business;

·                  you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act;

·                  you are not a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act; and

·                  if you are a broker-dealer that will receive New Notes for your own account in the exchange offer in exchange for Old Notes that you acquired for your own account as a result of your market-making or other trading activities, you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers in connection with any resale of the New Notes you receive. For further information, see “Plan of Distribution.”

You will be required to make these and other acknowledgements, representations, warranties and agreements in order to tender Old Notes in the exchange offer. For further information, see “Description of

Exchange Offer—Representations by Tendering Owners” and “—Resales of New Notes.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. For further information, see “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering the Old Notes

The Old Notes currently are in book-entry form and represented by one or more global Old Notes (the “Global Old Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee. You will not be entitled to receive Old Notes in definitive certificated form (“Certificated Old Notes”) in exchange for your beneficial interest in the Global Old Notes except under the limited circumstances described under “Book-Entry, Delivery and Form.” Accordingly, so long as your Old Notes are in book-entry form represented by one or more Global Old Notes, you must tender your Old Notes pursuant to DTC’s Automated Tender Offer Program (“ATOP”) and the other procedures described in this prospectus and in the related letter of transmittal.

If you wish to tender your Old Notes pursuant to the exchange offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent (as defined below) prior to 5:00 p.m., New York City time, on the expiration date either:

·                  a properly completed and duly executed letter of transmittal, with any required signature guarantees, together with any other required documentation, all of which must be delivered to the Exchange Agent in the manner and at the address set forth in this prospectus; or

·                  so long as your Old Notes are in book-entry form, a computer-generated message transmitted by DTC to and received by the Exchange Agent and forming a part of the Book-Entry Confirmation (as defined below) stating that the holder of the Old Notes acknowledges and agrees to be bound by the terms of the letter of transmittal (an “Agent’s Message”).

In addition, you must also deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date either:

·                  so long as your Old Notes are in book-entry form, an electronic confirmation from DTC of the book-entry transfer of your Old Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”); or

·                  in the event Certificated Notes are issued, the Certificated Notes you are tendering, in proper form for transfer and with any required signature guarantees and any other required documentation, all of which must be delivered to the Exchange Agent, together with your signed letter of transmittal and other required documents, in the manner and at the address set forth in this prospectus.

You may tender any or all of your Old Notes; provided that Old Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof and, if any Old Note is tendered in part, the untendered portion of such Old Note must be a denomination of $2,000 or an integral multiple of $1,000 in excess thereof. For further information, see “The Exchange Offer—Procedures for Tendering Old Notes” and “—Book-Entry Transfers.”

If you are the beneficial owner of Old Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Notes in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Notes on your behalf prior to the expiration of the exchange offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. So long as the Old Notes are in book-entry form represented by one or more Global Old Notes, this is the only manner in which you will be able to tender your Old Notes.

If Certificated Old Notes are issued and you are the beneficial owner of Certificated Old Notes that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Certificated Old Notes in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Certificated Old Notes on your behalf prior to the expiration of the exchange offer or, if you wish to tender those Certificated Old Notes yourself, then, prior to completing and executing the letter of transmittal and delivering your Certificated Old Notes, you must either make appropriate arrangements to register ownership of those Certificated Old Notes in your own name or obtain a properly completed bond power (with any required signature guarantee) from the registered holder of those Certificated Old Notes. The transfer of registered ownership may take considerable time.

Withdrawal; Non-Acceptance

You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Notes that you have tendered in the exchange offer by following the procedures described in this prospectus and the related letter of transmittal. Any Old Notes which have been tendered for exchange but which are withdrawn or otherwise are not exchanged for any reason will be returned to the holders thereof (or, in the case of Old Notes tendered by book-entry transfer, will be credited to the accounts at DTC of the applicable DTC participants) without cost of such holders promptly after withdrawal of such Old Notes or expiration or termination of the exchange offer, as the case may be. For further information, see “The Exchange Offer—Withdrawal Rights.”

No Guaranteed Delivery

There are no guaranteed delivery procedures available in connection with the exchange offer. Accordingly, holders of Old Notes must deliver or cause to be delivered their Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights	Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Material United States Federal Income Tax Considerations

The exchange of the Old Notes for New Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. For further information regarding some of the U.S. federal tax considerations that you should take into account in deciding whether or not to exchange Old Notes for New Notes, see “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent

The Bank of New York Mellon is the exchange agent (the “Exchange Agent”) for the exchange offer. You can find the address and telephone number of the Exchange Agent under the caption “The Exchange Offer—Exchange Agent.”

Resales of New Notes

Based on interpretations by the staff of the Securities and Exchange Commission (the “SEC”) contained in no-action letters issued to third parties, we believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

(1) you are our “affiliate” (as defined in Rule 405 under the Securities Act);

(2) the New Notes you receive in the exchange offer will not be acquired by you in the ordinary course of your business; or

(3)         you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

However, if you are a broker-dealer holding Old Notes acquired for your own account as a result of market-making or other trading activities and who receives New Notes in exchange for such Old Notes pursuant to the exchange offer (a “participating broker-dealer”), you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales and other transfers of New Notes received for its own account in exchange for such Old Notes in the exchange offer for a period of 180 days (subject to our right to suspend the use of the prospectus under the circumstances described under “Plan of Distribution”) after the expiration date of the exchange offer so long as such participating broker-dealer has notified us in the letter of transmittal that it will be using this prospectus for such purpose. For further information, see “Plan of Distribution.”

If you fall into one or more of categories (1) through (3) of the second preceding paragraph, if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you may not tender your Old Notes in the exchange offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability.

Registration Rights Agreement

When we issued the Old Notes, we entered into the 2016 Registration Rights Agreement pursuant to which we agreed, on the terms and subject to the conditions set forth therein, to use our commercially reasonable efforts to (1) complete an offer to exchange the Old Notes for New Notes that have been registered under the Securities Act no later than 360 days after December 16, 2016 (which was the date of original issuance of the Old Notes) or (2) if such exchange offer is not consummated by such date, to file and keep effective for a specified period of time a shelf registration with respect to resales of the Old Notes. If we fail to satisfy certain of our registration obligations under the 2016 Registration Rights Agreement, we will be required to pay Additional Interest to holders of Old Notes (other than any Old Notes that cease to be Registrable Securities (as defined under “Description of 2016 Registration Rights Agreement”)). No Additional Interest will be payable on New Notes. For additional information, see “Description of 2016 Registration Rights Agreement.”

Risk Factors

An investment in the New Notes involves risks, and you should carefully consider the matters discussed under “Risk Factors” in this prospectus and in the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated and deemed to be incorporated by reference into this prospectus and which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference” before making a decision to exchange Old Notes for New Notes.

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any Additional Interest on your Old Notes and will not be entitled (subject to possible limited exceptions) to any registration rights or other rights under the 2016 Registration Rights Agreement.  In general, you may offer or sell your Old Notes only if:

·                  they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

·                  they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

In addition, the exchange offer may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding following the exchange offer. See “Risk Factors—Risk Related to the Exchange Offer—If you choose not to exchange your Old Notes in the exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.”

Summary Description of the New Notes

The following is a description of some of the terms of the New Notes. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Old Notes for New Notes.  You should read the information appearing in this prospectus under the captions “Risk Factors,” “Description of the New Notes” and “Material United States Federal Income Tax Considerations,” as well as the other information contained in and incorporated by reference into this prospectus and in the letter of transmittal relating to the exchange offer, for additional information concerning the terms of the New Notes and the risks of investing in the New Notes.

For purposes of the information appearing under this caption “Summary Description of the New Notes,” references to “Starwood Property Trust, Inc.,” “the Company,” “we,” “our,” “us” and similar references refer only to Starwood Property Trust, Inc. and not its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires. Certain capitalized terms used under this caption “Summary Description of the New Notes” are defined under “Description of the New Notes.”

Issuer	Starwood Property Trust, Inc.

New Notes Offered

Up to $700 million aggregate principal amount of 5.000% Senior Notes due 2021 that have been registered under the Securities Act. The New Notes will be issued under the same Indenture as the Old Notes and the New Notes and any Old Notes that remain outstanding after the exchange offer will constitute a single class of Notes under the Indenture. Old Notes that are exchanged for New Notes in the exchange offer will be retired and, as a result, the aggregate principal amount of Notes outstanding under the Indenture will not be increased as a result of the exchange offer.

Maturity	Unless redeemed earlier, the New Notes will mature on December 15, 2021.

Interest Rate

The New Notes will bear interest at the rate of 5.000% per year (calculated on the basis of a 360-day year comprised of twelve 30-day months), accruing from                        . Additional Interest will not be payable on the New Notes.

Interest Payment Dates	Interest on the New Notes will be paid semi-annually in arrears on each June 15 and December 15, commencing , 2017.

Possible Future Guarantees

The Old Notes are not, and, when the New Notes are first issued, the New Notes will not be, guaranteed by any of our subsidiaries and none of our subsidiaries will be required to guarantee the New Notes or any Old Notes that remain outstanding after the exchange offer in the future, except that, under the circumstances and subject to the exceptions set forth in the covenant described under the caption “Description of the New Notes—Possible Future Guarantees,” one or more of our Domestic Subsidiaries (excluding Domestic Subsidiaries that are Excluded Subsidiaries or Securitization Entities) may be required to guarantee the payment of both the New Notes and any outstanding Old Notes. Any such guarantees (“Guarantees”) will be the senior unsecured obligations of the respective Domestic Subsidiary guarantors (the “Guarantors”). You should review the definitions of

Domestic Subsidiary, Excluded Subsidiary, Foreign Subsidiary and Securitization Entity appearing under the caption “Description of the New Notes—Certain Definitions” for information about which of our subsidiaries will not be subject to the foregoing covenant to guarantee the Notes. In that regard, although certain of our subsidiaries guarantee our borrowings under our New Credit Agreement, those subsidiaries are not required to guarantee the Notes.

If any of our Domestic Subsidiaries guarantees the Notes, such Guarantor’s Guarantee of the Notes and all other obligations of such Guarantor under the Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under such Guarantee and the Indenture under certain circumstances described under the caption “Description of the New Notes—Possible Future Guarantees.” In addition, the covenant described in the immediately preceding paragraph and, if any of our Domestic Subsidiaries has guaranteed the Notes, such Guarantor’s Guarantee of the Notes and all other obligations of such Guarantor under the Indenture will be automatically suspended and be of no force or effect on and after any date that (a) the Notes have investment grade credit ratings from each of two specified rating agencies and (b) no Default or Event of Default has occurred and is continuing, subject to automatic reinstatement of such covenant and any such Guarantees (except for any such Guarantees that shall have been released or terminated) if the Notes cease to have an investment grade credit rating from both of those two rating agencies. See “Description of the New Notes—Possible Future Guarantees” and “Description of the New Notes—Certain Covenants—Covenant Suspension.”

Ranking	The Old Notes are and the New Notes will be:

· our senior unsecured obligations;

· pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior unsecured guarantees;

·                  effectively subordinated in right of payment to all of our existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees;

· senior in right of payment to any of our future subordinated indebtedness and subordinated guarantees; and

·                  effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of our subsidiaries (other than any Domestic Subsidiaries that may become Guarantors of the Notes).

If any of our Subsidiaries becomes a Guarantor of the Notes, its Guarantee will be:

· a senior unsecured obligation of such Guarantor;

· pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such Guarantor;

·                  effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such Guarantor to the extent of the value of the assets securing such indebtedness and guarantees; and

· senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such Guarantor.

As of December 31, 2016, we had approximately $6.2 billion of total consolidated indebtedness (excluding accounts payable, accrued expenses, other liabilities, variable interest entity (“VIE”) liabilities and unfunded commitments), of which approximately $4.2 billion was secured indebtedness. Of that $6.2 billion of total consolidated indebtedness, approximately $3.6 billion was indebtedness of our subsidiaries, all of which was secured indebtedness.

Optional Redemption

Prior to September 15, 2021, we may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption. On and after September 15, 2021, we may redeem some or all of the Notes at any time and from time to time at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption. In addition, prior to December 15, 2019, we may redeem up to 35% of the Notes using the proceeds of certain equity offerings at a price equal to 105.000% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption.

Change of Control Offer

If a Change of Control Triggering Event occurs, we will be required (unless we have exercised our right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date.

Indenture; Certain Covenants	The Old Notes were issued and the New Notes will be issued under the Indenture dated as of December 16, 2016 between us and the Trustee. The Indenture contains covenants that, among other things:

· limit the ability of us and our subsidiaries to incur additional indebtedness;

· require that we and our subsidiaries maintain Total Unencumbered Assets of not less than 120% of the aggregate principal amount of the outstanding Unsecured Indebtedness of us and our subsidiaries; and

· impose certain requirements in order for us to merge or consolidate with another person.

These covenants are subject to a number of important exceptions and adjustments, and we and our subsidiaries have the ability to incur substantial amounts of additional secured and unsecured indebtedness notwithstanding these covenants. See “Description of the New Notes—Certain Covenants.”

Covenant Suspension

The covenants in the Indenture limiting the ability of us and our subsidiaries to incur additional indebtedness and requiring that we and our subsidiaries maintain Total Unencumbered Assets of not less than 120% of our Unsecured Indebtedness, as well as the covenant described above under “—Possible Future Guarantees” (other than the portions of such covenant relating to the release of any Guarantor from its Guarantee of the Notes), certain portions of the covenant limiting our ability to merge or consolidate with or transfer all or substantially all of our assets to another person and, if any of our subsidiaries has guaranteed the Notes issued under the Indenture, all of such Guarantees and all of the obligations of the Guarantors under the Indenture, will be automatically suspended and will be of no force or effect on and after any date that (a) the Notes have investment grade credit ratings from each of two specified rating agencies and (b) no Default or Event of Default has occurred and is continuing, subject to automatic reinstatement of such covenants and Guarantees (other than any such Guarantees that have been released or terminated) if the Notes cease to have an investment grade credit rating from both of those two rating agencies. See “Description of the New Notes—Certain Covenants—Covenant Suspension.”

No Prior Market	The New Notes will be new securities for which there is no market. Accordingly, we cannot assure you that a liquid market for the New Notes will develop or be maintained.

No Listing	The New Notes will not be listed on any securities exchange or included in any quotation system.

Book-Entry Form

The New Notes will be issued in book-entry form and will be represented by one or more global certificates (“Global New Notes”) deposited with, or on behalf of, DTC and registered in its name or in the name of its nominee. Beneficial interests in the Global New Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and such interests may not be exchanged for New Notes in definitive certificated form except under the limited circumstances described under “Book-Entry, Delivery and Form.”

Risk Factors

An investment in the New Notes involves risks, and you should carefully consider the matters discussed under “Risk Factors” in this prospectus and in the reports we file with the SEC pursuant to the Exchange Act that are incorporated and deemed to be incorporated by reference into this prospectus and which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference” before making a decision to exchange Old Notes for New Notes.

RISK FACTORS

Investing in the New Notes involves risks. You should carefully read and consider the risks described below as well as the risks described in the sections entitled “Item 1. Business” and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus. You should also carefully read and consider the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2016 and other information contained in the documents incorporated and deemed to be incorporated by reference into this prospectus, including the risks and uncertainties described above under “Cautionary Statement Regarding Forward-Looking Statements” before making a decision to exchange Old Notes for New Notes. Each of these risks could materially and adversely affect our business, financial condition, results of operations, liquidity and prospects and could result in a partial or complete loss of your investment. Certain capitalized terms used in this “Risk Factors” section and not defined previously in this prospectus are defined under the caption “Description of the New Notes.”

Risks Related to the Exchange Offer

If you choose not to exchange your Old Notes in the exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.

If you do not exchange your Old Notes for New Notes in the exchange offer, then your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the transfer restrictions set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable securities laws, and you will not be entitled to receive any Additional Interest on your Old Notes and will not be entitled to any registration rights or other rights under the 2016 Registration Rights Agreement (subject to possible limited exceptions). In general, you may offer or sell your Old Notes only if:

·                  they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

·                  they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

Any Old Notes exchanged for New Notes in the exchange offer will be cancelled and, as a result, the aggregate principal amount of outstanding Old Notes will be reduced, which may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding after the exchange offer and may increase the volatility of the market price of such Old Notes.

You must follow the exchange offer procedures carefully in order to receive the New Notes.

If you do not follow the procedures described in this prospectus and the related letter of transmittal, you will not receive any New Notes. The New Notes will be issued to you in exchange for Old Notes only if you properly tender the Old Notes and deliver all other required documentation (including, in the case of Old Notes tendered through DTC’s ATOP procedures, Agent’s Messages, Book-Entry Confirmations and any other documents delivered electronically through the DTC system) to the Exchange Agent in the manner and at the address specified in this prospectus and in the letter of transmittal prior to the expiration of the exchange offer. If you want to tender your Old Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. No one is under any obligation to notify you of defects or irregularities with respect to tenders of your Old Notes for exchange or if your Old Notes or any other required documentation are received by the Exchange Agent. If you are the beneficial holder of Old Notes that are held through a broker, dealer, bank or other financial institution or nominee and you wish to tender such Old Notes in the exchange offer, you should promptly contact the entity through which you hold your Old Notes and instruct that entity to tender on your behalf. There are no guaranteed delivery procedures available in connection with the exchange offer.  Accordingly, you must deliver your Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to the expiration of the exchange offer.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the New Notes.

If you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, if you are a broker-dealer who will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or if you fall into one or more of categories (1) through (3) appearing in the first paragraph under “The Exchange Offer—Resales of New Notes, you will not be permitted to tender your Old Notes in the exchange offer and, in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of your Notes. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability.

In addition, a broker-dealer that receives New Notes for its own account in the exchange offer in exchange for Old Notes that it acquired for its own account as a result of its market making or other trading activities (a “participating broker-dealer”) must deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of New Notes received in exchange for such Old Notes in the exchange offer.  Although participating broker-dealers (and not any other broker-dealers) are permitted to use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale or other transfer of any such New Notes, they may do so only if they notify us as provided in the letter of transmittal and may only use this prospectus for such purpose for a period of 180 days (subject to our right to suspend use of the prospectus under the circumstances described under “Plan of Distribution”) after the expiration date of the exchange offer.

Risks Related to the New Notes

Our substantial indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the New Notes.

We currently have and will continue to have a significant amount of indebtedness. As of December 31, 2016, our total consolidated indebtedness was approximately $6.2 billion (excluding accounts payable, accrued expenses, other liabilities, VIE liabilities and unfunded commitments). This substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the New Notes.

Our substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:

·                  make it more difficult for us to satisfy our obligations with respect to the New Notes;

·                  increase our vulnerability to general adverse economic and industry conditions;

·                  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, our strategic growth initiatives and development efforts and other general corporate purposes;

·                  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

·                  restrict us from exploiting business opportunities;

·                  place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

·                  limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

Moreover, the financial covenants in the Indenture are subject to numerous exceptions and permit us to incur indebtedness subject to, among other exceptions, compliance with certain financial ratios and we and our subsidiaries will likely be able to incur substantial additional secured and unsecured indebtedness without violating such covenants. In addition, the Indenture does not impose any limitation on the incurrence or issuance by us or our subsidiaries of liabilities that are not considered Indebtedness and the financial covenants in the Indenture do not apply to VIEs because, under the Indenture, they are not be considered to be our Subsidiaries, and the Indenture allows us to deconsolidate VIEs for purposes of, among other things, determining compliance with the financial covenants and the amount of our Indebtedness.

In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that limit or may limit our ability to engage in activities that may be in our long-term best interests. Furthermore, the Indenture does not restrict us or our subsidiaries from paying dividends or making other distributions on our securities, repurchasing capital stock or indebtedness or making investments, which could adversely impact our ability to make payments on the New Notes. For information regarding the amount of secured and unsecured indebtedness of us and certain of our subsidiaries, see “—The New Notes and any Guarantees will be unsecured and effectively subordinated in right of payment to our existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees” and “—The New Notes will be effectively subordinated in right of payment to the indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries that do not guarantee the New Notes and any of our subsidiaries that guarantees the New Notes will also be required to guarantee certain debt in addition to the New Notes” below.

Despite our current indebtedness levels, we may still be able to incur substantially more indebtedness, including secured debt. This could exacerbate the risks associated with our substantial leverage.

We may be able to incur substantial additional indebtedness in the future, including debt under the Existing Revolving Credit Agreement, the New Credit Agreement, the Acquisition Credit Agreement and the Existing Repurchase Agreements (each as defined in “Description of the Notes—Certain Definitions”), under our other existing repurchase agreements and under any credit or repurchase agreements we may enter into in the future. In particular, as of December 31, 2016, approximately $650.0 million, $100.0 million, $33.3 million and $3.2 billion, subject to certain conditions, to be borrowed under the Existing Revolving Credit Agreement, the New Credit Agreement, the Acquisition Credit Agreement and the Existing Repurchase Agreements, respectively. Subsequent to December 31, 2016, we entered into a new $125 million repurchase facility. We may also be able to incur additional secured debt, which would be effectively senior in right of payment to the New Notes to the extent of the value of the assets securing such indebtedness. Our organizational documents contain no limitations regarding the maximum level of indebtedness that we may incur. The Indenture restricts us and our subsidiaries from incurring additional debt, but these restrictions are subject to numerous exceptions and permit us to incur indebtedness subject to compliance with certain financial ratios and under other exceptions to these restrictions, and we and our subsidiaries retain the ability to incur substantial amounts of secured and unsecured indebtedness without violating these restrictions. In addition, the Indenture does not prevent us or our subsidiaries from incurring liabilities that do not constitute Indebtedness and the financial covenants in the Indenture does not apply to VIEs because, under the Indenture, they are not be considered to be our Subsidiaries and the Indenture allows us to deconsolidate VIEs for purposes of, among other things, determining compliance with the financial covenants and the amount of our Indebtedness. See “Description of the New Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that we now face could intensify.

If we default in our obligations under the instruments governing our other indebtedness, we may not be able to make payments on the New Notes.

A failure by us to comply with our contractual obligations (including restrictive, financial and other covenants), to pay our indebtedness and fixed costs or to post collateral (including under hedging arrangements) could result in a variety of material adverse consequences, including a default under our indebtedness (including the New Notes) and the exercise of remedies by our creditors, lessors and other contracting parties, and such defaults could trigger additional defaults under other indebtedness or agreements.

In the event of such default, the holders of such indebtedness could, in general, elect to declare all of such indebtedness to be immediately due and payable, together with accrued and unpaid interest, and, in the case of secured indebtedness, seize and sell the collateral securing that indebtedness. If our operating performance declines, we may need to seek waivers from the holders of our indebtedness to avoid being in default under the instruments governing such indebtedness. If we breach our covenants under our indebtedness, we may not be able to obtain a waiver from the holders of such indebtedness on terms acceptable to us or at all. If this occurs, we would be in default under such indebtedness, and the holders of such indebtedness and lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. A default under the agreements governing our existing or future indebtedness and the remedies sought by the holders of such indebtedness could make us unable to pay principal of, or premium, if any, and interest on the New Notes, which may result in the loss of some or all of your investment.

Our ability to repay our debt, including the New Notes, depends on the performance of our subsidiaries and their ability to make distributions to us.

As a holding company, substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities and, except in the case of our subsidiaries, if any, that may guarantee the New Notes in the future under the circumstances described under “Description of the New Notes—Possible Future Guarantees,” have no contractual or other obligations to make payments due on the New Notes or to provide funds to us for that purpose. Therefore, our ability to service our indebtedness, including the New Notes, and to meet our other cash needs is dependent on the earnings of, and the distribution of funds (whether by dividend, distribution, loan or otherwise) to us by, our subsidiaries. The availability of funds from our subsidiaries will depend upon, among other things, their operating results, financial condition and legal or contractual restrictions on their ability to pay dividends and distributions or make loans to us. We cannot assure you that our subsidiaries will have sufficient funds, or that the agreements governing the existing and future indebtedness of our subsidiaries will not restrict or prevent our subsidiaries from providing us with sufficient funds, to make payments on the New Notes when due, and the Indenture does not restrict our subsidiaries from entering into such restrictive agreements. In addition, any payment of dividends, distributions or loans to us by our subsidiaries that may be organized or doing business outside of the United States could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate and, even if we are able to repatriate funds from foreign subsidiaries, such repatriation may subject us to significant taxes on those funds. Furthermore, we guarantee many of the obligations of our subsidiaries and such guarantees may require us to provide substantial funds or assets to our subsidiaries or their creditors at a time when we need liquidity to fund our own obligations, such as the New Notes.

In addition, any right that we have to receive any assets of or distributions from any subsidiary upon its bankruptcy, insolvency, liquidation, reorganization, dissolution or winding-up, or to realize proceeds from the sale of the assets of any subsidiary, would be junior to the claims of that subsidiary’s creditors, including trade creditors, and to holders of any preferred equity issued by that subsidiary or any indebtedness or other liabilities guaranteed by that subsidiary.

The New Notes will be effectively subordinated in right of payment to the indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries that do not guarantee the New Notes and any of our subsidiaries that guarantees the New Notes will also be required to guarantee certain debt in addition to the New Notes.

The Old Notes are not and, when the New Notes are first issued, the New Notes will not be, guaranteed by any of our subsidiaries and none of our subsidiaries will be required to guarantee the New Notes or any Old Notes that remain outstanding after the exchange offer in the future, except under the circumstances set forth in the covenant described in “Description of the New Notes—Possible Future Guarantees.” Moreover, certain classes of our subsidiaries (namely Excluded Subsidiaries, Securitization Entities and Foreign Subsidiaries) are excluded from any requirement to guarantee the Notes and any subsidiary that does guarantee the Notes may be released from its guarantee under circumstances described under “Description of the New Notes—Possible Future Guarantees” or its guarantee may be suspended under the circumstances described under “Description of the New Notes—Certain Covenants—Covenant Suspension.” See, also, the definitions of Excluded Subsidiary, Securitization Entity and Foreign Subsidiary under the caption “Description of the New Notes—Certain Definitions.”

Our Non-Guarantor Subsidiaries will have no obligation, contingent or otherwise, to pay amounts due on the New Notes or to make any funds available to us to pay these amounts, whether by dividend, distribution, loan or otherwise. Accordingly, the Notes are and will be effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our Non-Guarantor Subsidiaries. As a result, in the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or winding-up of any such Non-Guarantor Subsidiary, all of its creditors (including trade creditors) and all holders of its preferred equity and any indebtedness or other liabilities guaranteed by such Non-Guarantor Subsidiary would be entitled to payment in full out of its assets before we would be entitled to any payment.

If any of our subsidiaries guarantees the Notes, the terms of our outstanding 3.75% Convertible Senior Notes due 2017, 4.55% Convertible Senior Notes due 2018, 4.00% Convertible Senior Notes due 2019 and 4.375% Convertible Senior Notes due 2023 (collectively, the “Convertible Notes”) require that such subsidiary also guarantee our Convertible Notes and the terms of the New Credit Agreement require that such subsidiary also guarantee our borrowings under the New Credit Agreement, and we may in the future enter into other debt instruments with similar requirements. As of December 31, 2016, approximately $1.4 billion in aggregate principal amount of our senior unsecured Convertible Notes were outstanding, $300 million of secured term loan borrowings were outstanding under our New Credit Agreement and no borrowings were outstanding under the $100 million secured revolving credit facility under our New Credit Agreement. Subsequent to December 31, 2016, we issued $250 million in aggregate principal amount of 4.375% Convertible Senior Notes due 2023 and used the net proceeds from such offering to repurchase, in privately negotiated transactions, approximately $230 million aggregate principal amount of our outstanding 4.55% Convertible Senior Notes due 2018.

As of December 31, 2016, our subsidiaries had approximately $3.6 billion of indebtedness (excluding accounts payable, accrued expenses, other liabilities, VIE liabilities and unfunded commitments).

The New Notes and any Guarantees will be unsecured and effectively subordinated in right of payment to our existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees.

The Old Notes are, and the New Notes and any Guarantees of the Notes by our subsidiaries will be, unsecured and therefore will not have the benefit of any collateral. Accordingly, the Notes and any Guarantees of the Notes will be effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of us and any Guarantors, respectively, to the extent of the value of the assets securing such secured indebtedness and secured guarantees. In that event, the assets securing such secured indebtedness and secured guarantees would first be used to repay in full all indebtedness, guarantees and other obligations secured by them, resulting in all or a portion of our assets or the assets of any such Guarantor being unavailable to satisfy the claims of the holders of the Notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets or the assets of any such Guarantor in any insolvency, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of the Notes will participate in our remaining assets or the remaining assets of any such Guarantor, as applicable, ratably with all holders of unsecured indebtedness, unsecured guarantees or other unsecured obligations (including trade payables) of us or such Guarantor, as applicable. In any of the foregoing events, we cannot assure you that there will be sufficient assets, or any assets, to pay amounts due on the Notes. As a result, holders of the Notes may receive less, ratably, than holders of secured indebtedness or may receive no payments whatsoever.

As of December 31, 2016, we had total consolidated indebtedness of approximately $6.2 billion (excluding accounts payable, accrued expenses, other liabilities, VIE liabilities and unfunded commitments), of which approximately $4.2 billion was secured indebtedness (including approximately $3.6 billion of secured indebtedness of our subsidiaries). In addition, the Indenture permits us to incur additional secured indebtedness subject to, among other things, our maintenance of Total Unencumbered Assets in an amount that is not less than 120% of the aggregate principal amount of our outstanding Unsecured Indebtedness and our compliance with the covenant described under the caption “Description of the New Notes—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.” As of December 31, 2016, we had approximately $3.6 billion of Total Unencumbered Assets.

Certain of our subsidiaries are parties to repurchase agreements, and these and other of our subsidiaries will likely enter into similar repurchase agreements in the future. The obligations of our subsidiaries under the repurchase agreements existing as of the date of this prospectus are secured by the assets sold to the respective financial institutions party thereto and are wholly or partially guaranteed by us, and it is likely that any repurchase agreements that our subsidiaries enter into in the future will be structured with similar collateral and may have guarantees from us.  As of October 31, 2016, our subsidiaries had approximately $1.9 billion of borrowings outstanding under repurchase agreements that, in the aggregate, permitted them to incur total borrowings of up to approximately $4.6 billion outstanding at any time and, in addition, had approximately $0.6 million of borrowings outstanding under other repurchase agreements that do not impose limitations on the amount of borrowings that may be incurred thereunder but require that any assets purchased with the proceeds of those borrowings be approved by the relevant lending banks.  As of December 31, 2016, our subsidiaries had approximately $1.9 billion of borrowings outstanding under repurchase agreements, that, in the aggregate, permitted them to incur total borrowings of up to $4.8 billion outstanding at any time and, in addition, had approximately $0.4 billion of borrowings outstanding under other repurchase agreements that do not impose limitations on the amount of borrowings that may be incurred thereunder but that require that any assets repurchased with the proceeds of those borrowings be approved by the relevant lending banks.

Starwood Property Trust, Inc. is the borrower under the New Credit Agreement. Our borrowings under the New Credit Agreement are guaranteed by certain of our subsidiaries and such guarantees are secured by substantially all of the assets of such subsidiaries. The New Credit Agreement includes a $300 million term loan facility and permits us to make, subject to certain conditions, revolving credit borrowings of up to $100 million. As of December 31, 2016, $300 million of secured term loan borrowings and no secured revolving credit borrowings were outstanding under the New Credit Agreement, and $100 million of secured revolving credit borrowings were available under the New Credit Agreement, subject to satisfaction of customary conditions to borrowing. The New Credit Agreement also includes an “accordion” feature which allows us, subject to certain terms and conditions, to increase the amount of borrowings available, under the New Credit Agreement by up to $200 million. See our Current Report on Form 8-K filed on December 21, 2016 and the Exhibit 4.3 attached thereto for further information regarding the New Credit Agreement.

Certain of our subsidiaries are borrowers under the Acquisition Credit Agreement, which consists of two related secured loan facilities. Borrowings made by these subsidiaries under the Acquisition Credit Agreement are guaranteed by Starwood Property Trust, Inc. and secured by mortgages on a portfolio of medical office buildings acquired with proceeds from these borrowings. The Acquisition Credit Agreement permits us to borrow up to $524.5 million. As of December 31, 2016, $491.2 million was outstanding under the Acquisition Credit Agreement and $33.3 million was available to be borrowed under the Acquisition Credit Agreement, subject to satisfaction of customary conditions to borrowing. The Acquisition Credit Agreement also includes two 12-month extension options, subject to certain terms and conditions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Annual Report on Form 10-K for the year ended December 31, 2016 for further information regarding the Acquisition Credit Agreement.

Our ability to repurchase Notes upon a Change of Control Triggering Event may be limited.

Upon the occurrence of a Change of Control Triggering Event, we will be required (unless we have exercised our right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date. See “Description of the New Notes—Change of Control.” We may

be unable to repurchase the Notes upon a Change of Control Triggering Event because we may not have sufficient funds available or we may be prohibited from doing so by the terms of our other indebtedness. In addition, a transaction constituting a Change of Control or similar event and certain other events or transactions relating to, for example, the composition of our board of directors, our adoption of a plan for liquidation or dissolution, a change of control in our manager or our manager ceasing to be our manager, constitute or may constitute events of default or require or may require us to repay or offer to repurchase or repay outstanding indebtedness under other existing or future credit agreements, repurchase agreements, indentures or other instruments or agreements relating to Indebtedness to which we or any of our subsidiaries is or becomes a party. Accordingly, we cannot assure you that we will have sufficient financial resources available to repurchase or repay Notes or other indebtedness should we be required to do so upon the occurrence of a Change of Control Triggering Event or Change of Control or other event or transaction. Any failure to repurchase or repay any existing or future indebtedness, should it become due and payable as the result of a Change of Control Triggering Event or Change of Control or other event, would likely have a material adverse effect on our business, results of operations and financial condition and could result in the acceleration of other indebtedness of us and our subsidiaries pursuant to cross-default and cross-acceleration provisions. In addition, certain existing or future indebtedness of ours and our subsidiaries requires or may require us or our subsidiaries to repay or offer to repurchase such indebtedness upon the occurrence of certain changes of control or similar events which may not constitute a Change of Control Triggering Event with respect to the Notes.

Moreover, we will be required to offer to repurchase Notes only if both a Change of Control and certain declines in the credit ratings on the Notes occur. By contrast, any requirement that we repurchase or repay or offer to repurchase or repay, as applicable, indebtedness outstanding under the Existing Revolving Credit Agreement, the New Credit Agreement, the Existing Repurchase Agreements, our other existing repurchase agreements, the Acquisition Credit Agreement and the Convertible Notes will arise upon the occurrence of a Change of Control or similar event or certain other events relating to, for example, certain changes in the composition of our board of directors, our adoption of a plan of liquidation or dissolution, a change of control in our manager or our manager ceasing to be our manager, in each case without any requirement that there also be a decline in our credit rating, and other existing and future instruments and agreements relating to indebtedness of us and our subsidiaries may have similar provisions. As a result, we may be required to repay or repurchase or offer to repay or repurchase indebtedness outstanding under the Existing Revolving Credit Agreement, the New Credit Agreement, the Existing Repurchase Agreements, our other existing repurchase agreements, the Acquisition Credit Agreement, the Convertible Notes and other existing and future instruments and agreements relating to indebtedness before we are required, or without our being required, to repurchase or offer to repurchase the Notes.

The definition of “Change of Control” includes a disposition of “all or substantially all” of the assets (subject to certain exceptions) of us and our subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of such assets of us and our subsidiaries. As a result, it may be unclear as to whether a Change of Control or Change of Control Triggering Event has occurred and whether we are required to make an offer to repurchase the Notes as described above, in which case, the ability of a holder of the Notes to obtain the benefit of the offer for repurchase of all or a portion of the Notes held by such holder may be adversely impacted.

If the Notes are rated investment grade by each of two specified rating agencies, certain covenants contained in the Indenture and any Guarantees of the Notes will be suspended, and you will lose the protection of these covenants and any such Guarantees unless and until the Notes subsequently fall back below investment grade.

The Indenture contains covenants that, subject to exceptions, include a limitation on the incurrence of additional indebtedness by us and our subsidiaries and a covenant to maintain Total Unencumbered Assets of not less than 120% of the aggregate principal amount of the outstanding Unsecured Indebtedness of us and our subsidiaries. If at any time the Notes receive investment grade credit ratings from Moody’s Investors Service, Inc. and S&P Global Ratings and no Default or Event of Default has occurred and is continuing, (i) the foregoing covenants, as well as a portion of the covenant limiting our ability to merge, consolidate or transfer all or substantially all of our assets, (ii) the covenant that may require, under certain circumstances, one or more of our Domestic Subsidiaries (subject to exceptions) to guarantee the Notes, and (iii) the Guarantees, if any, of the Notes and all of the obligations of the Guarantors, if any, under the Indenture, will be automatically suspended and will be of no force or effect, subject to automatic reinstatement (except in the case of a Guarantor whose Guarantee of the Notes shall have been released and terminated) if the Notes cease to have an investment grade credit rating from both such rating agencies. However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an Event of Default even if they would otherwise have constituted an Event of Default at the time the covenants are restored. Accordingly, if these covenants are suspended, holders of the Notes will have less covenant protection than at the respective times the Old Notes and New Notes were first issued and, while these covenants are suspended, will also lose the benefit of any Guarantees of the Notes. There can be no assurance that the Notes will ever receive any investment grade credit ratings.

The credit ratings assigned to the Notes may not reflect all risks of an investment in the New Notes.

The credit ratings assigned to the Notes reflect the rating agencies’ assessments of our ability to make payments on the Notes when due. Consequently, real or anticipated changes in these credit ratings will generally affect the market values of the New Notes. These credit ratings, however, may not reflect the potential impact of risks related to the structure, market or other factors related to the values of the New Notes.

Changes in our credit rating could adversely affect the market prices or liquidity of the New Notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of the industry in which we operate. Any credit rating agencies may lower their ratings on the Notes or place the Notes on watch list for a possible downgrade. A negative change in our ratings could have an adverse effect on the market prices or liquidity of the New Notes.

Federal and state laws may permit courts, under specific circumstances, to void the New Notes and/or any Guarantees as a fraudulent transfer or conveyance, subordinate claims in respect of the New Notes and/or any Guarantees and require you to return payments received. If that occurs, you may not receive any payments on the New Notes or any Guarantees.

Federal and state creditor-protection related laws, including fraudulent transfer and fraudulent conveyance statutes, may apply to the Notes and any Guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, which may vary from state to state, the Notes or any Guarantees thereof could be voided as fraudulent transfers or conveyances if we or any Guarantors, as applicable, (i) issued the Notes or incurred any Guarantees with the actual intent of hindering, delaying or defrauding current or future creditors or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring any Guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

·                  we or any such Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of any such Guarantees;

·                  the issuance of the Notes or the incurrence of any such Guarantees left us or any such Guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on business; or

·                  we or any such Guarantors intended to, or believed that we or such Guarantor would, incur debts beyond our or any Guarantor’s ability to pay as they mature.

To the extent that any Old Notes are found to be voidable as fraudulent transfers or conveyances, then any New Notes issued upon exchange of such Old Notes may likewise be voidable as fraudulent transfers or conveyances.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court could find that we or any

Guarantor did not receive reasonably equivalent value or fair consideration for the Notes or any Guarantees, as applicable, to the extent that we or any Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Notes or the applicable Guarantees.

The bankruptcy code defines “insolvent” as to an entity other than a partnership or a municipality as the sum of its debts, including contingent and unliquidated liabilities, being greater than the fair value of all of its assets. We cannot be certain as to the standards a court would use to determine whether or not we or any Guarantors were insolvent at the relevant time.

If a court were to find that the issuance of the Notes or the incurrence of a Guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or that Guarantee (the effect being that holders of the Notes would cease to have a claim under the Notes or such Guarantee) or could require the holders of the Notes to repay any amounts received with respect to the Notes or that Guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the New Notes. Further, the voiding of the Notes or any Guarantees could result in an event of default with respect to the Notes or our and our subsidiaries’ other debt that could result in acceleration of the Notes or that debt.

Although the Indenture governing the Notes contains a provision intended to limit any Guarantor’s liability under its Guarantee to the maximum amount that it could incur without causing the incurrence of obligations under its Guarantee to be a fraudulent conveyance or fraudulent transfer, this provision may not be effective to protect any Guarantees from being voided under fraudulent conveyance, fraudulent transfer or similar laws, or prevent that Guarantor’s obligation from being reduced to an amount that effectively makes its Guarantee worthless. For example, in 2009, the U.S. Bankruptcy Court for the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. voided certain secured guarantees issued by certain subsidiary guarantors notwithstanding the existence of a similar provision which the court found to be ineffective in that case; this decision was affirmed by the Eleventh Circuit Court of Appeals on May 15, 2012. If any Guarantees by any Guarantors were held to be unenforceable, the Notes would be effectively subordinated to all indebtedness, guarantees and other liabilities, including trade payables, and preferred equity of such Guarantor.

Finally, the bankruptcy court may subordinate the claims in respect of the Notes or the Guarantees to other claims against us or any Guarantors under the principle of equitable subordination if the court determines that (i) the holder of Notes engaged in some type of inequitable conduct, (ii) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of Notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Because each Guarantor’s liability under its Guarantee may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the Guarantors.

The Old Notes are not and, when the New Notes are first issued, the New Notes will not be, guaranteed by any of our subsidiaries and none of our subsidiaries will be required to guarantee the Notes in the future, except under the circumstances described in “Description of the New Notes—Possible Future Guarantees,” subject to release of such subsidiary from its obligations under such Guarantee and to suspension of such Guarantee, in each case under circumstances described in “Description of the New Notes—Possible Future Guarantees.” If the Notes are ever guaranteed, the obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will not result in the obligations of such Guarantor under its Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable federal, foreign or state laws. By virtue of this limitation, a Guarantor’s obligation under its Guarantee could be significantly less than amounts due and payable with respect to the Notes, or a Guarantor may have no obligation under its Guarantee. Moreover, this limitation may not be effective to protect any Guarantees from being voided under fraudulent conveyance, fraudulent transfer or similar laws or to prevent that Guarantor’s obligation from being reduced to an amount that effectively makes its Guarantee worthless. Furthermore, the Notes will lose the benefit of a particular Guarantee if it is released under the circumstances described in “Description of the New Notes—Possible Future Guarantees” or for any period of time that the covenants and Guarantees are suspended as described under “Description of the New Notes Certain Covenants—Covenant Suspension.” You will not have a claim as a creditor against any subsidiary that does not guarantee the Notes or whose Guarantee has been released or suspended, and the indebtedness, guarantees and other liabilities, including trade payables, whether secured or unsecured, and preferred equity of those subsidiaries will effectively be senior to claims of holders of the Notes.

There is no public market for the New Notes.

Prior to this offering, there was no trading market for the New Notes and we cannot assure you that an active trading market will develop for the New Notes or, if one does develop, that it will be maintained. If the New Notes are traded after their initial issuance, they may trade at a discount to the price you paid for the Old Notes that you exchanged for such New Notes depending upon prevailing interest rates, the market for similar securities, our performance and other factors. Historically, there has been substantial volatility in the prices of corporate debt securities, and the price of the New Notes is likely to be affected by factors which affect the price of corporate debt securities generally. In addition, the trading prices of fixed rate debt securities like the New Notes generally tend to decline as interest rates rise and governmental action, economic conditions or other factors that cause an increase in interest rates generally may have an adverse effect on the trading price of the New Notes. We do not intend to apply for listing of the New Notes on any securities exchange or for inclusion of the New Notes on any automated quotation system.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. Any Old Notes that are properly tendered and exchanged pursuant to the exchange offer will be cancelled.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth (1) our ratios of earnings to fixed charges and (2) our ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown. For this purpose, earnings consist of our net income from continuing operations less our income from equity method investees plus our fixed charges and our distributed income of equity investees. Fixed charges consist of interest expense on all indebtedness. We have not issued any preferred stock as of the date of this prospectus, and therefore there are no preferred stock dividends included in our calculation of ratios of earnings to combined fixed charges and preferred stock dividends.

	For the year ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	2.61x	3.21x	4.05x	3.89x	5.28x

Ratio of earnings to combined fixed charges and preferred stock dividends	2.61x	3.21x	4.05x	3.89x	5.28x

THE EXCHANGE OFFER

On December 16, 2016, we completed a private offering of $700 million aggregate principal amount of Old Notes in a transaction that was not registered under the Securities Act. The Old Notes may not be reoffered, resold or otherwise transferred except pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedure specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. Accordingly, in connection with the offering of the Old Notes, we entered into the 2016 Registration Rights Agreement in which we agreed, among other things and on the terms and subject to the conditions set forth therein, to use our commercially reasonable efforts to (1) file with the SEC a registration statement covering the exchange of Old Notes for New Notes, (2) complete such exchange offer no later than 360 days after December 16, 2016 (which was the date of original issuance of the Old Notes and (3) cause the registration statement for the exchange offer to remain effective for 180 days after the expiration date of the exchange offer. The exchange offer is being made pursuant to the 2016 Registration Rights Agreement.

For purposes of the information appearing under this caption “The Exchange Offer,” references to “Starwood Property Trust, Inc.,” “the Company,” “we,” “our,” “us” and similar references refer only to Starwood Property Trust, Inc. and not its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires.

Terms of the Exchange Offer; Period for Tendering Old Notes

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to issue up to $700 million aggregate principal amount of New Notes in exchange for a like aggregate principal amount of Old Notes. We will accept for exchange Old Notes which are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date unless we terminate the exchange offer. As used herein, the term “expiration date” means            , 2017 (which is the 20th business day following the date of this prospectus), except that if we, in our sole and absolute discretion, extend the period of time during which the exchange offer is open, “expiration date” shall mean the latest date to which the exchange offer has been extended. In exchange for each $1,000 aggregate principal amount of Old Note validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the letter of transmittal and in this prospectus, the tendering holder will receive $1,000 aggregate principal amount of New Notes.

As of the date of this prospectus, $700 million aggregate principal amount of Old Notes are outstanding. This prospectus, together with the letter of transmittal and related documentation, is first being sent on the date hereof to all registered holders of Old Notes whose names appear in the registry books maintained by the registrar for the Old Notes.

We expressly reserve the right, at any time and from time to time in our sole and absolute discretion, to extend the period of time during which the exchange offer is open by giving written notice of such extension to the registered holders of the Old Notes as described below, and to delay acceptance for exchange of any Old Notes. During any such extension or delay, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

We expressly reserve the right, in our sole and absolute discretion, to amend the exchange offer and, upon the occurrence of any of the conditions to the exchange offer specified under “—Conditions to the Exchange Offer,” to not accept for exchange any Old Notes and to terminate the exchange offer. We will give prompt notice of any extension of the exchange offer, any such amendment that we determine, in our sole and absolute discretion, to constitute a material change in the exchange offer, and of any such termination to registered holders of Old Notes in such manner as we may elect, which may include, without limitation, by means of a press release or other public announcement or by means of electronic notification through DTC’s procedures; provided that, in the case of any extension of the exchange offer, we will give such notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

The tender to us of Old Notes by you as set forth in this prospectus and the letter of transmittal and our acceptance of such Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The Old Notes currently are in book-entry form and represented by one or more Global Old Notes registered in the name of DTC or its nominee.  You will not be entitled to receive Certificated Old Notes in exchange for your beneficial interest in Global Old Notes except under the limited circumstances described under “Book-Entry, Delivery and Form.”  Accordingly, so long as your Old Notes are in book-entry form represented by one or more Global Old Notes, you must tender your Old Notes pursuant to DTC’s ATOP procedures and the other procedures described in this prospectus and the related letter of transmittal.

So long as the Old Notes are in book-entry form represented by one or more Global Old Notes, you need not deliver a signed letter of transmittal to the Exchange Agent so long as your Old Notes are tendered in accordance with DTC’s ATOP procedures and the Exchange Agent receives an Agent’s Message prior to 5:00 p.m., New York City time, on the expiration date. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus and the letter of transmittal.

If you wish to tender your Old Notes pursuant to the exchange offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date either:

·                  a properly completed and duly executed letter of transmittal, with any required signature guarantees, together with any other required documentation, all of which must be delivered to the Exchange Agent in the manner and at the address set forth in this prospectus; or

·                  so long as your Old Notes are in book-entry form, a computer generated message transmitted by DTC to and received by the Exchange Agent and forming a part of the Book Entry Confirmation (as defined below) stating that the holder of the Old Notes acknowledges and agrees to be bound by the terms of the letter of transmittal (an “Agent’s Message”).

In addition, you must also deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date either:

·                  so long as your Old Notes are in book-entry form, an electronic confirmation from DTC of the book entry transfer of your Old Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”); or

·                  in the event Certificated Notes are issued, the Certificated Notes you are tendering, in proper form for transfer and with any required signature guarantees and any other required documentation, all of which must be delivered to the Exchange Agent, together with your signed letter of transmittal and other required documents, in the manner and at the address set forth in this prospectus.

You may tender any or all of your Old Notes; provided that Old Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof and, if any Old Note is tendered in part, the untendered portion of such Old Note must be a denomination of $2,000 or an integral multiple of $1,000 in excess thereof.  For further information, see “—Book-Entry Transfers.”

To receive confirmation of a tender of Old Notes, you should contact the Exchange Agent at the telephone number listed under “—Exchange Agent.”

If you are the beneficial owner of Old Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Notes in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Notes on your behalf prior to the expiration of the exchange offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. So long as the Old Notes are in book-entry form represented by one or more Global Old Notes, this is the only manner in which you will be able to tender your Old Notes.

If Certificated Old Notes are issued and you are the beneficial owner of Certificated Old Notes that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Certificated Old Notes in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Certificated Old Notes on your behalf prior to the expiration of the exchange offer or, if you wish to tender those Certificated Old Notes yourself, then, prior to completing and executing the letter of transmittal and delivering your Certificated Old Notes, you must either make appropriate arrangements to register ownership of those Certificated Old Notes in your own name or obtain a properly completed bond power (with any required signature guarantee) from the registered holder of those Certificated Old Notes. The transfer of registered ownership may take considerable time.

If a holder completing a letter of transmittal tenders less than all of the Old Notes held by such holder, the tendering holder should indicate the aggregate principal amount of Old Notes it is tendering by filling in the applicable box of the letter of transmittal. All Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery (whether physical or electronic) of Old Notes, letters of transmittal, Agent’s Messages, Book-Entry Confirmations and all other required documents is at your risk and election, provided that Old Notes in book-entry form must be tendered through DTC’s ATOP procedures. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to insure delivery to the Exchange Agent before 5:00 p.m., New York City time, on the expiration date. You may request the broker, dealer, bank or other financial institution or nominee through which you may hold Old Notes to effect these transactions for you. No letter of transmittal, Old Notes or other documents should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

·                  by a holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

·                  for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “Eligible Institution”).

When a letter of transmittal is signed by the registered holder or holders of the Old Notes being tendered, no endorsements of the certificates evidencing such Old Notes or separate bond powers are required. If, however, the New Notes are to be issued, or any untendered Old Notes are to be reissued, in the name of a person other than such registered holder or holders, then such certificates must be endorsed or accompanied by appropriate bond powers (satisfactory to the Company and the Exchange Agent in their sole and absolute discretion), in each case signed exactly as the name or names of the registered holder or holders, as the case may be, appear on the applicable certificates and the signatures on such certificates or bond powers, as the case may be, must be guaranteed by an Eligible Institution.

If a letter of transmittal is signed by a person or persons other than the registered holder or holders, as the case may be, of the certificates evidencing the Old Notes being tendered, such certificates must be endorsed or accompanied by appropriate bond powers (satisfactory to the Company and the Exchange Agent in their sole and absolute discretion), in each case signed exactly as the name or names of the registered holder or holders, as the case may be, appear on the applicable certificates and the signatures on such certificates or bond powers, as the case may be, must be guaranteed by an Eligible Institution.

We in our sole and absolute discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any Old Notes not properly tendered and to not accept any Old Notes which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the right, in our sole and absolute discretion, to waive any defects or irregularities or conditions of the exchange offer as to any Old Notes either before or after the expiration of the exchange offer (including the right to waive the ineligibility of any holder or beneficial owner who seeks to tender Old Notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and instructions thereto) as to any particular tender of Old Notes or holder or beneficial owner thereof either before or after the expiration of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we in our sole and absolute discretion may determine. We are not, nor is the Exchange Agent or any other person, under any duty to notify you or any other person of any defect or irregularity with respect to your tender of Old Notes for exchange, or if any Old Notes, letters of transmittal Agent’s Messages, Book-Entry Confirmations or other documents are or are not received by the Exchange Agent, and no one will be liable for failing to provide such notification.

If any letter of transmittal, Old Note, bond powers or other instruments of transfer or other documents are signed by or on behalf of trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the Exchange Agent, proper evidence satisfactory to us and the Exchange Agent of their authority to so act must be submitted with the letter of transmittal.

Representations by Tendering Owners

By tendering Old Notes, you will acknowledge, represent and warrant to and agree with us that, among other things, (i) you are not our “affiliate” (as defined in Rule 405 under the Securities Act), (ii) any New Notes you receive in the exchange offer will be acquired by you in the ordinary course of your business, (iii) you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, (iv) you are not a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, and (v) if you are a broker-dealer holding Old Notes acquired for your own account as a result of your market making or other trading activities (a “participating broker-dealer”), you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of the New Notes you receive in exchange for such Old Notes pursuant to the exchange offer (provided, however, by so acknowledging and by delivering (or making available as aforesaid) a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act). For additional information, see “—Resales of New Notes” and “Plan of Distribution” below.

By tendering Old Notes, you will also acknowledge, represent and warrant to and agree with us that you have full right, power and authority to tender, sell, assign and transfer all right, title and interest in and to the Old Notes tendered and to acquire New Notes issuable upon the exchange of such tendered Old Notes and that, if and when such Old Notes are validly tendered and accepted by us for exchange, we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

If you are unable to make these and other acknowledgements, representations, warranties and agreements in the letter of transmittal, or if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from Registration under the Securities Act, you will not be permitted to exchange your Old Notes in the exchange offer and you will be subject to other consequences described below under “—Resales of New Notes.”

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration of the exchange offer, all Old Notes validly tendered and not validly withdrawn and, promptly after acceptance of the Old Notes, we will issue New Notes in an aggregate principal amount equal to the aggregate principal amount of Old Notes so accepted. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the Exchange Agent.

A holder of Old Notes accepted for exchange will receive New Notes in an aggregate principal amount equal to the aggregate principal amount of such Old Notes.  Persons who are the registered holders of the New Notes at the close of business on the record date for the first interest payment date following the consummation of the exchange offer will be entitled to receive interest accrued on the New Notes from and including the most recent date to which interest has been paid on the Old Notes (or, if no interest has been paid on the Old Notes, from and including December 16, 2016) to but excluding such interest payment date; provided that, notwithstanding the foregoing, if such record date occurs prior to the consummation of the exchange offer, then the interest payable on the first interest payment date following the consummation of the exchange offer will instead be paid to the persons who were the registered holders of the Old Notes that were exchanged for such New Notes at the close of business on such record date. Interest will cease to accrue on Old Notes that are exchanged for New Notes pursuant to the exchange offer and holders and beneficial owners of Old Notes will not be entitled to receive any payments in respect of accrued and unpaid interest on Old Notes that are exchanged for New Notes except as described in the immediately preceding sentence.

In all cases, issuance of New Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the Exchange Agent of:

·                  certificates for such Old Notes or a Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent’s account at DTC,

·                  a properly completed and duly executed letter of transmittal (with the signature on such letter of transmittal guaranteed by an Eligible Institution if the letter of transmittal so requires) or an Agent’s Message in lieu thereof, and

·                  all other required documents.

Any Old Notes which have been tendered for exchange but which are not exchanged for any reason (including, without limitation, because the tender of those Old Notes has been properly withdrawn, because we do not accept those Old Notes for exchange or terminate the exchange offer, or if the tendering holders properly indicate that only a portion of the Old Notes being tendered are to be exchanged for New Notes), such Old Notes will be returned to the holders thereof (or, in the case of Old Notes tendered by book-entry transfer, will be credited to the accounts at DTC of the applicable DTC participants), unless any such holders completed the box entitled “Special Delivery Instructions” in the letter of transmittal, in which case such Old Notes shall be returned to the person specified in such instructions, without cost to such holders, promptly after withdrawal of such Old Notes or expiration or termination of the exchange offer, as the case may be.

Book-Entry Transfers

For purposes of the exchange offer, the Exchange Agent will request that an account be established with respect to the Old Notes at DTC, unless the Exchange Agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a direct participant in DTC (a “participant”) may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer and by causing DTC to deliver an Agent’s Message and a Book-Entry Confirmation complying with the terms of the exchange offer to the Exchange Agent through DTC.

Any DTC participant wishing to tender Old Notes in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of Old Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent a Book-Entry Confirmation of such book-entry transfer. The Book-Entry Confirmation of such book-entry transfer will include an Agent’s Message confirming that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Old Notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights

You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Notes that you have tendered in the exchange offer. For a withdrawal of tendered Old Notes to be effective, the Exchange Agent must receive, in the case of Old Notes tendered pursuant to DTC’s ATOP procedures, an electronic notice of withdrawal transmitted by DTC on behalf of the DTC participant that tendered such Old Notes or, in the case of Certificated Old Notes, if any, tendered by physical delivery, a written (which may be given by letter or telegram) or facsimile notice of withdrawal at the address or facsimile number set forth below under “—Exchange Agent,” in each case no later than 5:00 p.m., New York City time, on the expiration date.  The notice of withdrawal must:

·                  specify the name of the person having tendered the Old Notes to be withdrawn and, if different, the name of the registered holder of such Old Notes (or, in the case of Old Notes tendered by book-entry transfer, the name and DTC account number of the DTC participant that tendered such Old Notes)

·                  identify the Old Notes to be withdrawn (including the CUSIP numbers and, in the case of Certificated Old Notes, the certificate numbers thereof) and principal amount of such Old Notes,

·                  in the case of Old Notes tendered through DTC’s ATOP procedures, specify the name and account number at DTC to which your withdrawn Old Notes should be credited,

·                  in the case of Certificated Old Notes physically delivered to the Exchange Agent, be signed by the same person and in the same manner as the original letter of transmittal, including any signature guarantees (or, in the case of Old Notes tendered by book-entry transfer, be signed by or transmitted on behalf of the same DTC participant that tendered such Old Notes), or be accompanied by evidence satisfactory to us and the Exchange Agent that the person withdrawing the tender has succeeded to the beneficial ownership of those Old Notes,

·                  contain a statement that the holder is withdrawing its election to have the Old Notes exchanged, and

·                  if the letter of transmittal was executed by a person other than the registered holder, be accompanied by a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such registered holder.

The signature on a notice of withdrawal must be guaranteed by an Eligible Institution unless the applicable Old Notes were tendered by an Eligible Institution and the notice of withdrawal is being signed by the same Eligible Institution, and the signature on any such irrevocable proxy must be guaranteed by an Eligible Institution unless the signatory to such proxy is an Eligible Institution.

Properly withdrawn Old Notes may be retendered by following the procedures described under “—Procedures for Tendering Old Notes” above and in the letter of transmittal at any time prior to 5:00 p.m., New York City time, on the expiration date.

All questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal and all other documents submitted and procedures followed in connection therewith will be determined by us in our sole and absolute discretion (which power may be delegated to the Exchange Agent), which determination shall be final and binding on all parties.  Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered and not validly withdrawn and are accepted by us.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any New Notes for, any Old Notes, and may terminate or amend the exchange offer before the acceptance of the Old Notes, if we determine that the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition and any or all such conditions may be waived by us at any time or from time to time in our sole and absolute discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order suspending the effectiveness of the registration statement of which this prospectus is a part is threatened or in effect. In any such event, we must use commercially reasonable efforts to obtain the withdrawal of such stop order.

No Guaranteed Delivery

There are no guaranteed delivery procedures available in connection with the exchange offer. Accordingly, holders of Old Notes must deliver or cause to be delivered their Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights

Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent

We have appointed The Bank of New York Mellon as the Exchange Agent for the exchange offer. All executed letters of transmittal, Certificated Old Notes (if any), and other documents must be delivered to the address or the facsimile number set forth below, except that Old Notes in book-entry form, Book-Entry Confirmations,

Agent’s Messages, notices of withdrawal given through ATOP procedures and other electronic messages delivered through DTC must be delivered to the Exchange Agent through DTC’s systems and procedures. Questions, requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the Exchange Agent addressed as follows:

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission:

The Bank of New York Mellon, as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, New York 13057
Attention: Melissa Vollick

(732) 667-9408 Attention: Melissa Vollick
Your fax cover sheet should provide a call-back number and request a call back, upon receipt.

To confirm receipt or for more information, call: (315) 414-3349 Or use email: CT_REORG_UNIT_INQUIRIES@bnymellon.com

DELIVERY OF A LETTER OF TRANSMITTAL, NOTICE OF WITHDRAWAL, CERTIFICATED NOTES (IF ANY) AND OTHER DOCUMENTS TO AN ADDRESS OR BY FACSIMILE TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SHOWN ABOVE, AND ELECTRONIC DELIVERY OF OLD NOTES IN BOOK-ENTRY FORM, BOOK-ENTRY CONFIRMATIONS, AGENT’S MESSAGES, NOTICES OF WITHDRAWAL GIVEN THROUGH THE ATOP PROCEDURES AND OTHER ELECTRONIC DOCUMENTS TRANSMITTED TO THE EXCHANGE AGENT OTHER THAN THROUGH DTC’S SYSTEMS AND PROCEDURES, DOES NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

We will pay the Exchange Agent’s customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and generally pay other registration expenses, including fees and expenses of the Trustee under the Indenture, SEC filing fees, and printing and distribution expenses. We will not pay any discounts, fees or commissions, or make any other payments, to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, upon written request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable and documented out-of-pocket expenses incurred in mailing copies of this prospectus, the letter of transmittal and any related documents to beneficial owners of Old Notes.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and employees and by persons so engaged by us.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer of Old Notes to us or upon our order pursuant to the exchange offer.  If, however, New Notes and/or Old Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the tendered Old Notes, if tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to us or upon our order pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder.  If satisfactory evidence of the payment of such taxes or an exemption therefrom is not submitted to the Exchange Act with the delivery of the applicable letter of transmittal to the Exchange Agent or, in the case of Old Notes in book-entry form, contemporaneously with the tender of such Old Notes, the amount of such transfer taxes will be billed to such tendering holder or we may refuse to accept the Old Notes tendered by such holder.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the New Notes.

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any Additional Interest on your Old Notes and will not be entitled to any registration rights or (subject to possible limited exceptions) other rights under the 2016 Registration Rights Agreement.  In general, you may offer or sell your Old Notes only if:

·                  they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

·                  they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

In addition, the exchange offer may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding following the exchange offer.  See “Risk Factors—Risk Related to the Exchange Offer—If you choose not to exchange your Old Notes in the exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.”

Resales of New Notes

Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties (for example, Exxon Capital Holdings Corporation (May 13, 1988), Morgan Stanley & Co. Incorporated (June 5, 1991) and Shearman & Sterling (July 2, 1993)), we believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

(1)         you are our “affiliate” (as defined in Rule 405 under the Securities Act);

(2)         the New Notes you receive in the exchange offer will not be acquired by you in the ordinary course of your business; or

(3)         you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

However, if you are a broker-dealer holding Old Notes acquired for your own account as a result of market-making or other trading activities and who receives New Notes in exchange for such Old Notes pursuant to the exchange offer (a “participating broker-dealer”), you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge and agree that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received for its own account in the exchange offer in exchange for Old Notes that it acquired for its own account as a result of market-making or other trading activities for a period of 180 days (subject to our right to suspend use of this prospectus under the circumstances described under “Plan of Distribution”) after the expiration date of the exchange offer so long as such participating broker-dealer has notified us by delivering a fully completed and executed letter of transmittal to the Exchange Agent at the address set forth above under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date in which such broker-dealer indicates, by checking the appropriate box, that it will be using this prospectus for such purpose.  For further information, see “Plan of Distribution.”

If you fall into one or more of the categories set forth in clauses (1) through (3) of the second preceding paragraph, if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you will not be permitted to tender your Old Notes in the exchange offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account pursuant to exchange offer will be deemed to acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and other transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of New Notes received in the exchange offer as aforesaid, but only participating broker-dealers will be entitled, subject to the limitations described above, to use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received in the exchange offer.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters referred to above.

DESCRIPTION OF THE NEW NOTES

The Old Notes were, and the New Notes will be, issued under the Indenture dated as of December 16, 2016 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).  The following is a summary of certain provisions of the Indenture and the Notes. It does not include all of the provisions of the Indenture and the Notes.  We urge you to read the Indenture because it defines your rights.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).  You may obtain a copy of the form of the Indenture (which includes the form of the Notes) as described under “Where You Can Find More Information.”

For purposes of this section, references to the “Company,” “us,” “we,” “our” and similar references include only Starwood Property Trust, Inc. and not its subsidiaries or any other entities that are consolidated with it for financial reporting purposes and references to the “Issue Date,” “date of the Indenture” and similar references refer to December 16, 2016, the date on which the Old Notes were originally issued, in each case except as otherwise expressly stated or the context otherwise requires.  For purposes of this section, the term “Notes,” which is defined below under “—Certain Definitions,” includes, without limitation, the Old Notes and the New Notes and the term “Exchange Notes,” which is also defined below under “—Certain Definitions,” includes, without limitation, the New Notes.

The Indenture sometimes refers to the “proposed” Acquisition Credit Agreement and sometimes uses the words “if entered into” and similar words when referring to the Acquisition Credit Agreement.  The use of such terminology reflects the fact that the Acquisition Credit Facility had not been entered into at the time we entered into the Indenture.  Because the following description is intended to reflect the terms of the Notes as they appear in the Indenture, we have retained terminology such as “proposed” and “if entered into” and similar terminology when referring to the Acquisition Credit Agreement in cases where the same terminology is used in the Indenture.  However, the Acquisition Credit Agreement (which consists of two related secured loan facilities) was entered into as of December 29, 2016 and remains in effect.

This section and the Indenture both include references to the Existing Repurchase Agreements and the Existing Term Loan Agreement, which terms are defined below under “—Certain Definitions.”  As set forth in those definitions, the term “Existing Repurchase Agreements” refers to repurchase agreements in effect on the Issue Date of the Old Notes.  Likewise, while the Existing Term Loan Agreement was in effect on the Issue Date, all borrowings under the Existing Term Loan Agreement were repaid with proceeds from the issuance and sale of the Old Notes and borrowings under the New Credit Agreement and the Existing Term Loan Agreement has been terminated.

General

On December 16, 2016, we issued $700 million aggregate principal amount of our Old Notes, all of which are outstanding as of the date of this prospectus.  We will issue up to $700 million aggregate principal amount of our New Notes in exchange for a like aggregate principal amount of our outstanding Old Notes in the exchange offer.  Any Old Notes that are exchanged for New Notes pursuant to the exchange offer will be cancelled and, as a result, the aggregate principal amount of outstanding Notes will not increase as a result of the exchange offer. We may issue an unlimited principal amount of Additional Notes under the Indenture having identical terms as the Old Notes initially issued under the Indenture on the Issue Date (other than issue date, and, if applicable, issue price, the first interest payment date and the date from which interest will accrue, and except that any such Additional Notes may, but need not, be subject to or include transfer restrictions, provide for or be entitled to the payment of Additional Interest or be entitled to rights under a Registration Rights Agreement), provided that if any Additional Notes are not fungible with the Old Notes initially issued on the Issue Date for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP and ISIN numbers from the Notes initially issued on the Issue Date. We will only be permitted to issue Additional Notes in compliance with the terms of the Indenture, including the covenant described below under “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness.” The Old Notes, the New Notes, and any other Exchange Notes and any Additional Notes we may issue in the future under the Indenture will be treated as a single class for all purposes under the Indenture for purposes of, among other things, payments of principal and interest, Events of Default (as defined below under “Events of Default”), Legal Defeasance and Covenant Defeasance (as those terms are defined below under “—Legal Defeasance and Covenant

Defeasance”), satisfaction and discharge, waivers, amendments, redemptions and offers to purchase. Unless otherwise expressly stated or the context otherwise requires, in this “Description of the Notes” references to the Notes include the Old Notes, the New Notes, any other Exchange Notes and any Additional Notes.

The Company will issue the New Notes in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The New Notes will initially be issued in book-entry form evidenced by one or more global New Notes registered in the name of the Depositary or its nominee and New Notes in definitive certificated form will only be issued under the limited circumstances described under “Book-Entry, Delivery and Form.” The Trustee is acting as the initial paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the office of the registrar. The Company may change any paying agent and registrar and may appoint additional paying agents and registrars without notice to Holders of the Notes. The Company will pay principal (and premium, if any) on, and may pay interest on, any Notes in definitive certificated form at the office or agency maintained by the Company for such purpose in New York, New York, which initially is an office of the Trustee, upon surrender of such certificated Notes by the Holders thereof at such office or agency. Interest on any certificated Notes may also be paid, at the Company’s option, by check mailed to the registered addresses of the Holders entitled thereto or by wire transfer to accounts in the United States of America specified by such Holders. The Company will pay the principal, premium, if any, and interest on Notes in book-entry form evidenced by one or more global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as Holder of such Global Notes.

Principal, Maturity and Interest

The Notes will mature on December 15, 2021. The Notes are not entitled to the benefit of any mandatory sinking fund.

Interest on the Notes is payable semiannually in arrears in cash at a rate of 5.000% per annum. Interest will be paid on the Notes on each June 15 and December 15, commencing, in the case of the New Notes, on                             , 2017, to the persons who are Holders of record of the Notes on the preceding June 1 and December 1, respectively, whether or not a Business Day. Interest on the New Notes will accrue from                             and will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest will not be payable on the New Notes and the New Notes will not be entitled to registration rights.

If any interest payment date, Redemption Date, Change of Control Payment Date, maturity date or any other date on which payment on any Notes is due is not a Business Day, the required payment will be postponed and made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, Redemption Date, Change of Control Payment Date, maturity date or other date, as the case may be, to the date of such payment on the next succeeding Business Day. Interest on the New Notes will accrue from the most recent date to which interest has been paid or duly provided for on the Notes or, if no interest has been paid or duly provided for on the Notes, from and including the Issue Date.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note for a period of 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes.

Ranking

The Notes are:

·                  senior unsecured obligations of the Company;

·                  pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of the Company;

·                  effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of the Company to the extent of the value of the assets securing such Indebtedness;

·                  senior in right of payment to any future subordinated indebtedness and subordinated guarantees of the Company; and

·                  effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Company’s Subsidiaries (other than any Subsidiaries that may become Guarantors of the Notes as described below).

The Old Notes are not and the New Notes, when initially issued in the exchange offer, will not be guaranteed by any of our Subsidiaries and none of our Subsidiaries will be required to guarantee the Notes in the future, except under the circumstances described under “—Possible Future Guarantees” below. In the event that any of our Subsidiaries becomes a Guarantor of the Notes, its Guarantee of the Notes will be:

·                  a senior unsecured obligation of such Guarantor;

·                  pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such Guarantor;

·                  effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such Guarantor to the extent of the value of the assets securing such Indebtedness; and

·                  senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such Guarantor.

As a holding company, substantially all of our business is conducted through our Subsidiaries, which are separate and distinct legal entities and, except in the case of our Subsidiaries, if any, that may guarantee the Notes in the future under the circumstances described below, have no contractual or other obligations to make payments due on the Notes or to provide funds to us for that purpose. Therefore, our ability to make payments due on the Notes is dependent on the earnings of, and the distribution of funds (whether by dividend, distribution, loan or otherwise) to us by, our Subsidiaries. The availability of funds from our Subsidiaries will depend upon, among other things, their operating results, financial condition and legal or contractual restrictions on their ability to pay dividends and distributions or make loans to us. We cannot assure you that our subsidiaries will have sufficient funds, or that agreements governing the existing and future indebtedness of our Subsidiaries will not restrict or prevent our Subsidiaries from providing us with sufficient funds, to make payments on the Notes when due, and the Indenture will not restrict our Subsidiaries from entering into such restrictive agreements. In addition, the Notes will be effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our Subsidiaries (other than any Subsidiaries that may become Guarantors of the Notes as described below). If any of our Subsidiaries guarantees the Notes, the terms of our outstanding convertible senior notes require that such Subsidiary also guarantee those convertible senior notes, and the terms of the New Credit Agreement require that such Subsidiary also guarantee our borrowings under the New Credit Agreement, and we may in the future enter into other debt instruments with similar requirements. Furthermore, the Notes and any Guarantees of the Notes by our Subsidiaries will be unsecured and therefore will not have the benefit of any collateral. Accordingly, the Notes and any Guarantees of the Notes will be effectively subordinated in right of payment to all existing and future secured Indebtedness and secured guarantees of us and any Guarantors to the extent of the value of the assets securing such secured Indebtedness and secured guarantees. In that regard, the Company is the borrower under the New Credit Agreement, certain of the Company’s Subsidiaries guarantee, and have pledged assets to secure, Indebtedness of the Company under the New Credit Agreement and the Notes are therefore be effectively subordinated in right of payment to those guarantees.

For additional information, see “Risk Factors—Risks Related to the New Notes—Our ability to repay our debt, including the New Notes, depends on the performance of our subsidiaries and their ability to make distributions to us,” “—Risks Related to the New Notes—The New Notes and any Guarantees will be unsecured and effectively subordinated in right of payment to our existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees” and “—Risks Related to the New Notes—The New Notes will be effectively subordinated in right of payment to the indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries that do not guarantee the New Notes and any of our subsidiaries that guarantees the New Notes will also be required to guarantee certain debt in addition to the New Notes.”

Possible Future Guarantees

As of the date of this prospectus, none of our Subsidiaries is a Guarantor of the Notes. The Indenture provides that if, on any date (a “Guarantee Date”), the aggregate Guaranteed Principal Amount of any Domestic Subsidiary of the Company (other than a Domestic Subsidiary of the Company that is an Excluded Subsidiary or a Securitization Entity) exceeds $2.5 million, the Company will cause such Domestic Subsidiary to execute and deliver to the Trustee, within 30 days after such Guarantee Date (except as set forth in the proviso below), a supplemental indenture pursuant to which such Domestic Subsidiary will unconditionally guarantee the payment of the Notes, jointly and severally with all other Guarantors (if any) of the Notes; provided that, if a Domestic Subsidiary that would have been required to guarantee the Notes but for the fact that it was an Excluded Subsidiary or a Securitization Entity shall be required to guarantee the Notes because it shall have ceased to be an Excluded Subsidiary or a Securitization Entity, or if a Subsidiary that was a Foreign Subsidiary shall be required to guarantee the Notes because it shall have become a Domestic Subsidiary that is not an Excluded Subsidiary or a Securitization Entity, as the case may be, the supplemental indenture referred to above shall be delivered to the Trustee within 30 days after the date such Domestic Subsidiary shall have ceased to be an Excluded Subsidiary or a Securitization Entity or such Foreign Subsidiary shall have become a Domestic Subsidiary that is not an Excluded Subsidiary or Securitization Entity, as the case may be. Anything in the Indenture to the contrary notwithstanding, a Foreign Subsidiary shall not be required to guarantee the Notes or become a Guarantor.

In the event that any of the Company’s Domestic Subsidiaries shall guarantee the Notes, all of the Guarantees of the Notes and all of the other obligations of the Guarantors under the Indenture will be automatically suspended and will be of no force or effect during any Suspension Period, subject to reinstatement of such Guarantees (other than any such Guarantees that shall have been terminated as described below) and, in the case of any Guarantors whose Guarantees shall have been reinstated, the other obligations of such Guarantors under the Indenture on the applicable Reversion Date, all as further described under “—Certain Covenants—Covenant Suspension” below.

The obligations of each Guarantor under its Guarantee of the Notes will be limited to the maximum amount as will not result in the obligations of such Guarantor under its Guarantee of the Notes constituting a fraudulent conveyance or fraudulent transfer under applicable federal, foreign or state laws. By virtue of this limitation, a Guarantor’s obligation under its Guarantee of the Notes could be significantly less than amounts due and payable with respect to the Notes, or a Guarantor may have no obligation under its Guarantee of the Notes. Moreover, this limitation may not be effective to protect any Guarantees from being voided under fraudulent conveyance, fraudulent transfer or similar laws or to prevent that Guarantor’s obligation from being reduced to an amount that effectively makes its Guarantee worthless. See “Risk Factors—Risks Related to the New Notes —Federal and state laws may permit courts, under specific circumstances, to void the New Notes and/or any Guarantees as a fraudulent transfer or conveyance, subordinate claims in respect of the New Notes and/or any Guarantees and require you to return payments received. If that occurs, you may not receive any payments on the New Notes or any Guarantees.” and “Risk Factors—Risks Related to the New Notes —Because each Guarantor’s liability under its Guarantee may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the Guarantors.”

A Guarantor’s Guarantee of the Notes will automatically terminate and be released, all other obligations of such Guarantor under the Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under its Guarantee of the Notes and the Indenture:

(1)         upon the sale or other disposition of Capital Stock of such Guarantor, or any merger or consolidation of such Guarantor with or into any Person, which results in such Guarantor no longer being a Subsidiary of the Company or the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Company or a Domestic Subsidiary of the Company that is not an Excluded Subsidiary or a Securitization Entity) so long as such sale, disposition, merger or consolidation is permitted (or not prohibited) by the Indenture;

(2)         upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that such Guarantor is an Excluded Subsidiary, a Securitization Entity or a Foreign Subsidiary (it being understood that the Company may deliver such Officers’ Certificate in respect of any Domestic Subsidiary that is a Guarantor if such Domestic Subsidiary subsequently becomes an Excluded Subsidiary, a Securitization Entity or a Foreign Subsidiary);

(3)         upon Legal Defeasance, Covenant Defeasance or discharge of the Notes as provided in “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge,” as applicable;

(4)         if such Guarantor is dissolved or liquidated and such dissolution or liquidation is not an Event of Default (excluding an Event of Default under clause (6) of the first paragraph under the caption “—Events of Default”);

(5)         upon the merger of such Guarantor into, or the consolidation of such Guarantor with, (a) a Subsidiary of the Company if the surviving or resulting entity is an Excluded Subsidiary, Securitization Entity or Foreign Subsidiary or (b) the Company or another Guarantor;

(6)         if at any time the outstanding Guaranteed Principal Amount of such Guarantor (provided that, anything herein to the contrary notwithstanding, any Debt Securities that would otherwise be included in calculating such Guaranteed Principal Amount shall be excluded from such calculation if (x) such Guarantor’s guarantee of such Debt Securities will be released, terminated, suspended or discharged, (y) such Debt Securities will be repaid, repurchased, defeased, redeemed or otherwise discharged or otherwise will cease to be outstanding or (z) such Debt Securities will cease to meet the requirements for inclusion under clause (a), (b), (c), or (d) of the definition of “Guaranteed Principal Amount,” in each case contemporaneously with the termination of such Guarantor’s Guarantee of the Notes) shall be less than or equal to $2.5 million, whether as a result of the release, termination, suspension or discharge of such Guarantor’s guarantee of any Debt Securities, the repayment, repurchase, defeasance, redemption or other discharge of any Debt Securities, the release, termination, suspension or discharge of the Company’s guarantee of any Guaranteed Subsidiary Debt Securities, or otherwise; or

(7)         under the circumstances set forth in the last paragraph under “—Certain Covenants—Merger, Consolidation and Sale of Assets” or if such Guarantor shall cease to be a Subsidiary of the Company.

Our Non-Guarantor Subsidiaries will have no obligation, contingent or otherwise, to pay amounts due on the Notes or to make any funds available to the Company to pay those amounts, whether by dividend, distribution, loan or otherwise. See “—Ranking” above and “Risk Factors—Risks Related to the New Notes—The New Notes will be effectively subordinated in right of payment to the indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries that do not guarantee the Notes and any of our subsidiaries that guarantees the New Notes will also be required to guarantee certain debt in addition to the Notes.”

Optional Redemption

Prior to September 15, 2021 (the “Par Call Date”), the Notes may be redeemed in whole or in part at the Company’s option at any time and from time to time at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant record date to receive interest due on any interest payment date falling on or prior to such Redemption Date).

On and after the Par Call Date, the Notes may be redeemed in whole or in part at the Company’s option at any time and from time to time at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant record date to receive interest due on any interest payment date falling on or prior to such Redemption Date).

Prior to December 15, 2019, the Company will be entitled at its option on one or more occasions to redeem the Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including any Additional Notes) originally issued prior to the applicable Redemption Date at a redemption price (expressed as a percentage of the principal amount of the Notes to be redeemed) of 105.000%, plus accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant record date to receive interest due on any interest payment date falling on or prior to such Redemption Date), with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that:

(1)         at least 65% of the aggregate principal amount of Notes (including any Additional Notes) originally issued prior to the applicable Redemption Date remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or any of its Affiliates); and

(2)         each such redemption occurs within 180 days after the date of the closing of the related Qualified Equity Offering.

Any redemption of the Notes may, in the Company’s sole discretion, be subject to one or more conditions precedent, which shall be described in the related notice of redemption to Holders of Notes, which conditions may include, without limitation, completion of one or more Qualified Equity Offerings or other securities offerings or other financings, transactions or events. If such redemption is subject to satisfaction of one or more conditions precedent, such notice to Holders of Notes may (at the option of the Company) include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in such notice or in a subsequent notice to such Holders (subject, if the Company shall so elect, to satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all of such conditions have been satisfied or waived by the Company in writing, and that, if any such conditions shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind any notice of such redemption. In order to delay any Redemption Date (or to further delay any delayed Redemption Date (as defined below)), the Company shall provide written notice to the Trustee, at least two Business Days before such Redemption Date (or such delayed Redemption Date, as the case may be), to the effect that the Company has elected to delay such Redemption Date (or such delayed Redemption Date, as the case may be) and specifying the new Redemption Date (a “delayed Redemption Date”) (which may, at the Company’s option, be specified as the date on which any or all conditions to such redemption are satisfied (as determined by the Company in its sole discretion) or waived by the Company), and the Trustee shall provide such notice to each Holder of the Notes that were to be redeemed in the same manner in which the notice of redemption was given. The Company may delay any Redemption Date on one or more occasions.

If all conditions precedent (if any) to any redemption of the Notes shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date) or waived by the Company in writing and the Company has not elected to delay (or further delay) the applicable Redemption Date (or the applicable delayed Redemption Date, as the case may be), the Company shall provide written notice to the effect that the Company has elected to cancel such redemption to the Trustee prior to close of business two Business Days prior to such Redemption Date (or such delayed Redemption Date, as the case may be). Upon the Trustee’s receipt of such notice, the notice of such redemption shall be automatically rescinded and such redemption shall be automatically cancelled and the Company shall have no obligation to redeem the Notes called for redemption. Promptly after receipt of such notice, the Trustee shall provide such notice to each Holder of the Notes that were to have been redeemed in the same manner in which the notice of redemption was given.

“Applicable Premium” means, with respect to any Note on any Redemption Date for such Note, the greater of: (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (a) the present value as of such Redemption Date of (i) the redemption price of such Note on the Par Call Date (such redemption price being 100% of the principal amount of such Note) plus (ii) all required remaining scheduled interest payments due on such Note to, but excluding, the Par Call Date, excluding accrued but unpaid interest to the Redemption Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note. Calculation of the Applicable Premium and the Treasury Rate will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date for any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the first day on which the Company mails or otherwise transmits the notice of redemption or, in the case of redemption in connection with Legal Defeasance, Covenant Defeasance or satisfaction and discharge as described below under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge,” as applicable, at least two Business Days prior to the deposit of trust funds with the Trustee in accordance with the applicable provisions of the Indenture (or, if such Statistical Release is no longer published, any publicly available source of similar market data selected by the Company)) most nearly equal to the period from such Redemption Date to the Par Call Date; provided, however, that if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

In the event that the Company chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee pro rata or by lot; provided that, in the case of Notes represented by one or more Global Notes, interests in the Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor.

Notes shall be redeemed in a minimum principal amount of $1,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Notice of redemption will be mailed by first-class mail, or, if the Notes are represented by one or more Global Notes and if the Depositary’s applicable procedures so provide, transmitted in accordance with the Depositary’s applicable procedures therefor, at least 30 but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed at its registered address (or at such address as may be provided by the Depositary’s applicable procedures). On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price.

Mandatory Redemption; Open Market and Other Purchases

Except as described below under “—Change of Control,” we will not be required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes. We may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Change of Control

Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right (unless the Company has exercised its right to redeem all of the Notes as described under “—Optional Redemption” above by sending a notice of redemption) to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date referred to below (subject to the right of Holders of record on the relevant record date to receive interest due on any interest payment date falling on or prior to the Change of Control Payment Date (the “Change of Control Purchase Price”).

Within 30 days following the date upon which the Change of Control Triggering Event shall have occurred, the Company must (unless the Company has exercised its right to redeem all of the Notes as described under “—Optional Redemption” above by sending a notice of redemption) send, by first class mail, a notice to each Holder of Notes (or, in the case of Global Notes, send such notice in accordance with the applicable procedures, if any, of the Depositary), with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

·                  that the Change of Control Offer is being made pursuant to the Indenture and that all Notes that are validly tendered and not withdrawn will be accepted for payment;

·                  the Change of Control Purchase Price and the purchase date, which must be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (or otherwise transmitted), other than as may be required by law (the “Change of Control Payment Date”);

·                  that any Note not tendered will continue to accrue interest;

·                  that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date (unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes) and the only remaining right of the Holder will be to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the paying agent;

·                  that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in denominations of $1,000 and integral multiples of $1,000 in excess thereof, provided that the remaining principal amount of any such Note surrendered for repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof;

·                  that if a Holder elects to have a Note purchased pursuant to a Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note duly completed, to the Person and at the address specified in the notice (or, in the case of Global Notes, to surrender the Notes and provide the information required by such form in accordance with the applicable procedures, if any, of the Depositary) prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

·                  that a Holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

·                  that if any Note is purchased only in part a new Note will be issued in principal amount equal to the unpurchased portion of the Note surrendered.

On or before the Change of Control Payment Date for the Notes, the Company will, to the extent lawful:

·                  accept for payment all Notes or portions of Notes (in denominations of $1,000 and integral multiples of $1,000 in excess thereof) validly tendered and not withdrawn pursuant to the Change of Control Offer, provided that if, following repurchase of a portion of a Note, the remaining principal amount thereof would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

·                  deposit with a paying agent an amount equal to the payment due in respect of all Notes or portions thereof so tendered and not withdrawn;

·                  deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted for payment; and

·                  deliver to the trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the applicable provisions of the Indenture.

The Company, the depositary, if any, appointed by the Company for such Change of Control Offer or a paying agent, as the case may be, shall promptly mail or deliver (or, in the case of Global Notes, deliver in accordance with the applicable procedures, if any, of the Depositary) to each tendering Holder an amount equal to the Change of Control Purchase Price of the Notes validly tendered by such Holder and not withdrawn and accepted by the Company for purchase. Further, the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver (including by book-entry transfer) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note accepted for payment (it being understood that, notwithstanding anything in the Indenture to the contrary, no Officers’ Certificate or opinion of counsel will be required for the Trustee to authenticate and mail or deliver any such new Note). Any new Note not so accepted shall be promptly mailed or delivered (including by book-entry transfer) by the Company or the Trustee to the Holder thereof.

Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date (unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes).

If the Change of Control Payment Date is on or after a record date and on or before the related interest payment date for the Notes, any accrued and unpaid interest on the Notes to, but excluding, the Change of Control Payment Date will be paid to the Persons in whose names the applicable Notes are registered at the close of business on the applicable record date.

The Company will not be required to make a Change of Control Offer for the Notes upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture that are applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything in the Indenture to the contrary, a Change of Control Offer may be made in advance of a Change of Control or a Change of Control Triggering Event conditioned upon the occurrence of such a Change of Control or Change of Control Triggering Event, if a definitive agreement regarding such Change of Control is in effect at the time of making the Change of Control Offer.

Except as described above, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of takeovers, acquisitions, recapitalizations or similar events.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the provisions of the Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of the Indenture by virtue thereof.

The provisions of the Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event (including the definitions relating thereto) and the terms of any such offer may, subject to the limitations described below under “—Modification of the Notes, any Guarantees or the Indenture,” be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes.

The provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions.

The definition of “Change of Control” includes a disposition of “all or substantially all” of the assets (subject to certain exceptions) of the Company and its Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of such assets of the Company and its Subsidiaries. As a result, it may be unclear as to whether a Change of Control or Change of Control Triggering Event has occurred and whether the Company is required to make an offer to repurchase the Notes as described above.

We may be unable to repurchase the Notes upon a Change of Control Triggering Event because we may not have sufficient funds available or we may be prohibited from doing so by the terms of our other indebtedness. In addition, a transaction constituting a Change of Control or similar event and certain other events or transactions relating to, for example, the composition of our board of directors, our adoption of a plan for liquidation or dissolution, a change in control in the Manager or the Manager ceasing to be our manager, constitute or may constitute events of default or require or may require us to repay or offer to repurchase or repay outstanding indebtedness under other existing or future credit agreements, repurchase agreements, indentures or other instruments or agreements relating to indebtedness to which we or any of our subsidiaries is or becomes a party. Accordingly, we cannot assure you that we will have sufficient financial resources available to repurchase or repay Notes or other indebtedness should we be required to do so upon the occurrence of a Change of Control Triggering Event, Change of Control or other event or transaction. Any failure to repurchase or repay any existing of future indebtedness, should it become due and payable as the result of a Change of Control Triggering Event or Change of Control or other event, would likely have a material adverse effect on our business, results of operations and financial condition and could result in the acceleration of other indebtedness of us and our subsidiaries pursuant to cross-default and cross-acceleration provisions. In addition, certain existing or future indebtedness of ours and our subsidiaries requires or may require us or our subsidiaries to repay or offer to repurchase such indebtedness upon the occurrence of certain changes of control or similar events which may not constitute a Change of Control or Change of Control Triggering Event. See “Risk Factors—Risks Related to the Notes—Our ability to repurchase New Notes upon a Change of Control Triggering Event may be limited.”

Moreover, we will be required to offer to repurchase Notes only if both a Change of Control and certain declines in the credit ratings on the Notes occur. By contrast, any requirement that we repurchase or repay or offer to repurchase or repay, as applicable, indebtedness outstanding under the Existing Revolving Credit Agreement, the New Credit Agreement, the Existing Repurchase Agreements, our other existing repurchase agreements, the Acquisition Credit Agreement and our outstanding convertible senior notes will arise upon the occurrence of a Change of Control (or similar event) or certain other events relating to, for example, certain changes in the composition of our board of directors, our adoption of a plan of liquidation or dissolution, a change in control in the Manager or the Manager ceasing to be our manager, in each case without any requirement that there also be a decline in our credit rating, and other existing and future instruments and agreements relating to indebtedness of us and our subsidiaries may have similar provisions. As a result, we may be required to repay or repurchase or offer to repay or repurchase indebtedness outstanding under the Existing Revolving Credit Agreement, the New Credit Agreement, the Existing Repurchase Agreements, our other existing repurchase agreements, the Acquisition Credit Agreement, our outstanding convertible senior notes and other existing and future instruments and agreements relating to indebtedness before we are required, or without our being required, to repurchase or offer to repurchase the Notes.

Certain Covenants

Covenant Suspension

The Indenture contains the provisions described above under “—Possible Future Guarantees” and below under this “—Certain Covenants” section. However, the Indenture provides that the provisions described above under “—Possible Future Guarantees” (other than the portions thereof relating to the release of any Guarantor from its Guarantee of the Notes) and the provisions described below under “—Limitation on Incurrence of Additional Indebtedness,” “—Maintenance of Total Unencumbered Assets” and clauses (2) and (4) of the first paragraph under “Merger, Consolidation and Sale of Assets” (collectively, the “Suspended Covenants”) will automatically cease to apply to the Notes and will be of no force or effect on and after any date that (a) the Notes have an Investment Grade Rating from both Rating Agencies and (b) no Default or Event of Default has occurred and is continuing with respect to the Notes. If on any date thereafter the Notes do not have an Investment Grade Rating from both Rating Agencies, the Suspended Covenants will be automatically reinstated, effective as of such date (the “Reversion Date”) and will be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until such date as (x) the Notes shall again have an Investment Grade Rating from both Rating Agencies and (y) no Default or Event of Default shall have occurred and be continuing with respect to the Notes (in which event the Suspended Covenants will automatically cease to apply, effective on and after such date, to the Notes until such time as the Notes do not have an Investment Grade Rating from both Rating Agencies); provided, however, that no Default, Event of Default or other breach of any kind shall be deemed to exist or to have occurred under the Indenture, the Notes or the Guarantees, if any, of the Notes with respect to the Suspended Covenants or any Guarantees (which also shall be suspended as provided below) based on, and none of the Company, any of the Guarantors, if any, or any of the Company’s Subsidiaries shall, with respect to the Suspended Covenants or any Guarantees, bear any liability for, any actions taken or events occurring during any Suspension Period (as defined below) or any actions taken at any time pursuant to any agreement or instrument entered into or obligation arising or incurred during any Suspension Period, regardless of whether such actions, events, agreements, instruments or obligations would have been permitted if the Suspended Covenants and Guarantees, if any, remained in effect during the Suspension Period. The period of time from and including the date of suspension of the Suspended Covenants to but excluding the Reversion Date or, if there is no Reversion Date, through and including the final maturity date of the Notes is referred to as a “Suspension Period.” For purposes of clarity, it is understood that there may be one or more Suspension Periods and one or more Reversion Dates with respect to the Notes.

On the Reversion Date with respect to the Notes and anything in the Indenture to the contrary notwithstanding, all Indebtedness incurred during the applicable Suspension Period will be deemed to have been outstanding on the Issue Date so that it is classified under clause (4) of the definition of “Permitted Indebtedness,” subject to the right of the Company to classify and reclassify all such Indebtedness (or any portions thereof) as contemplated by the provisions described in the paragraph immediately following the definition of “Permitted Indebtedness.”

All of the Guarantees, if any, of the Notes and all of the obligations of the Guarantors, if any, under such Guarantees and the Indenture will be automatically suspended and will be of no force or effect during any Suspension Period but will be automatically reinstated (except in the case of a Guarantor whose Guarantee of the Notes shall have been released and terminated as described above under the caption “—Possible Future Guarantees”) on the applicable Reversion Date, if any.

The Indenture provides that the Company shall deliver an Officers’ Certificate to the Trustee notifying the Trustee of the commencement of any Suspension Period or the occurrence of any Reversion Date promptly (but in no event later than ten Business Days) after such commencement or occurrence, as the case may be, and that the Trustee shall have no obligation to monitor or determine whether a Suspension Period or a Reversion Date has occurred or exists, provided that any failure by the Company to deliver any such Officers’ Certificate shall not constitute a Default or Event of Default.

There can be no assurance that the Notes will ever receive an Investment Grade Rating from any Rating Agency or, if they do, that such rating will be maintained.

Limitation on Incurrence of Additional Indebtedness

The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness and other than as provided in the next paragraph.

Notwithstanding the foregoing, the Company or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if, on the date of the incurrence of such Indebtedness and immediately after giving effect to the incurrence of such Indebtedness and the repayment, repurchase, defeasance, redemption or other discharge of any other Indebtedness with the proceeds of the Indebtedness being so incurred or in connection with the transactions pursuant to which such Indebtedness is being incurred, on a pro forma basis:

(1)         the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.5 to 1.0; and

(2)         no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of incurring such Indebtedness.

Maintenance of Total Unencumbered Assets

The Indenture provides that the Company will maintain Total Unencumbered Assets of not less than 120% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Company and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

Merger, Consolidation and Sale of Assets

The Indenture provides that the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets determined on a consolidated basis (other than sales, assignments, transfers, leases, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business) to any Person, unless:

(1)         either

(a)         the Company shall be the surviving or continuing Person; or

(b)         the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s properties and assets (the “Surviving Entity”):

(i)             shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(ii)          shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant in the Notes and the Indenture on the part of the Company to be performed or observed;

(2)         immediately after giving effect to such transaction and, if applicable, the assumption contemplated by clause (1)(b)(ii) above (including giving pro forma effect to any Indebtedness and Acquired Indebtedness incurred and any repayment, repurchase, defeasance, redemption or other discharge of Indebtedness by the Company or the Surviving Entity, as the case may be, or any of their respective Subsidiaries in connection with such transaction), the Company or such Surviving Entity, as the case may be: (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, in each case determined as of the end of the most recent fiscal quarter ending on or prior to the date of such transaction for which financial statements of the Company or the Surviving Entity, as the case may be, are available; or (b) shall be able to incur at least $1.00 of additional Indebtedness pursuant to the second paragraph of the “—Limitation on Incurrence of Additional Indebtedness” covenant; or (c) shall have a Consolidated Fixed Charge Coverage Ratio that is equal to or greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction (the computations required by clauses (b) and (c) above shall be computed on a pro forma basis giving effect to such transaction as if it had occurred at the beginning of the most recent Four Quarter Period ended on or prior to the date of such transaction for which financial statements of the Company or the Surviving Entity, as the case may be, are available and the other pro forma adjustments set forth in the definition of Consolidated Fixed Charge Coverage Ratio). If the transaction involves a Surviving Entity and the Company and the Surviving Entity have different fiscal quarters, then the relevant Four Quarter Period and, for purposes of clause (a) of this paragraph (2), the relevant fiscal quarter, may, at the election of the Company, be based on either the Company’s or the Surviving Entity’s fiscal quarters;

(3)         immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Company or the Surviving Entity, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or the Surviving Entity, as the case may be, or such Subsidiary at the time of such transaction, and any Indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by the Company or the Surviving Entity or any of their respective Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4)         if the Surviving Entity is not the Company, each Guarantor (unless it is the Surviving Entity, in which case clause (1)(b) above shall apply) shall have by supplemental indenture confirmed that its Guarantee of the Notes shall apply to such Surviving Entity’s obligations under the Indenture and the Notes; and

(5)         the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel (which opinion may be subject to customary assumptions, limitations and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture.

Notwithstanding the foregoing provisions of this “—Merger, Consolidation and Sale of Assets” covenant, any Subsidiary of the Company may merge or consolidate with or into or transfer all or any part of its properties and assets to the Company or any other Subsidiary of the Company and the foregoing provisions and the last paragraph of this “—Merger, Consolidation and Sale of Assets” covenant shall not apply to any such transaction.

For purposes of the foregoing, the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of one or more Subsidiaries of the Company (other than sales, assignments, transfers, leases, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business), the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

For purposes of clarity, it is understood and agreed that references under this caption “—Merger, Consolidation and Sale of Assets” to sales, assignments, transfers, leases, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (1) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, assigned, transferred, leased, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by the Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (2) that the Company in good faith determines to be consistent with past practice of the Company or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Company or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s properties and assets, on a consolidated basis or otherwise, for purposes of the other paragraphs under this caption “—Merger, Consolidation and Sale of Assets.”

The Indenture will provide that upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing in which the Company is not the surviving or continuing entity, as the case may be, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as the “Company” therein, and the Company shall be released from all of its obligations under the Indenture, the Notes and all Registration Rights Agreements; provided that, in the case of a lease of all or substantially all of the properties and assets of the Company, the Company will not be released from its obligation to pay the principal of and premium, if any, and interest on the Notes.

The Indenture will further provide that, if the Surviving Entity in any transaction described in, and made in compliance with, this “—Merger, Consolidation and Sale of Assets” section shall be a Guarantor of the Notes, such Guarantor shall be released from its Guarantee of the Notes.

Reports to Holders

The Indenture provides that, whether or not required by the rules and regulations of the SEC and so long as any Notes are outstanding, the Company will mail or otherwise transmit to the Holders of the outstanding Notes:

(1)         all quarterly and annual financial information that would be required to be contained in Items 6, 7, 7A and 8 of Part II of a filing with the SEC on Form 10-K and Items 1, 2, and 3 of Part I of a filing with the SEC on Form 10-Q, as applicable, if the Company were required to file such forms pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder and, with respect to the annual information only, a report on the Company’s annual financial statements by the Company’s independent public accounting firm, in each case within 15 days after the last day of the applicable time period for filing with the SEC (plus any applicable extensions of such time period) specified in the relevant form or in the rules and regulations of the SEC or any other applicable laws, rules or regulations; and

(2)         all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder, in each case within three Business Days after the last day of the applicable time period for filing with the SEC (plus any applicable extensions of such time period) specified in Form 8-K or in the rules and regulations of the SEC or any other applicable laws, rules or regulations; provided, however, that no such report will be required to be furnished to the extent such report would be required by Items 1.04, 3.01, 3.02, 3.03, 5.02(e), 5.03, 5.04, 5.05, 5.06, 5.07 or 5.08 of Form 8-K;

provided, however, that, in the event that the Company is not subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, (i) the time periods for filing of the foregoing information and reports (collectively, the “Financial Reports”) specified in the relevant forms or rules and regulations of the SEC or any other applicable laws, rules or regulations as described in clauses (1) and (2) above shall be those applicable to a non-accelerated filer or shall otherwise be the longest available time period under such forms, rules and regulations of the SEC or other applicable laws, rules or regulations, as the case may be, (plus any applicable extensions of such time period) and (ii) the Financial Reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K or Regulation G (with respect to any non-GAAP financial measures contained therein) promulgated by the SEC, (B) will not be required to include information required by Item 601 of Regulation S-K promulgated by the SEC, (C) will not be required to include financial statements for any acquired entity, businesses or assets (whether acquired by merger, consolidation, acquisition of assets or Capital Stock or otherwise) unless such acquisition has occurred and such financial statements would be required by Rule 3-05 of Regulation S-X promulgated by the SEC to be included in an annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K of the Company, as the case may be, provided that, notwithstanding that such Rule 3-05 or any other law, rule or regulation would require that some or all of such financial statements be audited, the Company may nonetheless deliver unaudited financial statements unless the Company shall have obtained such audited financial statements in connection with such acquisition, and provided, further, that the Company shall in no event be required to provide any financial statements as of dates or for periods earlier or other than the dates or periods that would otherwise be required by such Rule 3-05 for any such acquisition, and (D) will not be required to include the schedules identified in Rule 5-04 of Regulation S-X promulgated by the SEC. For purposes of clarity, it is understood and agreed that (x) the Company may, in its sole discretion, include in any of the Financial Reports information in addition to that specified in clauses (1) and (2) above and any information that it would otherwise be entitled to omit pursuant to the provisions described above, and (y) no financial statements shall be required for the acquisition or disposition of any entity, business or assets (whether acquired or disposed of by merger, consolidation, acquisition or disposition of assets or Capital Stock or otherwise) unless such acquisition or disposition, as the case may be, shall have occurred.

In addition, the Indenture provides that the Company and the Guarantors, if any, will agree to make available to Holders of any outstanding Notes and to prospective purchasers designated by such Holders, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as such Notes (other than Notes held by the Company or an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company) are not freely transferable under the Securities Act.

The Indenture provides that, if the Company is a Subsidiary of any direct or indirect parent entity, the Financial Reports required pursuant to the first paragraph of this “Reports to Holders” section may be those of such parent entity instead of the Company; provided that, if there are material differences (as determined in good faith by the Company) between the consolidated results of operations and financial condition of such parent entity and its consolidated Subsidiaries, on the one hand, and of the Company and its consolidated Subsidiaries, on the other hand, the quarterly and annual Financial Reports required by the first paragraph above will include a presentation (which may be unaudited), either on the face of the financial statements or in the notes thereto, of the financial condition and results of operations of the Company and its Subsidiaries (it being understood and agreed that such presentation may take the form of a condensed consolidating statement of operations and a condensed consolidating balance sheet (in each case without notes thereto) or a presentation similar to that required by Rule 3-10 of Regulation S-X promulgated by the SEC (whether or not such rule is applicable) for the applicable periods).

Anything in the Indenture to the contrary notwithstanding, the Company shall be deemed to have satisfied its obligation to mail, transmit or otherwise furnish any Financial Report or other information pursuant to the first paragraph and the immediately preceding paragraph of this “—Reports to Holders” section by (a) filing or furnishing such Financial Report or other information (or another document containing the information that would otherwise have been included in such Financial Report or containing such other information, as applicable) with the SEC for public availability or (b) posting such Financial Report or other information (or another document containing the information that would otherwise have been included in such Financial Report or containing such other information) on a website (which may be a password protected website) hosted by the Company or by a third party, in each case within the applicable time period specified above.

The Indenture provides that, if any Financial Report or other information required by this “—Reports to Holders” section (or any other document referred to in the immediately preceding paragraph) is not filed, mailed, posted, transmitted or otherwise furnished within the applicable time period specified above and such Financial Report or other information (or other document) is subsequently mailed, filed, posted, transmitted or otherwise furnished, the Company will be deemed to have satisfied its obligations under this “—Reports to Holders” section with respect to such Financial Report or other information (or other document), as the case may be, and any Default or Event of Default with respect thereto or resulting therefrom shall be deemed to have been cured and any acceleration of the Notes resulting therefrom shall be deemed to have been rescinded so long as such rescission would not conflict with any applicable judgment or decree.

Events of Default

The following events are defined in the Indenture as “Events of Default” with respect to the Notes:

(1)         the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)         the failure to pay the principal of and premium, if any, on any Notes when such principal becomes due and payable, at maturity or otherwise (including the failure to make a payment to purchase Notes validly tendered and not withdrawn pursuant to a Change of Control Offer);

(3)         failure by the Company or any Guarantor to comply with any of its other covenants or agreements contained in the Indenture (other than covenants or agreements a default in whose performance would constitute an Event of Default under clause (1) or (2) above) and such default continues for a period of 60 days after the Company receives written notice (with a copy to the Trustee if given by Holders) specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the “—Merger, Consolidation and Sale of Assets” covenant, which will constitute an Event of Default when the Company receives the written notice specified in this clause (3) (with a copy to the Trustee if given by Holders) but without any requirement that such default continue for 60 days);

(4)         the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company and such payment shall not have been made, waived or extended within 30 days after such final stated maturity (giving effect to any applicable grace periods and any extensions thereof) (a “Payment Default”), or the acceleration of the final stated maturity of any Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company and such acceleration shall not have been rescinded, annulled, waived or otherwise cured within 30 days after receipt by the Company or such Subsidiary of the Company of written notice of any such acceleration (an “Acceleration”), if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company as to which a Payment Default or an Acceleration shall have occurred and shall be continuing, aggregates $75.0 million or more at any time;

(5)         certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

(6)         any Guarantee of the Notes by a Guarantor that is a Significant Subsidiary of the Company ceases (or the Guarantees of the Notes by a group of Guarantors that together would constitute a Significant Subsidiary of Company cease) to be in full force and effect for a period of 30 days, or a Guarantor of the Notes that is a Significant Subsidiary of the Company (or a group of Guarantors of the Notes that together would constitute a Significant Subsidiary of the Company) denies or disaffirms its obligations under its Guarantee (or their obligations under their Guarantees, as the case may be) of the Notes unless such denial or disaffirmation, as applicable, is rescinded, canceled or terminated within 30 days, in each case other than by reason of the release, termination, discharge or suspension of any such Guarantees or Guarantors in accordance with the terms of the Indenture or as a result of the discharge of the Indenture as described below under “—Satisfaction and Discharge” or as a result of Legal Defeasance or Covenant Defeasance as described below under “—Legal Defeasance and Covenant Defeasance.”

If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes may declare the principal of and accrued and unpaid interest on all the outstanding Notes to be due and payable by notice in writing to the Company and (if the notice is given by Holders) to the Trustee specifying the Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in clause (5) above with respect to the Company occurs and is continuing, then all unpaid principal of, and accrued and unpaid interest on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture provides that, at any time after an acceleration with respect to Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the outstanding Notes may rescind and cancel such acceleration and its consequences:

(1)         if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(2)         if all existing Events of Default, other than nonpayment of principal of or interest on the Notes that have become due solely because of the acceleration, have been cured or waived;

(3)         if, to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, in each case which have become due otherwise than by such acceleration, at a per annum rate equal to the interest rate per annum borne by the Notes, has been paid; and

(4)         if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the outstanding Notes may waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), any Default or Event of Default and its consequences, except a continuing default in the payment of the principal, premium, if any, or interest (including, without limitation, Additional Interest, if any) on any Notes held by any non-consenting Holder (excluding a default in payment resulting from an acceleration that has been or is being waived or rescinded or that has been cured).

Holders of the Notes may not enforce the Indenture or the Notes or any Guarantees of the Notes except as provided in the Indenture and the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee if a default occurs, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders of the Notes, unless such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under the Indenture.

Under the Indenture, the Company is required to provide an Officers’ Certificate to the Trustee promptly upon any Senior Officer of the Company obtaining knowledge of any Default or Event of Default, and is also required to provide an annual Officers’ Certificate indicating whether or not the officers signing such certificate know of any Default or Event of Default under the Indenture and, if applicable, describing such Default or Event of Default and the status thereof.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of all Guarantors, if any, discharged with respect to the outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, the Guarantors, if any, shall be released from all of their obligations under the Indenture and their Guarantees of the Notes, and the Company shall be released from all of its other obligations under the Indenture and the Notes, except that the following provisions of the Indenture shall survive:

(1)         the rights of Holders to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(2)         the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments on the Notes;

(3)         the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4)         the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors, if any, under the Indenture released with respect to, among other things, the covenants described above under the captions “—Possible Future Guarantees,” “— Change of Control,” “—Certain Covenants—Limitation on Incurrence of Additional Indebtedness,” “—Certain Covenants—Maintenance of Total Unencumbered Assets,” “—Certain Covenants—Reports to Holders” and clauses (2) and (4) of the first paragraph under “—Certain Covenants—Merger, Consolidation and Sale of Assets” (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, (x) the Events of Default described in clauses (1) and (2) (solely insofar as such clauses relate to any failure to pay amounts due in connection with a Change of Control Offer), clause (3) (solely insofar as it relates to the covenants and agreements as to which Covenant Defeasance has occurred), clause (4), clause (5) (except with respect to Company) and clause (6) of the first paragraph under “—Events of Default” will no longer constitute Events of Default and (y) Guarantors, if any, of the Notes shall be automatically released from all of their obligations under their Guarantees of the Notes and the Indenture and such Guarantees will be automatically released, terminated and discharged.

In order to effect either Legal Defeasance or Covenant Defeasance:

(1)         the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. dollars in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated maturity date thereof or any earlier Redemption Date;

(2)         in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions, exceptions and limitations) confirming that:

(a)         the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)         since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)         in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions, exceptions and limitations) confirming that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)         no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default and Event of Default resulting from borrowing of funds to be applied to make such deposit and any similar or substantially contemporaneous transactions and, in each case, the granting of any Liens in connection therewith);

(5)         such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument that, in the judgment of the Company, is material with respect to the Company and its Subsidiaries taken as a whole (excluding the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)         the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, exceptions and limitations), each stating that all conditions precedent provided for in the Indenture to such Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with; and

(7)         the Company shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes on the stated maturity date thereof or on the applicable Redemption Date, as the case may be (which instructions may be contained in the Officer’s Certificate referred to in clause (6) above).

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on their maturity date or any earlier Redemption Date within one year and, in the case of any such redemption, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture and except for the Trustee’s right to reimbursement of fees and expenses and indemnification as expressly provided for in the Indenture) as to all outstanding Notes, and all of the Guarantees, if any, of the Notes shall be discharged, terminated and released, when:

(1)         either

(a)         all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)         all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, will become due and payable within one year (upon stated maturity or otherwise), or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee cash in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption;

(2)         the Company has paid or caused to be paid all other sums payable by the Company under the Indenture; and

(3)         the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, exceptions and limitations) stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Notes, any Guarantees or the Indenture

From time to time, the Company, the Guarantors (if any) of the Notes and the Trustee, without the consent of the Holders of the Notes, may modify, amend or supplement the Notes, any Guarantees or other guarantees thereof or the Indenture:

(1)         to cure any ambiguity or omission; or to correct or supplement any provision contained in the Indenture, any Notes or any Guarantees of the Notes which may be defective or inconsistent with any other provision in the Indenture or any of the Notes or Guarantees;

(2)         to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)         to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company pursuant to the terms of the Indenture;

(4)         to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights of any Holder of the Notes;

(5)         to provide for any Subsidiary of the Company or any other Person to provide a Guarantee or other guarantee of the Notes, to add, novate, confirm or assume a Guarantee or other guarantee of the Notes, to add security to or for the benefit of the Notes or any Guarantee or other guarantee of the Notes, or to confirm and evidence the release, termination or discharge of any Guarantor, Guarantee, other guarantor or other guarantee of the Notes or any Lien with respect to or securing the Notes or any Guarantee or other guarantee thereof, in each case when such release, termination or discharge is provided for under the Indenture, under any Guarantee or other guarantee or under any instrument or agreement creating or evidencing any such Lien, as the case may be;

(6)         to conform the provisions of the Indenture, the Notes or any Guarantees of the Notes to this “Description of the Notes” section of this offering memorandum;

(7)         to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA;

(8)         to comply with the rules of any applicable Depositary;

(9)         to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee;

(10)  to add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Notes, to provide that any such additional covenants shall be subject to Covenant Defeasance, to add Events of Default or to surrender any right or power conferred upon the Company or any Guarantor pursuant to the Indenture;

(11)  to provide for the issuance and delivery of Additional Notes; and

(12)  to provide for the issuance and delivery of Exchange Notes and the consummation of any related exchange offer as contemplated by any Registration Rights Agreement.

Other modifications, amendments and supplements of the Notes, any Guarantees or other guarantees thereof or the Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), and compliance with any provision of the Notes, any Guarantees or other guarantees thereof or the Indenture may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), except that, without the consent of each Holder of Notes, no amendment, supplement or waiver may:

(1)         reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)         reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes, except pursuant to clause (6) below;

(3)         reduce the principal of or change or have the effect of changing the final stated maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4)         make any Notes payable in currency other than that stated in the Notes;

(5)         make any change in provisions of the Indenture providing that the right of each Holder to receive payment of principal of and interest on the Notes on or after the due dates thereof or to bring suit to enforce such payment shall not be impaired without the consent of such Holder, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; or

(6)         amend, supplement, waive or modify the Company’s obligation to make an offer to repurchase the Notes pursuant to the “—Change of Control” covenant set forth above, or reduce the premium payable upon any such repurchase or change the time at which any Notes may be repurchased pursuant to the “ —Change of Control” covenant set forth above, whether through an amendment, supplement, waiver or modification of provisions in such covenant or any definitions or other provisions in the Indenture or otherwise, unless such amendment, supplement waiver or modification shall be in effect prior to the occurrence of the applicable Change of Control Triggering Event.

The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed modification, amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed modification, amendment, supplement or waiver.

Notices

Except as otherwise provided in the Indenture, notices to Holders of Notes will be given by mail, fax, email or other electronic means to the addresses of the Holders of the Notes as they appear in the Note register (or, in the case of Global Notes, in accordance with any applicable procedures of the Depositary).

Governing Law

The Indenture provides that the Indenture, the Notes and any Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee is permitted to engage in other transactions with the Company; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

Set forth below are the definitions of certain terms used in this “Description of the Notes” section. Reference is made to the Indenture for the definition of certain other terms defined in the Indenture and used in this “Description of the Notes” section for which no definitions are provided herein.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such merger, consolidation or acquisition. Acquired Indebtedness shall be deemed to have been incurred on the date such Person becomes a Subsidiary of the Company or merges or consolidates with or into the Company or any of its Subsidiaries or the date of the assumption of such Indebtedness by the Company or any of its Subsidiaries, as applicable.

“Acquisition Credit Agreement” means the proposed credit agreement contemplated by the Offering Memorandum under the caption “Description of Other Indebtedness—Medical Office Portfolio and Acquisition Credit Facility” among SPT Ivey Tempe MOB LLC, SPT Ivey 61 Emerald MOB LLC and the other borrowers party thereto, Capital One, National Association, as administrative agent, the lenders party thereto from time to time and the other parties thereto (provided that the size, terms, structure and other features of, and parties to, such credit agreement, if entered into by the Company and/or any of its Subsidiaries, may differ from those contemplated by the Offering Memorandum), together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

As described above in this “Description of the New Notes” section, the Acquisition Credit Agreement (which consists of two related secured loan facilities) was entered into as of December 29, 2016. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for certain additional information regarding the Acquisition Credit Agreement.

“Additional Interest” means any additional interest payable on any of the Notes pursuant to a Registration Rights Agreement. For purposes of clarity, a Registration Rights Agreement may provide for the payment of Additional Interest on some, but not all, of the Notes.

“Additional Notes” means additional 5.000% Senior Notes due 2021 originally issued under the Indenture after the Issue Date. For purposes of clarity, it is understood and agreed that Exchange Notes shall not constitute Additional Notes.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Board of Directors” means, as to any Person, the board of directors, managers or trustees or other governing body of such Person (or, if such Person is a partnership or limited liability company that does not have such a governing body, the board of directors, managers or trustees or other governing body of any direct or indirect general partner of such partnership or of any direct or indirect managing member or other managing Person of such limited liability company) or any duly authorized committee thereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(1)         with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and

(2)         with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person;

in each case including each class or series of Common Stock and Preferred Stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clauses (1) or (2) above.

“Cash Management Obligations” means obligations of the Company or any Subsidiary of the Company in relation to (1) treasury, depository or cash management services, arrangements or agreements (including, without limitation, credit, debt or other purchase card programs and intercompany cash management services) or any automated clearinghouse (“ACH”) transfers of funds (including reimbursement and indemnification obligations with respect to letters of credit or similar instruments), and (2) netting services, overdraft protections, controlled disbursement, ACH transactions, return items, interstate deposit network services, supplier services, cash pooling and operational foreign exchange management, Society for Worldwide Interbank Financial Telecommunication transfers and similar programs).

“Change of Control” means:

(1)                                 the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than the Company or any of its Subsidiaries, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of Voting Stock of the Company representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Company; or

(2)         the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than sales, transfers, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business) to any Person (other than the Company and/or one or more Subsidiaries of the Company).

Notwithstanding the foregoing, (I) a transaction will not be deemed to be a Change of Control if (1) the Company becomes a direct or indirect Wholly-Owned Subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no Person (other than a parent entity satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity and (II) the reference in clause (2) of the immediately preceding paragraph to sales, transfers, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, transfers, conveyances and other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (A) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, transferred, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by the Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (B) that the Company in good faith determines to be consistent with past practice of the Company or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Company or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities or to otherwise manage commodity prices or the risk of fluctuations in commodity prices.

“Common Stock” means, with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of or in such Person’s common stock or, if such Person is not a corporation, its common equity or, if such Person is a business trust, any and all common beneficial ownership interests (however designated and whether voting or non-voting) in such Person, in each case including, without limitation, all series and classes of such common stock, other common equity or common beneficial ownership interests, as the case may be, but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the foregoing. The determination of whether any beneficial ownership interests or equity constitute common beneficial ownership interest or common equity, respectively, shall be made by the Company in good faith.

“Consolidated EBITDA” means, with respect to any Person and for any period, the Consolidated Net Income of such Person plus or minus, as the case may be, the following items (without duplication):

(1)         plus, to the extent Consolidated Net Income has been reduced thereby (without duplication):

(a)         Consolidated Income Taxes;

(b)         Consolidated Interest Expense;

(c)          depreciation, depletion and amortization;

(d)         restructuring or severance charges or expenses; and

(e)          any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with the acquisition (including, without limitation, by merger, consolidation or acquisition of Capital Stock) of Investments or other securities or assets, including any such acquisition consummated prior to the Issue Date and any such acquisition undertaken but not completed, and any charges or non-recurring costs incurred during such period as a result of any such acquisition;

(2)         plus, to the extent Consolidated Net Income has been reduced thereby, or minus, to the extent Consolidated Net Income has been increased thereby (without a duplication):

(a)         any extraordinary or nonrecurring gain (or extraordinary or non-recurring loss or charge), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or non-recurring loss or charge);

(b)         impairment charges, reserves and write-offs and reversals of any of the foregoing;

(c)          any non-cash income or loss attributable to the application of mark-to-market accounting;

(d)         after-tax gains and after-tax losses from sales, conveyances, transfers, assignments or other dispositions (including, without limitation, by merger or consolidation) of Investments or other securities or assets, in each case excluding the effect of any cumulative mark to market gains or losses;

(e)          income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued, but not including revenues, expenses, gains and losses relating to real estate properties sold or held for sale, even if they were classified as attributable to discontinued operations under the provisions of FASB Accounting Standards Codification 205 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time);

(f)           any gain or loss arising from the early extinguishment of any Indebtedness in connection with, and any fees, premiums, expenses or other charges relating to, the Transactions or any Refinancing, redemption, purchase (including, without limitation, by tender offer), retirement, repayment, defeasance or discharge on or subsequent to the Issue Date of any Indebtedness of such Person or any of its Subsidiaries, including the amortization or write-off of debt issuance costs and debt discount and fees, costs and other expenses incurred in connection with entering into, settling or terminating obligations under Interest Rate Agreements in connection with any of the foregoing;

(g)          any non-cash compensation charges arising from the grant of, issuance, vesting, exercise or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

(h)         the cumulative effect of a change in accounting principles; and

(i)             any unrealized foreign currency transaction gains or losses in respect of Indebtedness denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets or liabilities denominated in foreign currencies;

all determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person and as of any date of determination (the “Determination Date”), the ratio of Consolidated EBITDA of such Person for the most recent Four Quarter Period ending on or prior to such Determination Date for which financial statements are available to Consolidated Fixed Charges of such Person for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to the following (without duplication):

(1)         the incurrence of the Indebtedness, if any, by such Person or any of its Subsidiaries giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio and (x) any repayment, repurchase, defeasance, redemption or other discharge (collectively, for purposes of this definition, “repayment”; the terms “repay” and “repaid” shall have correlative meanings for purposes of this definition) of any Indebtedness with the proceeds of the Indebtedness to be incurred or in connection with the transactions pursuant to which such Indebtedness is to be incurred or the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, as the case may be, and (y) any purchase or other acquisition or origination of any Investments, Persons or other securities or assets made or to be made by such Person or any of its Subsidiaries (in one transaction or a series of related transactions and including, without limitation, by merger, consolidation, acquisition of Capital Stock or otherwise) with the proceeds of the Indebtedness to be incurred or in connection with the transactions pursuant to which such Indebtedness is to be incurred or the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, as the case may be (including, without limitation, any Consolidated EBITDA attributable to the Investments, Persons or other securities or assets which are being purchased, acquired or originated as aforesaid), in each case as if such incurrence, repayment, purchase, acquisition or origination, as the case may be, had occurred on the first day of the Four Quarter Period;

(2)         the incurrence and repayment of any Indebtedness of such Person or any of its Subsidiaries (other than the incurrence or repayment of any Indebtedness which is covered by clause (1) above), including any repayment of any Indebtedness with the proceeds from the incurrence of Indebtedness covered by this clause (2) or in connection with the related transaction referred to in clause (3) of this definition, in each case that occurred during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date, as if such incurrence or repayment had occurred on the first day of the Four Quarter Period, but only to the extent the incurrence or repayment of such Indebtedness was made in connection with a transaction or series of related transactions described in clause (3) below that meets the significance test set forth in such clause (3); provided, however, that such calculation shall not give pro forma effect to the incurrence of any Indebtedness described in this clause (2) if such Indebtedness is not outstanding as of the Determination Date; and

(3)         any sale or other disposition or any purchase or other acquisition or origination of any Investments, Persons or other securities or assets (other than any purchase, acquisition or origination covered by clause (1) above) made by such Person or any of its Subsidiaries (including, without limitation, by merger, consolidation, acquisition of Capital Stock or otherwise) in one transaction or a series of related transactions during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date (including, without limitation, any Consolidated EBITDA attributable to the Investments, Persons or other securities or assets which were sold, disposed of, purchased, acquired or originated as aforesaid), in each case as if such sale, disposition, purchase, acquisition or origination had occurred on the first day of the Four Quarter Period, but, anything in this clause (3) to the contrary notwithstanding, only if the Investments, Persons or other securities or assets sold, disposed of, purchased, acquired or originated in such transaction or such series of related transactions, as the case may be, met, at the time of such transaction or series of related transactions (or, at the option of the Company, would have met, as of the last day of the Four Quarter Period), the conditions specified in clause (1), (2) or (3) of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such Rule is in effect on the Issue Date but substituting 20% for 10% each place 10% appears in such Rule and assuming that the Company was the “registrant” and that the Investments, Persons or other securities or assets sold, disposed of, purchased, acquired or originated in such transaction or series of related transactions constituted a “subsidiary” of the Company within the meaning of such Rule), with the calculation of whether any such conditions are met to be made in accordance with GAAP.

If any Indebtedness bears a floating rate of interest and if pro forma effect is being given to the incurrence of such Indebtedness, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Determination Date had been the applicable rate for that portion of the Four Quarter Period during which such Indebtedness was not outstanding (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness bears an interest rate chosen at the option of the Company and if pro forma effect is being given to the incurrence of such Indebtedness, the interest rate shall be calculated by applying such optional rate chosen by the Company for that portion of the Four Quarter Period during which such Indebtedness was not outstanding. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by the Company and such pro forma calculations may include, for the avoidance of doubt and at the Company’s sole discretion, cost savings and expense reductions relating to any transaction which is being given pro forma effect (x) that have been or are expected to be realized within 12 months after the date of such transaction and/or (y) that are determined in accordance with Regulation S-X under the Securities Act.

In making any pro forma calculation, the amount of Indebtedness under any revolving credit facility outstanding on the applicable Determination Date (other than any Indebtedness being incurred under such facility in connection with a transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio) will be deemed to be:

(i)             the average daily balance of such Indebtedness during the applicable Four Quarter Period or such shorter period for which such facility was outstanding, or

(ii)          if such facility was created after the end of such Four Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to such Determination Date.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)         Consolidated Interest Expense (excluding any amortization of debt discount or expense); plus

(2)         the amount of all cash dividend payments on any Disqualified Capital Stock of such Person and any Preferred Stock of any Subsidiary (other than any Subsidiary that guarantees payment of the Notes) of such Person (in each case other than dividends paid or payable in Capital Stock that is not Disqualified Capital Stock and dividends paid to such Person or any of its Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period, all determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person and its Subsidiaries by any governmental authority, which taxes or other payments are calculated by reference to the income or profits or capital of such Person and/or any of its Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income of such Person for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes, computed on a consolidated basis in accordance with GAAP but excluding reserves related to uncertain tax positions.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)         the aggregate amount of interest expense of such Person and its Subsidiaries for such period; and

(2)         to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries before the payment of dividends on Preferred Stock for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity (or, if such Person is not a corporation, the consolidated equity interests of its partners, members or other equity owners) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person and Capital Stock of such Person’s consolidated Subsidiaries not owned, directly or indirectly, by such Person.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by the Company) with respect to any Indebtedness permitted or not prohibited by the Indenture.

“Credit Facilities” means, with respect to the Company or any Subsidiary of the Company, any debt, credit, warehousing, securitization or repurchase facilities or agreements (including, without limitation, the Existing Revolving Credit Agreement, the New Credit Agreement, the Acquisition Credit Agreement (if entered into), the Existing Repurchase Agreements and any other Repurchase Agreements but excluding the Existing Term Loan Agreement), commercial paper or overdraft facilities or agreements, indentures, or other instruments and agreements

(any or all of which may be outstanding at the same time), in each case with banks or other lenders, financial institutions, brokers, dealers, trustees, agents, buyers, sellers or other Persons, and any notes, bonds, debentures or similar instruments, in each case providing for, evidencing, creating or pursuant to which there may be incurred, issued, evidenced, secured or created revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to banks, lenders, investors or other Persons or to special purpose entities formed to borrow from banks, lenders, investors or other Persons against such receivables), securitizations, letters of credit, sales and repurchases of Investments or other securities or assets, or other Indebtedness, together in each case with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case whether in effect on the Issue Date or entered into or assumed thereafter and in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

As described above under this caption “Description of the New Notes,” the Acquisition Credit Agreement was entered into as of December 29, 2016.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other agreement or arrangement designed to protect against fluctuations in currency values or otherwise manage currency exchange rates or currency exchange rate risk.

“Debt Securities” means unsecured debt securities (other than the Notes) of the Company or any of its Domestic Subsidiaries (other than any Domestic Subsidiary that is an Excluded Subsidiary or Securitization Entity) issued by the Company or such Domestic Subsidiary or, in the case of unsecured debt securities as to which the Company and any such Domestic Subsidiary are co-issuers or co-obligors, both of them, as the case may be, in a public offering registered pursuant to the Securities Act or in an offering exempt from such registration pursuant to Rule 144A and/or Regulation S thereunder. For purposes of clarity it is understood and agreed that a Debt Security which was unsecured but that shall thereafter be secured shall cease to be a “Debt Security” within the meaning of the foregoing definition so long as it is secured.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means The Depository Trust Company or any successor depositary for the Global Notes.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event:

(1)         matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)         is redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of such Capital Stock in whole or in part,

in each case on or prior to the earlier of (a) the stated maturity date of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of such Capital Stock which so matures or is mandatorily redeemable or is so exchangeable, redeemable or repurchasable at the option of the holder thereof prior to the earlier of such dates will be deemed to be Disqualified Capital Stock, (ii) any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require such Person to redeem, repay, exchange or repurchase such Capital Stock upon the occurrence of a change of control, fundamental change or similar event (howsoever defined or referred to) shall not constitute Disqualified Capital Stock if any such redemption, repayment, exchange or repurchase obligation is subject to compliance by the relevant Person with the covenant described above under “—Change of Control,” (iii) any options, warrants and contracts (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of Capital Stock, and any securities (other than Capital Stock) convertible into or exchangeable for any shares of Capital Stock, shall not constitute Disqualified Capital Stock, (iv) Capital Stock will not be deemed to be Disqualified Capital Stock as a result of provisions in any stock option plan, restricted stock plan, or other equity incentive plan or any award or agreement issued or entered into thereunder that requires such Person or any of its Subsidiaries, or gives any current or former employee, director or consultant or their heirs, executors, administrators or assigns the right to require such Person or any of its Subsidiaries, to purchase, redeem or otherwise acquire or retire for value or otherwise Capital Stock or any other equity awards (including, without limitation, options, warrants or other rights to purchase or acquire Capital Stock, restricted stock and restricted stock units) issued or issuable under any such plan, award or agreement; and (v) Capital Stock will not constitute Disqualified Capital Stock to the extent that such Person or any of its Subsidiaries has the option of paying for such Capital Stock at maturity, upon mandatory redemption, or upon any redemption, exchange or repurchase at the option of the holder of such Capital Stock, as the case may be, with Capital Stock (other than Disqualified Capital Stock) of such Person or any of its Subsidiaries.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Foreign Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the 5.000% Senior Notes due 2021 issued under the Indenture in exchange for outstanding Notes in an exchange offer pursuant to a Registration Rights Agreement, as amended or supplemented from time to time.

As described above under this caption “Description of the New Notes,” the New Notes to be issued in the exchange offer will constitute Exchange Notes.

“Excluded Subsidiary” means any of the following Subsidiaries of the Company, whether any such Subsidiary is in existence on the Issue Date or is formed or acquired or becomes a Subsidiary of the Company thereafter: (i) a Subsidiary of the Company that is prohibited, in the good faith judgment of the Company, from providing a Guarantee of the Notes or from incurring or having Indebtedness by any law, rule or regulation, or by any judgment, order, decree, pronouncement, interpretation or other action of any court, government, or governmental or administrative authority or official or arbitrator having jurisdiction over such Subsidiary or the Company, (ii) any Subsidiary of the Company that, in the good faith judgment of the Company, is prohibited from providing a Guarantee of the Notes or from incurring or having Indebtedness by any instrument or agreement (as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time) to which the Company or any Subsidiary of the Company is a party or by which any of them is bound or by any Organizational Documents (as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time) of any such Subsidiary or (iii) any Subsidiary of the Company if its providing a Guarantee of the Notes would require or would be reasonably likely to require, in the good faith judgment of the Company, the Company or any Subsidiary of the Company to register as an “investment company” under the Investment Company Act or would cause or would be reasonably likely to cause, in the good faith judgment of the Company, the Company or any Subsidiary of the Company to become subject to regulation under the Investment Company Act. For purposes of clarity, it is understood and agreed that a Subsidiary of the Company that is not an Excluded Subsidiary may at any time become an Excluded Subsidiary in accordance with the provisions of the foregoing sentence.

“Existing Repurchase Agreements” means all Repurchase Agreements to which the Company or any of its Subsidiaries is a party as of the Issue Date, in each case together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Existing Revolving Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of July 28, 2015 among Starwood Property Mortgage Sub-10, L.L.C., Starwood Property Mortgage Sub-10-A, L.L.C., the Company, the other subsidiaries of the Company party thereto, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent, and any other parties thereto, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Existing Term Loan Agreement” means the Credit Agreement, dated April 19, 2013, among the Company, as the borrower, and certain subsidiaries of the Company, each as guarantors, the lenders party thereto from time to time and Credit Suisse AG, as administrative agent and collateral agent for the lenders, as amended by the First Amendment to Credit Agreement dated December 13, 2013 among the parties thereto, as amended, amended and restated or supplemented, if applicable.

As described above under this caption “Description of the New Notes,” all borrowings outstanding under the Existing Term Loan Agreement were repaid with proceeds from the issuance and sale of the Old Notes and borrowings under the New Credit Agreement and the Existing Term Loan Agreement has been terminated.

“FASB” means the Financial Accounting Standards Board or any successor thereto.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Company in good faith.

“Foreign Subsidiary” means, with respect to any Person, (a) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary (including any Subsidiary that would otherwise be a Domestic Subsidiary) of such Subsidiary, (b) any Subsidiary of such Person that has no material assets (with the determination of materiality to be made in good faith by the Company) other than Capital Stock of (or Capital Stock of and debt obligations owed or treated as owed by) one or more Foreign Subsidiaries (or Subsidiaries thereof), and (c) any Subsidiary (including any Subsidiary that would otherwise be a Domestic Subsidiary) of such Person that owns any Capital Stock of a Foreign Subsidiary if its providing a Guarantee of the Notes could reasonably be expected, in the good faith judgment of the Company, to cause any earnings of such Foreign Subsidiary, as determined for U.S. federal income tax purposes, to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent for U.S. federal income tax purposes.

“Four Quarter Period” means, with any respect to any Person, any period of four consecutive fiscal quarters of such Person.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, consistently applied; provided that, (I) notwithstanding the foregoing but subject to clause (II) of this proviso, for purposes of determining compliance with any covenant (including the computation under any financial covenant and any related definitions) contained in the Indenture or the amount of Indebtedness (including, without limitation, for purposes of clause (4) of the first paragraph of the “— Events of Default” section) or other liabilities, assets, stockholders (or other) equity, net worth, revenues, expenses or net income (loss) of any Person or any of its Subsidiaries or any other amounts appearing in, derived from or used in compiling or preparing, the financial statements (including notes thereto) of any Person and/or any of its Subsidiaries, or making any financial or accounting computation or determination relevant to any Person or any of its Subsidiaries, (a) leases shall be classified and accounted for in accordance with FASB Accounting Standards Codification (“ASC”) 840 as in effect on the Issue Date, (b) Indebtedness of any Person and its Subsidiaries shall exclude the effects of ASC 825 and ASC 470-20 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time, on financial liabilities, (c) the Company shall make such adjustments as it determines in good faith are necessary to remove the impact of consolidating any variable interest entities under the requirements of ASC 810 or transfers of financial assets accounted for as secured borrowings under ASC 860, as both of such ASC sections are in effect on the Issue Date and (d) if any Person shall own, directly or indirectly, less than 100% of the outstanding Common Stock of any Subsidiary of such Person, then only a pro rata portion of the Indebtedness, other liabilities, assets, stockholders (or other) equity, net worth, revenues, expenses or net income (loss) of such Subsidiary or any other amounts relevant to such Subsidiary appearing in, derived from or used in compiling or preparing the financial statements (including notes thereto) of such Subsidiary or of such Person and/or any of its Subsidiaries, as applicable, shall be included for purposes of determining compliance with any such covenant or determining any such amount or making any such financial or accounting computation or determination referred to above, such pro rata portion to be proportionate to the percentage of the outstanding Common Stock of such Subsidiary owned, directly or indirectly, by such Person (or, at the option of such Person, proportionate to such Person’s total direct and indirect participation or economic interests (expressed as a percentage) in the stockholders (or other) equity or net income (loss) of such Subsidiary or in any other amount or item referred to above or relevant to such Subsidiary or any such determination or computation) and (II) clause (I) of this proviso shall not be applicable for purposes of the Financial Reports and other reports and information to be delivered by the Company pursuant to the “Reports to Holders” covenant. For the avoidance of doubt, revenues, expenses, gains and losses that are included in results of discontinued operations because of the application of ASC 205 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time, will be treated as revenues, expenses, gains and losses from continuing operations.

“Guarantee” means, individually, any guarantee of the Notes by a Guarantor pursuant to the terms of the Indenture and, collectively, all such guarantees of the Notes by Guarantors pursuant to the terms of the Indenture, in each case as any such guarantees may be amended or supplemented from time to time.

“Guaranteed Principal Amount” means, with respect to any Domestic Subsidiary of the Company (other than any Domestic Subsidiary that is an Excluded Subsidiary or Securitization Entity), the aggregate principal amount (without duplication) of (a) all outstanding Debt Securities of the Company for whose payment the Company and such referent Domestic Subsidiary are jointly and severally liable as co-issuers or co-obligors, (b) all outstanding Debt Securities of the Company the payment of which is guaranteed by such referent Domestic Subsidiary, (c) all outstanding Debt Securities of such referent Domestic Subsidiary the payment of which is guaranteed by the Company and (d) all outstanding Guaranteed Subsidiary Debt Securities issued by other Domestic Subsidiaries of the Company the payment of which is guaranteed by such referent Domestic Subsidiary.

“Guaranteed Subsidiary Debt Securities” means Debt Securities issued by any Domestic Subsidiary of the Company (other than any Domestic Subsidiary that is an Excluded Subsidiary or a Securitization Entity) the payment of which is guaranteed by the Company; provided that any such Debt Security will cease to be a Guaranteed Subsidiary Debt Security upon the release, termination, suspension or discharge of the Company’s guarantee thereof.

“Guarantor” means each Domestic Subsidiary of the Company, if any, that guarantees the payment of the Notes pursuant to the terms of the Indenture; provided that no Excluded Subsidiary or Securitization Entity shall be deemed to be, or shall be required to become, a Guarantor; and provided, further, that, upon release or discharge of any such Domestic Subsidiary from its Guarantee of the Notes, or upon the termination or suspension of any such Guarantee, in accordance with the Indenture, such Domestic Subsidiary shall cease to be a Guarantor.

“Holder” means a person in whose name a Note is registered on the registrar’s books.

“incur” has the meaning set forth in the first paragraph under “— Certain Covenants—Limitation on Incurrence of Additional Indebtedness.” The terms “incurred” and “incurring” shall have correlative meanings.

“Indebtedness” means with respect to any Person, without duplication:

(1)         the principal amount of indebtedness of such Person for borrowed money;

(2)         the principal amount of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)         all Capitalized Lease Obligations of such Person;

(4)         all payment obligations of such Person issued or assumed as the deferred purchase price of property and all payment obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (but, in each case, excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business and any earn-out or similar obligations and also excluding all obligations other than those relating to payment of the purchase price of the applicable property or assets);

(5)         the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except in each case to the extent such obligations relate to trade payables or other accrued liabilities arising in the ordinary course of business);

(6)         Indebtedness of other Persons of the types referred to in clauses (1) through (5) above and clauses (8) and (10) below to the extent (and only to the extent) guaranteed by such referent Person;

(7)         Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such referent Person, the amount of such Indebtedness of such referent Person being deemed to be the lesser of the fair market value of such property or asset and the amount of the Indebtedness of such other Person so secured;

(8)         all net payment obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements of such Person, other than obligations incurred or agreements entered into for hedging purposes;

(9)         all outstanding Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and, if such Disqualified Capital Stock is subject to repurchase at the option of holder, its maximum fixed repurchase price (or, if such Disqualified Capital Stock does not have a liquidation preference or a maximum fixed repurchase price, its estimated repurchase price as determined by the Company in good faith), but excluding in each case accrued dividends and premium, if any (for purposes of this clause (9), “fixed repurchase price” shall mean a price specified as a fixed amount in U.S. dollars or other applicable currency); and

(10)  all repurchase obligations (excluding accrued interest or any portion of such obligations representing accrued interest) of such Person under Repurchase Agreements to which it is party.

For purposes of determining the amount of Indebtedness under any covenants, definitions or other provisions of the Indenture, (a) guarantees of, and obligations in respect of letters of credit, bankers’ acceptances and other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included and the incurrence or creation of any such guarantees, obligations or Liens shall not be deemed to be the incurrence of Indebtedness; (b) unless otherwise expressly provided in the Indenture, the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and (c) if any Person shall own, directly or indirectly, less than 100% of the outstanding Common Stock of any Subsidiary of such Person, then only a pro rata portion of the Indebtedness, of such Subsidiary shall be included for purposes of determining the amount of Indebtedness of such Person and its Subsidiaries on a consolidated basis, such pro rata portion to be determined as set forth in the definition of GAAP. For purposes of clarity, it is understood and agreed that, anything in the Indenture to the contrary notwithstanding, Indebtedness of variable interest entities (within the meaning of GAAP) shall not be deemed Indebtedness of any Person or any of its Subsidiaries. For purposes of determining compliance with any U.S. dollar-denominated restriction (including, without limitation, those set forth in any definition) on the amount or incurrence of any Indebtedness, the U.S. dollar-equivalent amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount (or, if incurred with original issue discount, the issue price) of such Refinancing Indebtedness does not exceed the principal amount (or if incurred with original issue discount, the accreted value) of such Indebtedness being Refinanced plus any additional Indebtedness incurred to pay interest or dividends thereon plus the amount of any premium (including tender premiums), defeasance costs and any fees and expenses incurred in connection with the incurrence of such Refinancing Indebtedness; and provided, further, notwithstanding anything to the contrary set forth in the “—Limitation on Incurrence of Additional Indebtedness” covenant, the “Maintenance of Total Unencumbered Assets” covenant, in the definition of “Permitted Indebtedness” or elsewhere in the Indenture, the maximum amount of Indebtedness that the Company and its Subsidiaries may incur pursuant to such “—Limitation on Incurrence of Additional Indebtedness” covenant, and such definition shall not be deemed to be exceeded, nor shall the Company be deemed to have breached its obligations under such “—Maintenance of Total Unencumbered Assets” covenant, solely as a result of fluctuations in currency exchange rates.

Subject to the foregoing, the principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness and Indebtedness being Refinanced are denominated that is in effect on the date of such Refinancing. Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because such Indebtedness is unsecured. For purposes of clarity, it is understood and agreed that, anything in the Indenture to the contrary notwithstanding, the term “Indebtedness” shall not include any commitment to make loans, advances or other Investments, or to purchase Investments, Persons or other securities or assets.

“Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by the Company from time to time.

“Indenture” means the indenture dated as of the Issue Date between the Company and the Trustee relating to the Notes, as amended or supplemented from time to time.

“Insolvency Event” means, with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any part of its assets or property in an involuntary case under any applicable Insolvency Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any applicable Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of any action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Intercompany Indebtedness” means Indebtedness of the Company or any of its Subsidiaries owing to the Company or any of its Subsidiaries.

“interest” means, with respect to any Note, interest payable on such Note and Additional Interest, if any, payable on such Note pursuant to a Registration Rights Agreement.

“Interest Rate Agreement” means any interest rate swap, cap, floor, collar, hedge or similar agreements and any other agreement or arrangement designed to manage interest rates or interest rate risk.

“Investment” means any direct or indirect loan, loan origination or other extension of credit (including, without limitation, a guarantee), any capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness, any servicing rights, any real property or interests in real property (including, without limitation, improvements, fixtures and accessions thereto and ground leases), and any other investment assets (whether tangible or intangible). “Investment” shall exclude extensions of trade credit in the ordinary course of business, but, unless otherwise expressly stated or the context otherwise requires, shall include acquisitions of any of the foregoing or of any Person, whether by merger, consolidation, acquisition of Capital Stock or assets or otherwise.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means December 16, 2016.

“Issue Date Committed Amount” means the sum of (1) the maximum aggregate principal amount of revolving credit and term loan borrowings that would have been available under the Existing Revolving Credit Agreement and the New Credit Agreement on the Issue Date, assuming that no borrowings or other Indebtedness was incurred or outstanding under any such agreements on the Issue Date, that any rights or options of the applicable borrower or borrowers to increase, or to request an increase in, the maximum aggregate principal amount of available borrowings thereunder (including, without limitation, pursuant to any committed or uncommitted accordion provisions) had been exercised or made, as applicable, that all such requests had been granted and that all such increases and requested increases were in effect on the Issue Date, and that the maximum aggregate principal amount of borrowings under such agreements (giving effect to all such increases and requested increases) could be borrowed on the Issue Date and (2) the maximum aggregate amount of financing that would have been available to the applicable Repo Sellers from the applicable Repo Buyers under the Existing Repurchase Agreements on the Issue Date, assuming that no financing was extended or other Indebtedness was incurred or outstanding under any such agreements on the Issue Date, that any rights or options of the applicable Repo Seller or Repo Sellers to increase, or to request an increase in, the maximum aggregate amount of available financing thereunder (including, without limitation, pursuant to any committed or uncommitted accordion provisions) had been exercised or made, as applicable, that all such requests had been granted and that all such increases and requested increases were in effect on the Issue Date, and that the maximum aggregate amount of financing under such agreements (giving effect to all such increases and requested increases) could be extended to the Repo Sellers on the Issue Date, in each case referred to in clauses (1) and (2) above assuming the performance of and compliance with all covenants and agreements and the truth and accuracy of all representations and warranties in such agreements, and further assuming that all conditions to borrowing or financing, all conditions to increases or requested increases in the maximum aggregate principal amount of available borrowings or the maximum aggregate amount of available financing, all borrowing base or other collateral requirements, and all other applicable terms, conditions and other provisions of such agreements had been satisfied, performed and complied with as and when required. As used in the immediately preceding sentence, the terms Repo Sellers and Repo Buyers have the respective meanings set forth in the definition of Repurchase Agreement.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Manager” means, so long as the Company is externally managed, any Person serving as the Company’s external manager which, on the Issue Date, is SPT Management, LLC, a Delaware limited liability company.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the credit rating business thereof.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or incurrence of Indebtedness, means the cash proceeds of such issuance, sale or incurrence, as the case may be, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts and commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance, sale or incurrence, as the case may be, and net of taxes paid or payable as a result thereof.

“New Credit Agreement” means the Credit Agreement dated as of December 16, 2016 among the Company, as borrower, the subsidiaries of the Company from time to time party thereto, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, the other lenders party thereto from time to time and any other parties thereto from time to time, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

As described above under this caption “Description of the New Notes,” the New Credit Agreement was entered into on the Issue Date.  A description of some of the terms of the New Credit Agreement appears in the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2016 and a copy of the New Credit Agreement has been filed as Exhibit 4.3 to such report, both of which are available as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

“Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not a Guarantor of the Notes.

“Non-Recourse Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries:

(1)         that is advanced to finance the acquisition of Securitization Assets or other assets and secured only by the assets to which such Indebtedness relates (or by a pledge of equity in the Securitization Entity owning such assets) without recourse to the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph under the caption “—Events of Default”) a claim for payment or performance has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of such clause (4)) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(2)         that is advanced to any Subsidiaries or group of Subsidiaries of the Company formed for the sole purpose of acquiring or holding Securitization Assets or other assets (directly or indirectly) against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, any other assets of the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph under the caption “—Events of Default”) a claim for payment or performance has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of such clause (4)) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(3)         that is advanced to finance the acquisition of real property and secured by only the real property (and any accessions, improvements and fixtures thereto) to which such Indebtedness relates (or by a pledge of equity in the Securitization Entity owning such assets) without recourse to the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph under the caption “—Events of Default”) a claim for payment or performance has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of such clause (4)) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(4)         in respect of which recourse for payment is contractually limited to specific assets of the Company or any of its Subsidiaries encumbered by a Lien securing such Indebtedness (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph under the caption “— Events of Default”) a claim for payment or performance has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligation with respect to any such Standard Recourse Undertakings shall (solely for purposes of such clause (4)) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a liability (for GAAP purposes) of the Company or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Company) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness)); or

(5)         customary completion or budget guarantees provided to lenders in connection with any of the foregoing clauses (1) through (4) in the ordinary course of business.

For the purposes of clarity, it is understood and agreed that, solely for purposes of clause (4) of the first paragraph under the caption “— Events of Default,” if the payment of any Indebtedness that would otherwise constitute Non-Recourse Indebtedness is guaranteed in part but not in whole by the Company or a Subsidiary of the Company in such manner that the portion of such Indebtedness so guaranteed no longer constitutes Non-Recourse Indebtedness, then (solely for the purposes of such clause (4)) the portion of the Indebtedness so guaranteed shall be deemed to constitute recourse Indebtedness and the remainder of such Indebtedness shall be deemed to constitute Non-Recourse Indebtedness.

“Notes” means the Company’s 5.000% Senior Notes due 2021 (including, for the avoidance of doubt, any Additional Notes and any Exchange Notes) issued under the Indenture, all of which shall be treated as a single class of securities for all purposes (including voting) under the Indenture, as the Notes may be amended or supplemented from time to time.

As noted above under this caption “Description of the New Notes,” the term “Notes” includes the Old Notes, the New Notes, as well as any Additional Notes and any other Exchange Notes that the Company may issue in the future.

“Offering Memorandum” means the Company’s offering memorandum dated December 9, 2016 relating to the Notes, as the same may have been or may be amended or supplemented from time to time.

“Officer” means, with respect to any Person, (1) the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, any Vice President (whether or not the title “Vice President” is preceded or followed by any other title such as “Senior,” “Executive” or otherwise), any Managing Director, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member, as the case may be, of such Person, and (2) any other individual designated as an “Officer” by the Board of Directors of such Person (or, if applicable, by the Board of Directors of any entity or general partner or managing member referred to in clause (1)(b)).

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person.

“Organizational Documents” means, with respect to any entity, its charter and bylaws, its limited or general partnership agreement and certificate of limited or general partnership, its limited liability company agreement, operating agreement or other similar agreement and its limited liability company certificate, its trust agreement, or any similar organizational documents of such entity, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)         (a) Notes in an aggregate principal amount not to exceed the aggregate principal amount thereof issued on the Issue Date and (b) the Company’s 3.75% Convertible Senior Notes due 2017, the Company’s 4.55% Convertible Senior Notes due 2018 and the Company’s 4.00% Convertible Senior Notes due 2019, in each case referred to in this clause (b) in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Issue Date;

(2)         Indebtedness of the Company or any of its Subsidiaries under the Existing Term Loan Agreement outstanding on the Issue Date;

(3)         (a) Indebtedness of the Company or any of its Subsidiaries under the Existing Revolving Credit Agreement, the Existing Repurchase Agreements or the New Credit Agreement, in each case to the extent such Indebtedness is incurred or outstanding on the Issue Date and (b) Indebtedness of the Company or any of its Subsidiaries incurred after the Issue Date under any Credit Facilities (in each of the foregoing cases including the issuance and creation of letters of credit, bankers’ acceptances and similar instruments thereunder) if, immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis under GAAP, outstanding under this clause (3) shall not exceed the Issue Date Committed Amount (Indebtedness of the type described in subclause (a) of this clause (3) that is outstanding on the Issue Date shall be deemed to have been incurred under this clause (3) on the Issue Date);

(4)         Indebtedness of the Company or any of its Subsidiaries outstanding on the Issue Date, other than Indebtedness described in clauses (1), (2) or (3) above that is incurred or outstanding on the Issue Date;

(5)         Indebtedness of the Company or any of its Subsidiaries under Commodity Agreements, Currency Agreements and Interest Rate Agreements incurred or entered into for hedging purposes and not for speculative purposes;

(6)         Intercompany Indebtedness; provided, however, that:

(a)         if the Company is the obligor on Indebtedness owing to and held by a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to the Notes;

(b)         if a Guarantor is the obligor on Indebtedness owing to and held by a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to such Guarantor’s Guarantee of the Notes; and

(c)          (i) any subsequent issuance or transfer of Capital Stock or other event which results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Subsidiary of the Company, shall in each case referred to in clause (i) and (ii) immediately above be deemed to constitute an incurrence of such Indebtedness by the Company or such Subsidiary not permitted by this clause (6).

(7)         Indebtedness of the Company or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten Business Days of incurrence;

(8)         (x) Indebtedness of the Company or any of its Subsidiaries in respect of banker’s acceptances, workers’ compensation claims, surety, performance, bid, customs, stay, appeal, tax or similar bonds, security deposits, performance or completion guarantees and payment obligations in connection with self-insurance or similar obligations provided or obtained by the Company or any Subsidiary of the Company in the ordinary course of business and (y) Indebtedness of the Company or any of its Subsidiaries owed to (including in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations, taxes or contributions for social security, wages or unemployment, health, disability or other employee benefits, or property, casualty or liability insurance provided to the Company or any of its Subsidiaries pursuant to reimbursement or indemnification obligations of such Person, in each case incurred in the ordinary course of business;

(9)         Refinancing Indebtedness of the Company or any of its Subsidiaries;

(10)  Indebtedness of the Company and its Subsidiaries if, immediately after giving effect to the incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis under GAAP, outstanding under this clause (10) shall not exceed the greater of (x) $300 million and (y) 3% of Total Assets at such time;

(11)  Indebtedness of any Person (a) outstanding on the date of any acquisition of Investments or other securities or assets from such Person, including through the acquisition of a Person that becomes a Subsidiary of the Company or is acquired by, or merged or consolidated with or into, the Company or any Subsidiary of the Company, or that is assumed by the Company or any of its Subsidiaries in connection with any such acquisition (other than Indebtedness incurred by such Person in connection with, or in contemplation of, such acquisition, merger or consolidation) or (b) incurred by the Company or any of its Subsidiaries to provide all or any portion of the funds utilized to acquire, or to consummate the transaction or series of related transactions in connection with or in contemplation of any acquisition of, any Investments or other securities or assets, including through the acquisition of a Person that becomes a Subsidiary of the Company or is acquired by, or merged or consolidated with or into, the Company or any Subsidiary of the Company, provided, however, that immediately after giving effect to the incurrence of such Indebtedness pursuant to this clause (11) and, if applicable, the repayment, repurchase, defeasance, redemption, Refinancing or other discharge of any other Indebtedness in connection with such acquisition, merger or consolidation and the other pro forma adjustments, if applicable, set forth in the definition of “Consolidated Fixed Charge Coverage Ratio” on a pro forma basis, either (i) the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the second paragraph of the “—Limitation on Incurrence of Additional Indebtedness” covenant or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company would have been greater than or equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction;

(12)  Indebtedness of the Company or any of its Subsidiaries arising from agreements of the Company or a Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case incurred or assumed in connection with an investment in or the acquisition or disposition of any business, Investments or other securities or assets of the Company or any business, Investments, other securities or assets or Capital Stock of a Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, Investments, assets or Capital Stock for the purpose of financing such acquisition;

(13)  Indebtedness incurred by the Company or any Subsidiary of the Company in connection with (i) insurance premium financing arrangements, (ii) deferred compensation payable to directors, officers, members of management, employees or consultants of the Company or any Subsidiary of the Company or of any Manager or any Subsidiary of any Manager, (iii) contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to real property of the Company or any Subsidiary of the Company, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law and (v) obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar arrangements entered into with the seller of a business or any other similar arrangements providing for the deferred payment of the purchase price for an Investment or other securities or assets or any other acquisition;

(14)  Indebtedness of the Company or any of its Subsidiaries owed to banks and other financial institutions incurred in the ordinary course of business of the Company and its Subsidiaries in connection with Cash Management Obligations and other ordinary banking arrangements to provide treasury services or to manage cash balances of the Company and its Subsidiaries;

(15)  Indebtedness consisting of promissory notes issued by the Company or any Subsidiary of the Company to future, present or former directors, officers, employees or consultants of the Company or any Manager or any of their respective Subsidiaries or their respective assigns, estates, heirs, family members, spouses, former spouses, domestic partners or former domestic partners to finance the purchase, redemption or other acquisition, cancellation or retirement of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock or other equity-based awards, of the Company or any Subsidiary of the Company;

(16)  Indebtedness of the Company or any of its Subsidiaries to the extent the Net Cash Proceeds from such Indebtedness are, within 60 days after such Indebtedness is incurred:

(i)             used to purchase any or all of the Notes tendered in a Change of Control Offer made as a result of a Change of Control Triggering Event;

(ii)          used to redeem any or all of the Notes pursuant to the Indenture; or

(iii)       deposited to effect Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes pursuant to the Indenture;

(17)  Indebtedness of the Company or any of its Subsidiaries (including, without limitation, Indebtedness incurred under the Acquisition Credit Agreement, if entered into) to the extent the Net Cash Proceeds from such Indebtedness are used (a) to acquire, on or before January 31, 2017, medical office buildings pursuant to the Purchase and Sale Agreement dated as of September 30, 2016 among the sellers named therein and SPT Ivey Holdings, LLC, a Delaware limited liability company (as such agreement may have been or may be amended or supplemented from time to time), and (b) to acquire any rights or assets (tangible or intangible) relating to any such medical office buildings, to refinance, repay, repurchase, redeem, discharge or terminate any Indebtedness secured by or otherwise relating to any such medical office buildings, rights or assets or assumed in connection with or otherwise relating to the acquisition thereof, to pay tenant improvements, leasing commissions and other costs and expenses relating to any such medical office buildings, rights or assets, and to pay any fees and other expenses incurred in connection with any of the foregoing, if, immediately after giving effect to the incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of Indebtedness of the Company and its consolidated Subsidiaries, determined on a consolidated basis under GAAP, outstanding under this clause (17) shall not exceed $600 million (less the aggregate principal amount of any Indebtedness outstanding under this clause (17) that shall have been Refinanced pursuant to clause (9) of this definition); and

(18)  guarantees of Indebtedness of the Company or any Subsidiary of the Company (including, without limitation, Guarantees, if any, of the Notes) by the Company or any Subsidiary of the Company,

provided that such Indebtedness was permitted (or not prohibited) to be incurred by the second paragraph of the “—Limitation on Incurrence of Additional Indebtedness” covenant or any other provision of this definition of “Permitted Indebtedness.”

For purposes of determining compliance with the “—Limitation on Incurrence of Additional Indebtedness” and the “—Merger, Consolidation and Sale of Assets” covenants, and for purposes of the foregoing provisions of the definition of “Permitted Indebtedness” and the definition of “Refinancing Indebtedness,” in the event that an item of Indebtedness (including Indebtedness incurred or outstanding on the Issue Date) or portion thereof meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the second paragraph of the “—Limitation on Incurrence of Additional Indebtedness” covenant, the Company shall, in its sole discretion, classify (and may later reclassify) such item of Indebtedness (or any portion thereof) in any manner that complies with such “—Limitation on Incurrence of Additional Indebtedness” covenant (including, without limitation, the second paragraph thereof) or with the foregoing provisions of the definition of “Permitted Indebtedness” (it being understood, for purposes of clarity, that the Company will be entitled to divide and classify, and subsequently re-divide and reclassify, an item of Indebtedness into one or more of the categories of Indebtedness referred to in this sentence). In determining compliance with the amount of Indebtedness permitted or which may be incurred under, or classified or reclassified to, clauses (3), (10) and (17) above, the aggregate principal amount of Indebtedness outstanding under any such clause and, in the case of clause (10), the amount of Total Assets of the Company and its consolidated Subsidiaries shall be determined after giving effect to the incurrence of the applicable Indebtedness under, or the classification or reclassification of the applicable Indebtedness to, such clause, as the case may be, and, if applicable, the receipt and application of the proceeds therefrom (including, without limitation, to repay other Indebtedness and, in the case of clause (10), to acquire Investments, Persons, or other securities or assets), and the maximum amount of Indebtedness that the Company and its Subsidiaries may incur pursuant to such clause (10) shall not be deemed to be exceeded solely as a result of a subsequent decline in the amount of Total Assets of the Company. Accrual of interest, accretion or amortization of original issue discount, payment of interest on any Indebtedness in the form of additional Indebtedness with substantially the same terms, and the accrual, accumulation or payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class or series of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the “—Limitation on Incurrence of Additional Indebtedness” or the “—Merger, Consolidation and Sale of Assets” covenants or the foregoing provisions of the definition of “Permitted Indebtedness.”

“Person” means an individual, limited or general partnership, limited liability company, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, dissolution or winding-up.

“Qualified Equity Offering” means any private or public issuance or sale by the Company of its Capital Stock (other than Disqualified Capital Stock) for cash. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(1)         any issuance and sale registered on Form S-4 or Form S-8;

(2)         any issuance and sale to any of the Company’s Subsidiaries or to any employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their respective employees; or

(3)         any issuance of Capital Stock in connection with a transaction that constitutes a Change of Control.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Moody’s or S&P, or either of them, as the case may be.

“Rating Decline Period” means the 60-day period (which 60-day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earliest of (a) the occurrence of a Change of Control, (b) the first public notice of the occurrence of such Change of Control and (c) the first public notice of the Company’s intention to effect such Change of Control.

“Rating Event” means, with respect to any Change of Control, (a) the credit rating on the Notes is lowered by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook) by both of the Rating Agencies during the Rating Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control and (b) immediately after giving effect to the reduction in the credit rating on the Notes by both Rating Agencies as described in clause (a), the Notes do not have an Investment Grade Rating from either Rating Agency.

“Redemption Date” means a date fixed for redemption of Notes as provided pursuant to the Indenture and the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, replace or refund (including pursuant to any defeasance, covenant defeasance or satisfaction, discharge or similar mechanism), or to issue a security or incur new Indebtedness in exchange or replacement for such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Company or any Subsidiary of the Company that Refinances any other Indebtedness of the Company or any Subsidiary of the Company incurred or outstanding in accordance with, or not in violation of, the “—Limitation on Incurrence of Additional Indebtedness” covenant (other than Indebtedness outstanding under clauses (2), (3), (5) through (8), (10), (12) through (15) and (18) of the definition of Permitted Indebtedness), including without limitation Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)         such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or, if incurred with original issue discount, the aggregate accreted value) of the Indebtedness being Refinanced plus, without duplication, any additional Indebtedness incurred to pay interest or dividends thereon and the amount of any premium (including tender premium), defeasance costs and any fees and expenses incurred in connection with such Refinancing;

(2)         such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced at such time; and

(3)         (a) if the final stated maturity of the Indebtedness being Refinanced is earlier than the final stated maturity of the Notes, the Refinancing Indebtedness has a final stated maturity no earlier than the final stated maturity of the Indebtedness being Refinanced or (b) if the final stated maturity of the Indebtedness being Refinanced is later than the final stated maturity of the Notes, the Refinancing Indebtedness has a final stated maturity at least 91 days later than the final stated maturity of the Notes;

provided that if such Indebtedness being Refinanced is subordinate to the Notes in right of payment pursuant to the terms of any instrument or agreement evidencing such Indebtedness being Refinanced or under which such Indebtedness shall have been incurred, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent as provided in the documentation governing the Indebtedness being Refinanced. For purposes of clarity, it is understood and agreed that (x) whether any particular item of Indebtedness is outstanding under any of the foregoing clauses of the definition of Permitted Indebtedness shall be determined after giving effect to any classification or reclassification of Indebtedness by the Company pursuant to the paragraph immediately following the definition of Permitted Indebtedness and (y) if the terms of any Indebtedness being Refinanced provide that the final stated maturity thereof may be extended, whether at the option of the borrower or otherwise, the final stated maturity of such Indebtedness shall be determined, for purposes of this definition, without giving effect to any such extension unless such extension is in effect at the time of such Refinancing.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among the Company and the Initial Purchasers and any subsequent registration rights agreements among the Company and the other parties thereto relating to any Notes, in each case as the same may be amended or supplemented from time to time.

“Repurchase Agreement” means an agreement between the Company and/or any of its Subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Company and/or such Subsidiary or Subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Capital Stock, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.

“Repurchase Agreement Assets” means any Applicable Assets that are or may be sold by the Company or any of its Subsidiaries pursuant to a Repurchase Agreement.

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC or any successor to the credit ratings business thereof.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries secured by a Lien upon the property of the Company or any of its Subsidiaries. For purposes of clarity, it is understood and agreed that Indebtedness of the Company or any of its Subsidiaries under a Repurchase Agreement constitutes Secured Indebtedness.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means a public or private transfer, sale or financing of servicing advances, mortgage loans, installment contracts, other loans, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized (collectively, “Securitization Assets”) by which the Company or any of its Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets or incurs Non-Recourse Indebtedness secured by specified Securitization Assets, including any such transaction involving the sale of specified servicing advances or mortgage loans to a Securitization Entity.

“Securitization Asset” has the meaning set forth in the definition of “Securitization.”

“Securitization Entity” means (i) any Person established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities) or other similar securities; (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or for the purpose of holding Capital Stock of, or securities issued by, any related Securitization Entity, regardless of whether such Person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor; (iii) any Person established for the purpose of holding Securitization Assets and issuing Non-Recourse Indebtedness secured by such Securitization Assets; (iv) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements (including without limitation, any Subsidiary that is established for the purpose of owning another Securitization Entity and pledging the equity of that other Securitization Entity as security for the Indebtedness of such other Securitization Entity) and regardless of whether such Subsidiary is an issuer of securities, provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements; and (v) any other Subsidiary which is established for the purpose of (x) acting as sponsor for and organizing and initiating Securitizations or (y) facilitating or entering into a Securitization, in each case that engages in activities reasonably related or incidental thereto and that is not an obligor or guarantor with respect to any Indebtedness of the Company. Whether or not a Person is a Securitization Entity shall be determined in good faith by the Company.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Senior Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer or any Executive Vice President (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member of such Person.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such Rule is in effect on the Issue Date), with the calculation of whether such Subsidiary is a “significant subsidiary” within the meaning of such Rule to be made in accordance with GAAP.

“Standard Recourse Undertakings” means, with respect to any Securitization or Indebtedness, (a) such representations, warranties, covenants and indemnities which are customarily (as determined by the Company) made by sellers of financial assets or other Securitization Assets, including without limitation, Securitization Repurchase Obligations, and (b) such customary (as determined by the Company) carve-out matters for which the Company or its Subsidiaries acts as guarantor in connection with any such Securitization or Indebtedness, such as fraud, misappropriation and misapplication of funds, misrepresentation, criminal acts, repurchase obligations for breach of representations or warranties, environmental indemnities, Insolvency Events and non-approved transfers.

“Subsidiary” means, with respect to any Person and at any time, any other Person if (a) more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other Subsidiaries of such referent Person or (b) the management and policies of such other Person are otherwise controlled (as determined in good faith by such referent Person), directly or indirectly, by such referent Person and/or one or more other Subsidiary of such referent Person. For purposes of clarity, it is understood and agreed that, anything in the Indenture to the contrary notwithstanding, variable interest entities (within the meaning of GAAP) shall not be deemed to be Subsidiaries of any Person.

“Total Assets” means the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” as of any date means the sum of:

(1)         those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

(2)         all other assets (but excluding goodwill) of the Company and its Subsidiaries not securing any portion of Secured Indebtedness,

determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

“Transactions” means the issuance of the Notes on the Issue Date, the application of proceeds from the issuance of Notes to repay borrowings outstanding under the Existing Term Loan Agreement and for other general corporate purposes (which may include, but are not limited to, the payment of liabilities and other working capital needs), the Company and/or any of its Subsidiaries entering into the New Credit Agreement and the Acquisition Credit Agreement (if entered into), the incurrence or payment of all costs and expenses in connection with entering into, terminating or settling obligations under Interest Rate Agreements relating to any of the foregoing, the registration of any Notes under the Securities Act (including, without limitation, the Notes issued on the Issue Date, any Additional Notes and any Exchange Notes), any exchange offer and any issuance of Exchange Notes as contemplated by any Registration Rights Agreement and the other matters related thereto, and the incurrence or payment of all fees and expenses relating to the foregoing.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Company or any of its Subsidiaries plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, it is understood and agreed that, anything in the foregoing sentence to the contrary notwithstanding, the cost of real estate assets shall include any portion of such cost that may be allocated to intangible assets under GAAP.

“Unsecured Indebtedness” means Indebtedness of the Company or any of its Subsidiaries that is not Secured Indebtedness, determined on a consolidated basis in accordance with GAAP.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” means, with respect to any Person, all classes and series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Capital Stock as of any date of determination, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled principal payment of such Indebtedness or scheduled redemption or similar scheduled payment with respect to such Disqualified Capital Stock, including payment at final maturity, by (ii) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment by (2) the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding Voting Stock of such Subsidiary (other than directors’ qualifying shares and other than an immaterial amount of Voting Stock required to be owned by other Persons pursuant to applicable law or regulation) is owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

The Indenture provides that references to a “revolving credit facility” and similar references shall be deemed to include, without limitation, any Repurchase Agreement which provides for successive sales and repurchases of securities or other assets or is otherwise intended to provide financing on a revolving basis, and references to “revolving credit Indebtedness” and similar references shall be deemed to include, without limitation, Indebtedness under any such Repurchase Agreement, in each case unless otherwise expressly stated or the context otherwise requires. The Company shall determine in good faith whether or not a Repurchase Agreement constitutes a revolving credit facility.

The Indenture provides that (a) references to sections of, or rules or regulations under, the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections, rules or regulations, as the case may be, promulgated by the SEC from time to time and (b) references to accounting standards, codifications or pronouncements shall be deemed to include any substitute, replacement or successor accounting standards, codifications or pronouncements promulgated by the FASB or any other recognized accounting authority in the United States of America, except, in each case, as otherwise set forth in the definitions of GAAP, Consolidated Fixed Charge Coverage Ratio and Significant Subsidiary or any other provision of the Indenture which expressly provides that a law, rule or regulation, or any accounting standard, codification or pronouncement, shall be the law, rule, regulation, standard, codification or pronouncement, as applicable, as in effect on the Issue Date and except as the context otherwise requires.

DESCRIPTION OF 2016 REGISTRATION RIGHTS AGREEMENT

The following summary of certain provisions of the 2016 Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 2016 Registration Rights Agreement, a copy of which has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and which may be obtained as described under “Where You Can Find More Information” and “Incorporation by Reference.” For purposes of this section, references to the “Company,” “us,” “we,” “our” and similar references include only Starwood Property Trust, Inc. and not its subsidiaries or any other entities that are consolidated with it for financial reporting purposes, except as otherwise expressly stated or the context otherwise requires.

In connection with the issuance of the Old Notes, we entered into the 2016 Registration Rights Agreement with a representative of the initial purchasers of the Old Notes. Pursuant to the 2016 Registration Rights Agreement, we agreed, among other things and subject to certain conditions, at our own cost and for the benefit of holders of the Old Notes, to use our commercially reasonable efforts to complete an offer to exchange the Old Notes for New Notes that have been registered under the Securities Act no later than the Exchange Date. The term “Exchange Date” means the date that is 360 days following December 16, 2016, which was the date of original issuance of the Old Notes. We intend to conduct the exchange offer in order to fulfill our obligations under the 2016 Registration Rights Agreement.  However, there can be no assurance that the exchange offer will be completed by the Exchange Date, or at all. We intend to conduct the Exchange Offer in accordance with the 2016 Registration Rights Agreement and the applicable requirements of the Securities Act and the related rules and regulations of the SEC.

In the event that the exchange offer is not completed by the Exchange Date, we will, subject to certain conditions, at our own cost:

·                  use our commercially reasonable efforts to file a shelf registration statement covering resales of the Old Notes within 90 days after the Exchange Date;

·                  use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

·                  use our commercially reasonable efforts to keep the shelf registration statement effective, supplemented and amended until the earliest of (1) the one year anniversary of the effective date of the shelf registration statement, (2) the date when all Old Notes registered thereunder are disposed of in accordance therewith or cease to be Registrable Securities (as defined below) or (3) the date when holders of the Old Notes, other than holders that are our “affiliates” (as defined in Rule 144 under the Securities Act (“Rule 144”)), are able to sell such Old Notes without restriction, and without reliance as to the availability of current public information, pursuant to Rule 144 under the Securities Act or any successor rule thereto.

In the event that (1) an exchange offer has not been consummated by the Exchange Date, (2) a shelf registration statement covering resales of the Old Notes, if required, has not been filed and declared effective in accordance with the requirements described in the preceding paragraph or (3) a shelf registration statement, if required, has become effective and thereafter ceases to be effective at any time at which it is required to be effective (in each case, a “Registration Default”), then additional interest (“Additional Interest”) will accrue on the Old Notes (other than any Old Note that ceases to be a Registrable Security) from and including the date on which any such Registration Default has occurred to but excluding the date on which all Registration Defaults have been cured. Additional Interest on Old Notes will accrue at a rate of 0.25% per annum over the interest rate otherwise provided for under the Old Notes. Upon the cure of all of the Registration Defaults set forth above Additional Interest will no longer accrue on the Old Notes, and, in the event that any Old Notes cease to be Registrable Securities, Additional Interest will no longer accrue on such Old Notes. Additional Interest will be payable at the same times, in the same manner and to the same persons as ordinary interest on the Old Notes. All Old Notes were Registrable Securities when originally issued.  However, any Old Note will cease to be a “Registrable Security” when (i) a shelf registration statement with respect to the Old Notes has become effective under the Securities Act and such Old Note has been exchanged or disposed of pursuant to such shelf registration statement, (ii) such Old Note ceases to be outstanding, (iii) an exchange offer with respect to the Old Notes is completed, except, solely in the case of this clause (iii), for any Old Note that otherwise remains a Registrable Security and that is held by a broker-dealer that was an initial purchaser of Old Notes directly from us and was ineligible to be exchanged in such Exchange Offer or (iv) such Old Note is sold or transferred pursuant to Rule 144. Accordingly, upon completion of the exchange offer, all of the Old Notes will cease to be Registerable Securities, other than such Old Notes, if any, that are covered by the exception set forth in clause (iii) of the preceding sentence. New Notes will not be Registrable Securities, will not be not be entitled to receive Additional Interest, and will not be entitled to any registration rights or  (subject to limited exceptions) other rights under the 2016 Registration Rights Agreement.

If we are required to file a shelf registration statement, we will be permitted to delay the initial filing of the shelf registration statement or suspend the effectiveness of the shelf registration statement (and suspend the use of the prospectus that is part of the shelf registration statement and the offering and sale of Old Notes pursuant thereto) for a period of up to 60 days in any three-month period, not to exceed 90 days in any calendar year, if we determine in good faith that the initial filing or continuing effectiveness of the shelf registration statement (or use of the related prospectus) would require premature disclosure of material, non-public information that could reasonably be expected to adversely affect us or a financing, acquisition, merger or other material transaction to which we are a party or have under consideration, or if such action is otherwise required by law. Any such delay or suspension will not constitute a Registration Default.

A holder of Old Notes that sells Old Notes under the shelf registration statement, if any, generally will be required to make certain representations to us (as described in the 2016 Registration Rights Agreement), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the 2016 Registration Rights Agreement that are applicable to such a holder of the Old Notes (including certain indemnification obligations). Holders of Old Notes will also be required to suspend their use of the prospectus included in the shelf registration statement and the offering and sale of Old Notes pursuant thereto under specified circumstances upon receipt of notice from us.

BOOK-ENTRY, DELIVERY AND FORM

The New Notes will initially be issued in book-entry form evidenced by one or more global New Notes (“Global New Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee.  The Old Notes were initially issued and, as of the date of this prospectus, remain in book-entry form evidenced by one or more global Old Notes (“Global Old Notes”) registered in the name of DTC or its nominee.  The Global Old Notes were, and the Global New Notes will be, deposited upon issuance with the Trustee, as custodian for DTC, in each case for credit to the accounts of direct participants in DTC as described below.  Except as described below, Notes in book-entry form evidenced by one or more global Notes (“Global Notes,” which term includes, unless otherwise expressly stated or the context otherwise requires, the Global New Notes and the Global Old Notes”) may be transferred, in whole and not in part, only to DTC, or another nominee of DTC or to a successor of DTC or its nominee. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). See “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), which may change from time to time.

The Trustee is acting as the initial paying agent and registrar. The Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Certain Procedures

The following description of some of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Owners of the beneficial interests in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants or Indirect Participants in such system. Each of Euroclear and Clearstream holds and will hold interests in the Global Notes on behalf of its participants through customers’ securities accounts in its name on the books of its depositary. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system. The laws of some states require, and the laws of other jurisdictions may require, that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the Notes issued thereunder, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, the Trustee nor any of our or the Trustee’s agents has or will have any responsibility or liability for (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC. Payments by Participants and Indirect Participants to the beneficial owners of Global Notes will be governed by standing instructions and customary practices and will be the responsibility of Participants or Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying or remitting payments to the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “—Same-Day Settlement and Payment.” Subject to the transfer restrictions applicable to the Old Notes and that may be applicable to any Additional Notes we may issue in the future, transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to the transfer restrictions applicable to the Old Notes and that may be applicable to any Additional Notes we may issue in the future, cross-market transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the respective depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Global Notes as to which such Participant or Participants has or have given such direction. However, if an Event of Default (as defined in “Description of the New Notes”) with respect to the Notes has occurred and is continuing, DTC reserves the right to exchange the Global Notes for Certificated Notes (which, in the case of Old Notes and any Additional Notes we may issue in the future that are subject to transfer restrictions, will bear the applicable restrictive legend set forth in the Indenture unless we determine otherwise), and to distribute such Certificated Notes to its Participants.

DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the foregoing procedures to facilitate transfers of interests in the Global Notes among Participants in DTC, and such procedures may be discontinued at any time. Neither we nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A Global Note is exchangeable for Notes in registered certificated form without coupons (“Certificated Notes”) if (1) DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes or ceases to be a clearing agency registered under the Exchange Act (if such registration is required by applicable law) and we do not appoint a successor depositary for the Notes within 90 days after we receive such notification or we become aware that DTC has ceased to be so registered, as the case may be, (2) we, at our option and subject to DTC procedures, notify the Trustee in writing that we elect to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing an Event of Default. If that occurs, then only New Notes in registered certificated form without coupons will be issued in exchange for beneficial interests in Global New Notes and only Old Notes in registered certificated form without coupons will be issued in exchange for beneficial interests in Global Old Notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any authorized denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and, in the case of Old Notes and any Additional Notes we may issue in the future that are subject to transfer restrictions, will bear the applicable restrictive legend set forth in the Indenture unless we determine otherwise.

Same-Day Settlement and Payment

Payments in respect of the Notes represented by the Global Notes (including principal and interest) will be made by wire transfer of immediately available funds to DTC or its nominee, as the registered holder of the Global Notes. In the event that Certificated Notes are issued under the limited circumstances described above, we will pay the principal and premium, if any, on, and may pay interest on, such Certificated Notes at the office or agency maintained by us for such purpose in New York, New York, which initially shall be an office of the Trustee, upon surrender of such Certificated Note at such office or agency. Interest on any Certificated Notes may also be paid, at our option, by check mailed to the addresses of the registered holders entitled thereto or by wire transfer to accounts in the United States of America specified by such holders. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes certain material United States federal income tax consequences relating to (i) the exchange of Old Notes for New Notes pursuant to this exchange offer and (ii) the purchase, ownership and disposition of the New Notes by U.S. Holders and non-U.S. Holders (each as defined below). This summary deals only with beneficial owners of Old Notes that purchased the Old Notes for cash in the original issuance at their issue price (the first price at which a substantial amount of the Old Notes was sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

This discussion is based on:

·                  the Code;

·                  current, temporary and proposed Treasury regulations promulgated under the Code;

·                  the legislative history of the Code;

·                  current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

·                  court decisions;

all as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. The tax considerations contained in this discussion may be challenged by the IRS, and we have not requested, and do not plan to request, any rulings from the IRS concerning the Notes.

The tax treatment of a holder of the Notes may vary depending upon a holder’s particular situation. Certain holders (including, but not limited to, certain financial institutions, insurance companies, broker-dealers, persons who mark-to-market the Notes, tax-exempt organizations, regulated investment companies, real estate investment trusts, U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar, expatriates and persons holding Notes as part of a “straddle,” “hedge” or “conversion transaction”) may be subject to special rules not discussed below. This discussion is limited to holders who will hold the Notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF YOUR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

As used herein, the term “U.S. Holder” means a beneficial owner of Notes that is for United States federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation, including for this purpose an entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate whose income is subject to United States federal income tax regardless of its source, or (4) a trust, if both (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts that are beneficial holders of the Notes and in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used herein, the term “Non-U.S. Holder” means a beneficial owner (other than a partnership) of Notes that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) holds Notes, the treatment of a partner in the partnership will generally depend on the status of the partner and activities of the partnership. A holder that is a partnership and partners in such partnership should consult their tax advisors regarding the United States federal income tax consequences of purchasing, owning and disposing of the Notes.

Treatment of Exchange under the Exchange Offer

The exchange of the Old Notes for New Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. A holder will not realize any taxable gain or loss as a result of exchanging the Old Notes for New Notes, and, upon the exchange, the holder will have the same tax basis and holding period in the New Notes as the holder had in the Old Notes immediately before the exchange.

Characterization of the New Notes held by REITs

Debt instruments of “publicly offered REITs” constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. We are, and expect we will continue to be, a “publicly offered REIT.” Therefore, New Notes held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, provided that not more than 25% of the value of the total assets of such REIT are debt instruments of “publicly offered REITs” not otherwise secured by real property.

U.S. Holders

Interest

Stated interest on the New Notes will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Original issue discount

The Old Notes were issued at a price that was within the de minimis exception to the original issue discount (“OID”) provisions of the Code, and, accordingly, U.S. Holders will continue not to be subject to the OID provisions with respect to the New Notes.

Sale, retirement, redemption or other taxable disposition

In general, a U.S. Holder of the New Notes will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such New Notes in an amount equal to the difference between (1) the amount of cash (including, without limitation, any “make-whole” premium in the event of a redemption requiring its payment) and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued and unpaid interest, which generally will be taxable to a holder as ordinary income) and (2) the U.S. Holder’s adjusted tax basis in such New Notes. A U.S. Holder’s tax basis in the New Notes generally will be equal to such U.S. Holder’s tax basis in the Old Notes. The portion of any proceeds that is attributable to accrued and unpaid interest will not be taken into account in computing the U.S. Holder’s capital gain or loss, but will instead be treated as interest income, as described under “—Interest” above. Net capital gain (i.e. generally, capital gain in excess of capital loss) recognized by a non-corporate U.S. Holder from the sale of a capital asset that has been held for more than 12 months is currently subject to United States federal income tax at a rate not to exceed 20%. Net capital gain from the sale of an asset held for 12 months or less will be subject to United States federal income tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to United States federal income tax at the ordinary income tax rates applicable to corporations. The ability to deduct capital losses is subject to limitations under the Code.

Additional tax on investment income

A U.S. Holder that is an individual, estate or trust that does not fall into a special class of trusts that is exempt from such tax is subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its interest income and net gain from the disposition of the New Notes, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this 3.8% Medicare tax to their income and gains from the New Notes.

Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on payments of interest on the New Notes, unless that Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code, is a controlled foreign corporation related to us or is a bank receiving interest described in Section 881(c)(3)(A) of the Code, provided that such interest is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder. To qualify for the exemption from taxation, the last United States payor, as defined in the Treasury regulations (or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Holder (the “Withholding Agent”), must have received, before payment, a statement that (1) is signed by the beneficial owner of the New Notes under penalties of perjury, (2) certifies that such owner is not a U.S. Holder and (3) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E or a substantially similar form. An IRS Form W-8BEN or IRS Form W-8BEN-E is generally effective for the year of signature plus the following three calendar years; however, the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. Notwithstanding the preceding sentence, an IRS Form W-8BEN or IRS Form W-8BEN-E may in certain circumstances remain effective until a change in circumstances makes any information on such form inaccurate. If the New Notes are held through a securities clearing organization or certain other financial institution, the beneficial owner must provide to such organization or institution an IRS Form W-8BEN or IRS Form W-8BEN-E and the organization or institution must provide a certificate stating that such organization or institution has been provided with a valid IRS Form W-8BEN or IRS Form W-8BEN-E to the Withholding Agent.

A Non-U.S. Holder that does not qualify for exemption from withholding as described in the preceding paragraph generally will be subject to withholding of United States federal income tax at a tax rate of 30% (or lower applicable treaty rate) on payments of interest on the New Notes.

In addition, a Non-U.S. Holder will generally not be subject to United States federal income or withholding tax on any amount which constitutes gain upon the sale, retirement, redemption or other taxable disposition of the New Notes, provided (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and (2) in the case of an individual Non-U.S. Holder, such holder is not present in the United States for 183 days or more in the taxable year. Certain other exceptions may be applicable and a Non-U.S. Holder should consult its tax advisor in this regard.

To the extent that gain or interest income with respect to the New Notes is not exempt from the United States federal income or withholding tax, a Non-U.S. Holder may be able to reduce or eliminate such tax under an applicable income tax treaty.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income with respect to the New Notes is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder (and if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) will not be subject to the United States federal withholding tax if such Non U.S. Holder provides an IRS Form W-8ECI to the Withholding Agent. Instead, such Non-U.S. Holder will generally be subject to tax on such gain and interest income at regular income tax rates in the manner similar to the taxation of U.S. Holders. In addition, a corporate Non-U.S. Holder will be subject to a branch profits tax equal to 30% of its “dividend equivalent amount” (generally representing the amount that remains after paying the tax on such gain or interest income discussed in the preceding sentence), although a Non-U.S. Holder may be able to reduce or eliminate such tax under an applicable income tax treaty. If a Non-U.S. Holder is an individual that is present in the United States for 183 days or more in a taxable year, such holder will be subject to a flat 30% tax (subject to reductions under an applicable income tax treaty if the Non-U.S. Holder is eligible for the benefits of such treaty) on the gain derived from the sale, redemption or other taxable disposition in such taxable year, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information reporting and backup withholding

Generally, we must report annually to the IRS and to Non-U.S. Holders the amount of interest paid to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding of United States federal income tax may apply to payments made in respect of the New Notes to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) on an IRS Form W-8BEN or IRS Form W-8BEN-E, in the case of a Non-U.S. Holder, or an IRS Form W-9, in the case of a U.S. Holder. Compliance with the identification procedures described in the preceding section generally would establish an exemption from backup withholding for Non-U.S. Holders. As discussed above, a Non-U.S. Holder whose gain or interest income with respect to the New Notes is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder will generally not be subject to backup withholding if the Non-U.S. Holder provides the Withholding Agent with an IRS Form W-8ECI.

In addition, upon the sale of the New Notes to (or through) a broker, the broker may be required to withhold an appropriate percentage of the entire purchase price, unless the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that such seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale may also be reported by the broker to the IRS (which report must, in certain circumstances, include the adjusted basis of the New Notes), unless the seller certifies its Non-U.S. Holder status (and certain conditions are met). Certification of the registered owner’s Non-U.S. Holder status would be made normally on an IRS Form W-8BEN or IRS Form W-8BEN-E under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s United States federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Potential application of rules governing contingent payment debt instruments

We may be obligated to pay amounts in excess of the stated interest or principal on the Old Notes or New Notes, including as described under “Description of the Notes—Change of Control.” In addition, if we fail to meet specified obligations under the 2016 Registration Rights Agreement with respect to the Old Notes, we may be required to pay Additional Interest in the manner described under “Description of 2016 Registration Rights Agreement.” The potential obligation to pay these additional amounts may implicate the provisions of applicable Treasury regulations relating to “contingent payment debt instruments.”

According to the applicable Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. Although the matter is not free from doubt, we intend to take the position that the foregoing contingencies are remote or incidental, and we do not intend to treat the Old Notes or New Notes as contingent payment debt instruments. This position will be based in part on our determination that, as of the date of the issuance of the Old Notes, the possibility that such additional amounts would have to be paid, in the aggregate, is a remote or incidental contingency within the meaning of applicable Treasury regulations. However, there is no assurance that our position would be respected by the IRS or, if challenged, upheld by a court. If the IRS were to challenge our position and successfully assert that such contingencies are not remote or incidental, the Old Notes or New Notes may constitute contingent payment debt instruments. If the New Notes are treated as contingent payment debt instruments, a holder that is subject to U.S. federal income tax may be required to accrue OID on the New Notes in excess of stated interest and otherwise applicable OID, and to treat as ordinary income (rather than capital gain) any gain that is recognized upon a sale, redemption or other taxable disposition of the New Notes. In the event that any of these contingencies were to occur, it would affect the character, amount and timing of any income recognized. The discussions above under “—U.S. Holders” and “—Non-U.S. Holders” assume that the New Notes will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the New Notes.

Foreign Account Tax Compliance Act

Sections 1471-1474 of the Code and the Treasury regulations thereunder (“FATCA”) impose withholding taxes on certain types of payments made to “foreign financial institutions,” as specially defined under FATCA, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest on, and gross proceeds from the sale or other disposition of, the New Notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. These rules currently apply to payments of interest and are expected to apply to payments of gross proceeds from the sale or other disposition of the New Notes after December 31, 2018. Prospective investors should consult their tax advisors regarding the application of FATCA to the acquisition, ownership or disposition of the New Notes.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

In addition to the United States federal income tax consequences described in “Material United States Federal Income Tax Considerations,” you should consider the state and local income tax consequences of the acquisition, ownership and disposition of the New Notes. State and local income tax law may differ substantially from corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. You should consult your tax advisor with respect to the various state and local tax consequences of an investment in the New Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of such New Notes. However, by so acknowledging and by delivering (or making available) a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer that acquired Old Notes for its own account as a result of market making or other trading activities (a “participating broker-dealer”) may use this prospectus, as amended or supplemented from time to time, in connection with resales and other transfers of New Notes received for its own account in exchange for such Old Notes in the exchange offer for a period of 180 days (subject to our right to suspend the use of the prospectus as described below) after the expiration date of the exchange offer, so long as such participating broker-dealer has notified us by delivering a fully completed and executed letter of transmittal to the Exchange Agent at the address set forth above under “The Exchange Offer —Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date in which such broker-dealer indicates, by checking the appropriate box, that it will be using this prospectus for such purpose. A broker-dealer that is not a participating broker-dealer may not use this prospectus for the purpose of reselling or otherwise transferring Notes.

We will not receive any proceeds from any sale of New Notes by broker-dealers or otherwise. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the performance of our obligations under the 2016 Registration Rights Agreement, excluding underwriting discounts and commissions, brokerage commissions and certain transfer taxes as described above under “Description of Exchange Offer—Transfer Taxes.” We have also agreed in the 2016 Registration Rights Agreement to indemnify the holders of the Old Notes and participating broker-dealers, if any, against certain liabilities, including liabilities under the Securities Act.

By tendering its Old Notes, any participating broker-dealer that receives New Notes pursuant to the exchange offer agrees to notify us prior to using this prospectus in connection with any sale or transfer of New Notes, acknowledges and agrees that the 2016 Registration Rights Agreement provides that, upon notice from us of the occurrence of any event that makes any statement in this prospectus, the registration statement of which this prospectus is a part or any related free writing prospectus untrue in any material respect or that requires the making of any changes in this prospectus or such registration statement or free writing prospectus in order to make the statements therein not misleading, it will suspend the use of this prospectus or such free writing prospectus, as the case may be, until we have amended or supplemented this prospectus or such free writing prospectus, as the case may be, to correct such misstatement or omission.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2016 and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the New Notes will be passed upon for us by Sidley Austin LLP (as to matters of New York law) and by Morrison & Foerster LLP (as to matters of Maryland law).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy any of these documents at the New York Stock Exchange’s office at 11 Wall Street, New York, New York 10005. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.starwoodpropertytrust.com) as soon as reasonably practicable after filing with the SEC. The information contained on or that can be accessed through our website is not part of, or incorporated by reference into, this prospectus.

INCORPORATION BY REFERENCE

We have elected to incorporate by reference information into this prospectus. By incorporating by reference we are disclosing important information to you by referring you to another document we have filed separately with the SEC. Any information referred to in this way is considered part of this prospectus from the date we file that document. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents, portions of documents or exhibits deemed to have been furnished and not filed in accordance with SEC rules):

·                  our Annual Report on Form 10-K for the year ended December 31, 2016;

·                  our Definitive Proxy Statement on Schedule 14A filed on March 31, 2017; and

·                  our Current Report on Form 8-K filed on March 29, 2017.

All documents that we file (but not any documents, portions of documents or exhibits thereto that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the exchange offer shall be deemed to be incorporated by reference into this prospectus and will automatically update and, to the extent inconsistent, supersede the information in this prospectus and any previously filed documents that are incorporated or deemed to be incorporated by reference into this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.  To obtain timely delivery of any such documents, you should make any such request no later than five business days before the expiration date of the exchange offer.  Requests for those documents should be directed to us as follows: Starwood Property Trust, Inc., 591 West Putnam Avenue, Greenwich, Connecticut 06830, Attention: Investor Relations, Telephone: (203) 422-7700.

Starwood Property Trust, Inc.

OFFER TO EXCHANGE

$700,000,000 aggregate principal amount of its 5.000% Senior Notes due 2021 that have been registered under the Securities Act of 1933
for any and all of its outstanding
5.000% Senior Notes due 2021

PROSPECTUS

           , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law (the “MGCL”) requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

·                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

·                  the director or officer actually received an improper personal benefit in money, property or services; or

·                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

·                  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

·                  a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

·                  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

·                  any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any personnel or agent of our company or a predecessor of our company.

Additionally, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

The registration rights agreement dated December 16, 2016 and incorporated by reference as an exhibit hereto provides for indemnification of our directors, certain of our officers and our controlling persons, if any, by the owners of the Old Notes and by any participating broker-dealers (as such terms are defined in the prospectus included in this registration statement) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibits

A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated in this Item 21 by reference

Financial Statement Schedules

None.  Financial statement schedules have been omitted since the required information is included in our consolidated financial statements incorporated by reference into this registration statement.

Item 22. Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, State of Connecticut, on April 14, 2017.

STARWOOD PROPERTY TRUST, INC.

By:	/s/ RINA PANIRY
	Name:	Rina Paniry
	Title:	Chief Financial Officer, Treasurer, Chief Accounting Officer and Principal Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Barry S. Sternlicht, Rina Paniry and Andrew J. Sossen, and each of them acting individually, as his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, including post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each attorney-in-fact, or his or her substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BARRY S. STERNLICHT	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	April 14, 2017
Barry S. Sternlicht

/s/ RINA PANIRY	Chief Financial Officer, Treasurer, Chief Accounting Officer and Principal Financial Officer	April 14, 2017
Rina Paniry

/s/ RICHARD D. BRONSON	Director	April 14, 2017
Richard D. Bronson

/s/ JEFFREY G. DISHNER	Director	April 14, 2017
Jeffrey G. Dishner

/s/ CAMILLE J. DOUGLAS	Director	April 14, 2017
Camille J. Douglas

/s/ SOLOMON J. KUMIN	Director	April 14, 2017
Solomon J. Kumin

/s/ STRAUSS ZELNICK	Director	April 14, 2017
Strauss Zelnick

EXHIBIT INDEX

Exhibit Number	Description
4.1

Indenture, dated December 16, 2016 between the registrant and The Bank of New York Mellon, as trustee (including the form of the registrant’s 5.000% Senior Notes due 2021) (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed December 21, 2016)

4.2	Form of 5.000% Senior Note due 2021 (included in Exhibit 4.1 hereto)

4.3

Registration Rights Agreement dated December 16, 2016 between the registrant and J.P. Morgan Securities LLC, as representative of the initial purchasers (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K filed December 21, 2016)

5.1	Opinion of Sidley Austin LLP

5.2	Opinion of Morrison & Foerster LLP

8.1	Opinion of Sidley Austin LLP as to certain tax matters

12.1	Statement of computation of ratios of earnings to fixed charges

12.2	Statement of computation of ratios of earnings to combined fixed charges and preferred stock dividends

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the registrant

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.3	Consent of Morrison & Foerster LLP (included in Exhibit 5.2)

23.4	Consent of Sidley Austin LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on the signature page to this registration statement)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, for The Bank of New York Mellon as trustee with respect to the Indenture dated as of December 16, 2016

99.1	Form of Letter of Transmittal

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3	Form of Letter to Clients